Oppenheimer Main Street(R)Small Cap Fund
6803 South Tucson Way, Englewood, Colorado 80112
1-800-525-7048

Statement of Additional Information dated October 26, 2001

         This  Statement  of  Additional  Information  is  not a  Prospectus.  This  document  contains  additional information  about the Fund and  supplements  information  in the  Prospectus  dated October 26, 2001. It should be read  together  with the  Prospectus.  You can obtain the  Prospectus  by  writing  to the Fund's  Transfer  Agent,
OppenheimerFunds  Services,  at P.O. Box 5270,  Denver,  Colorado  80217,  or by calling the Transfer  Agent at the
toll-free   number  shown  above,   or  by  downloading  it  from  the   OppenheimerFunds   Internet  web  site  at
www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund

About Your Account

Financial Information About the Fund
Independent Auditors' Report............................................................................  56
Financial Statements....................................................................................  57

Appendix A: Ratings Definitions.........................................................................  A1
Appendix B: Industry Classifications....................................................................  B1
Appendix C: Special Sales Charge Arrangements and Waivers...............................................  C1

ABOUT THE FUND

Additional Information About the Fund's Investment Policies and Risks

         The investment  objective,  the principal investment policies and the main risks of the Fund are described in the  Prospectus.  This  Statement  of  Additional  Information  contains  supplemental  information  about those policies and risks and the types of securities  that the Fund's  investment  Manager,  OppenheimerFunds,  Inc., can select for the Fund.  Additional  information is also provided about the strategies that the Fund may use to try to achieve its objective.

The Fund's  Investment  Policies.  The  composition of the Fund's  portfolio and the techniques and strategies that the Fund's Manager may use in selecting  portfolio  securities will vary over time. The Fund is not required to use all of the investment  techniques and strategies  described below at all times in seeking its goal. It may use some of the special investment techniques and strategies at some times or not at all.

         |X| Investments in Small-Cap Equity  Securities.  The Fund focuses its investments in equity securities of small market  capitalization  ("small cap") growth and/or  undervalued U.S.  companies.  Equity securities  include common stocks,  preferred  stocks,  rights and warrants,  and securities  convertible into common stock. The Fund's investments primarily include stocks of companies having a market capitalization of up to $2.5 billion.

         The Fund  can  also  hold a  portion  of its  assets  in  securities  of  issuers  having a larger  market capitalization.  Although under normal market conditions,  the Fund will invest at least 65% of its total assets in equity  securities  having small market  capitalization,  at times,  in the Manager's view, the market may favor or disfavor  securities  of issuers of a  particular  capitalization  range.  Therefore  the Fund may focus its equity investments  in securities of one or more  capitalization  ranges,  based upon the Manager's  judgment of where the best market opportunities are to seek the Fund's objective.

         Current income is not a criterion used to select portfolio  securities.  However,  certain debt securities may be selected for the Fund's  portfolio  for  defensive  purposes  (including  debt  securities  that the Manager believes may offer some opportunities for capital  appreciation when stocks are disfavored).  Other debt securities may be selected because they are convertible into common stock, as discussed below in "Convertible Securities."

                  |_| Over-the-Counter  Securities.  Securities  of small-cap  issuers may be traded on  securities exchanges or in the over-the-counter  market. The over-the-counter  markets,  both in the U.S. and abroad, may have less liquidity  than  securities  exchanges.  That can affect the price the Fund is able to obtain when it wants to sell a security.

         Small-cap  companies may offer greater  opportunities  for capital  appreciation than securities of large, more  established  companies.  However,  these  securities  also involve  greater  risks than  securities of larger companies.  Securities of small-cap  issuers may be subject to greater price  volatility in general than securities of  large-cap  and  mid-cap  companies.  Therefore,  to the  degree  that  the  Fund  has  investments  in  smaller capitalization  companies  at times of market  volatility,  the Fund's  share price may  fluctuate  more.  As noted
below, the Fund limits its investments in unseasoned small cap issuers.

                  |_| Convertible  Securities.  While some convertible  securities are a form of debt security,  in many cases their conversion  feature  (allowing  conversion into equity  securities)  causes them to be regarded by the Manager more as "equity  equivalents." As a result,  the rating assigned to the security has less impact on the
Manager's  investment  decision with respect to convertible  debt  securities  than in the case of  non-convertible fixed  debt  income  securities.  To  determine  whether  convertible  securities  should be  regarded  as  "equity equivalents," the Manager examines the following factors:
(1)      whether,  at the option of the investor,  the convertible  security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the  convertible  securities  has restated its earnings per share of common stock on a fully diluted basis  (considering the effect of conversion of the convertible  securities),
                      and
(3)      the extent to which the  convertible  security  may be a  defensive  "equity  substitute,"  providing  the ability to participate in any appreciation in the price of the issuer's common stock.

         Convertible  securities  rank senior to common stock in a  corporation's  capital  structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

         The value of a convertible  security is a function of its "investment  value" and its "conversion  value."
If the investment value exceeds the conversion  value, the security will behave more like a debt security,  and the security's  price will likely  increase  when interest  rates fall and decrease  when  interest  rates rise. If the conversion  value exceeds the  investment  value,  the security will behave more like an equity  security:  it will likely sell at a premium over its conversion  value,  and its price will tend to fluctuate  directly with the price of the underlying security.

         The Fund has no limitations on the ratings of the  convertible  debt  securities that it can buy. They can include  securities that are investment  grade or below  investment  grade.  Securities  that are below  investment grade (whether they are rated by a  nationally-recognized  rating  organization or are unrated  securities that the
Manager  deems to be below  investment  grade) have greater  risks of default  than  investment  grade  securities.
Additionally,  debt  securities  are subject to interest rate risk.  Their values tend to fall when interest  rates rise.  The Fund does not  anticipate  that it will  invest a  substantial  amount of its  assets in these  types of securities.

                  |_| Rights  and  Warrants.  The Fund can  invest up to 5% of its  total  assets  in  warrants  or rights.  That 5% limit does not apply to warrants and rights the Fund has  acquired as part of units of  securities or that are attached to other  securities  that the Fund buys.  Warrants  basically are options to purchase  equity securities at specific  prices valid for a specific period of time.  Their prices do not necessarily  move parallel to the prices of the  underlying  securities.  Rights are similar to warrants,  but normally have a short  duration and are  distributed  directly  by the issuer to its  shareholders.  Rights  and  warrants  have no voting  rights, receive no dividends and have no rights with respect to the assets of the issuer.

                  |_| Preferred  Stock.  Preferred  stock,  unlike common stock, has a stated dividend rate payable from the  corporation's  earnings.  Preferred  stock  dividends may be cumulative or  non-cumulative.  "Cumulative"
dividend  provisions  require all or a portion of prior unpaid dividends to be paid before dividends can be paid on the issuer's common stock.  Preferred stock may be "participating"  stock, which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

         If interest rates rise, the fixed dividend on preferred stocks may be less  attractive,  causing the price of preferred stocks to decline.  Preferred stock may have mandatory sinking fund provisions,  as well as provisions allowing  calls or  redemptions  prior to maturity,  which can also have a negative  impact on prices when interest rates  decline.  Preferred  stock  generally  has  a  preference  over  common  stock  on  the  distribution  of  a corporation's assets in the event of liquidation of the corporation.  The rights of preferred stock on distribution of a corporation's  assets in the event of a liquidation are generally  subordinate to the rights associated with a corporation's debt securities.

         |X|  Foreign  Securities.  Although the Fund intends to focus its investments in U.S.  securities,  it can purchase equity  securities  issued or guaranteed by foreign  companies.  "Foreign  securities"  include equity and debt  securities  of companies  organized  under the laws of countries  other than the United  States.  They may be traded on foreign securities exchanges or in the foreign over-the-counter markets.

         Securities of foreign issuers that are represented by American  Depository  Receipts or that are listed on a U.S. securities exchange or traded in the U.S.  over-the-counter  markets are not considered "foreign securities"
for the purpose of the Fund's investment  allocations.  That is because they are not subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Investing  in foreign  securities  offers  potential  benefits  not  available  from  investing  solely in securities of domestic  issuers.  They include the  opportunity  to invest in foreign  issuers that appear to offer growth  potential,  or in foreign  countries with economic  policies or business cycles different from those of the
U.S., or to reduce  fluctuations in portfolio  value by taking  advantage of foreign stock markets that do not move in a manner parallel to U.S.  markets.  The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

                  |_| Risks  of  Foreign   Investing.   Investments   in  foreign   securities  may  offer  special
opportunities for investing but also present special additional risks and  considerations not typically  associated with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation  in value of  foreign  investments  due to  changes  in  currency  rates or  currency  control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio  transactions  or loss of certificates  for portfolio securities;
o        possibilities in some countries of expropriation,  confiscatory taxation,  political,  financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S.  government  policies have discouraged  certain  investments  abroad by U.S.  investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

                  |_| Special Risks of Emerging  Markets.  Emerging and  developing  markets  abroad may also offer special  opportunities  for growth investing but have greater risks than more developed  foreign  markets,  such as those in Europe,  Canada,  Australia,  New Zealand and Japan.  There may be even less liquidity in their securities markets,  and  settlements  of purchases and sales of  securities  may be subject to  additional  delays.  They are subject  to  greater  risks  of  limitations  on the  repatriation  of  income  and  profits  because  of  currency restrictions  imposed by local  governments.  Those countries may also be subject to the risk of greater  political and economic instability, which can greatly affect the volatility of prices of securities in those countries.

                  |_| Risks of  Conversion  to Euro.  On January 1, 1999,  eleven  countries in the European  Union adopted the euro as their official currency.  However,  their current currencies (for example, the franc, the mark, and the lira) will also continue in use until  January 1, 2002.  After that date, it is expected that only the euro will be used in those  countries.  A common  currency  is expected to confer  some  benefits in those  markets,  by consolidating  the government debt market for those  countries and reducing some currency risks and costs.  But the conversion to the new currency will affect the Fund  operationally  and also has potential risks, some of which are listed below. Among other things, the conversion will affect:

                  o   issuers in which the Fund invests,  because of changes in the competitive  environment from a consolidated  currency  market  and  greater  operational  costs from  converting  to the new currency. This might depress securities values.
                  o   vendors the Fund  depends on to carry out its  business,  such as its  custodian  bank (which holds the  foreign  securities  the Fund  buys),  the  Manager  (which  must price the Fund's investments  to deal with the  conversion  to the  euro) and  brokers,  foreign  markets  and securities  depositories.  If they are not prepared, there could be delays in settlements and additional costs to the Fund.
                  o   exchange  contracts and derivatives  that are outstanding  during the transition to the euro.
                      The lack of currency  rate  calculations  between  the  affected  currencies  and the need to update the Fund's contracts could pose extra costs to the Fund.

         The  Manager  has  upgraded  (at its  expense)  its  computer  and  bookkeeping  systems  to deal with the conversion.  The Fund's custodian bank has advised the Manager of its plans to deal with the conversion,  including how it will update its record  keeping  systems and handle the  redenomination  of  outstanding  foreign debt.  The
Fund's  portfolio  managers  will also  monitor  the  effects of the  conversion  on the  issuers in which the Fund invests.  The possible  effect of these factors on the Fund's  investments  cannot be determined  with certainty at this time, but they may reduce the value of some of the Fund's holdings and increase its operational costs.

         |X|  Portfolio  Turnover.  "Portfolio  turnover" describes the rate at which the Fund traded its portfolio securities  during its last fiscal year.  For example,  if a fund sold all of its  securities  during the year, its portfolio  turnover rate would have been 100%  annually.  The Fund's  portfolio  turnover rate will  fluctuate from year to year, and the Fund does not expect to have a portfolio turnover rate of more than 150% annually.

         Increased portfolio turnover creates higher brokerage and transaction costs for the Fund, which may reduce its overall  performance.  Additionally,  the realization of capital gains from selling  portfolio securities may result in distributions  of taxable  long-term  capital gains to  shareholders,  since the Fund will normally  distribute all of its capital gains realized each year, to avoid excise taxes under the Internal  Revenue
Code.

Other  Investment  Techniques and Strategies.  In seeking its objective,  the Fund from time to time can employ the types of investment  strategies and investments  described below. It is not required to use all of these strategies at all times, and at times may not use them.

         |X|  Investing in Unseasoned Companies.  The Fund can invest in securities of unseasoned companies.  These are  companies  that  have  been  in  operation  for  less  than  three  years,  including  the  operations  of any predecessors.  Securities  of these  companies  may be subject to  volatility  in their  prices.  They might have a limited  trading market,  which could  adversely  affect the Fund's ability to dispose of them and could reduce the price the Fund might be able to obtain  for them.  Other  investors  that own a  security  issued by an  unseasoned issuer for which there is limited  liquidity  might trade the security  when the Fund is  attempting  to dispose of its  holdings  of that  security.  In that case the Fund might  receive a lower price for its  holdings  than might otherwise  be  obtained.  The Fund  currently  does not  intend to invest  more than 20% of its net assets in those securities.

         |X|  Repurchase  Agreements.  The Fund can acquire securities subject to repurchase  agreements.  It might do so for liquidity  purposes to meet  anticipated  redemptions  of Fund shares,  or pending the  investment of the proceeds  from sales of Fund  shares,  or pending the  settlement  of  portfolio  securities  transactions,  or for temporary defensive purposes, as described below.

         In a  repurchase  transaction,  the Fund  buys a  security  from,  and  simultaneously  resells  it to, an approved  vendor for delivery on an  agreed-upon  future date.  The resale price  exceeds the purchase  price by an amount that reflects an agreed-upon  interest rate  effective for the period during which the repurchase  agreement is in effect.  Approved vendors include U.S.  commercial  banks,  U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government  securities.  They must meet credit  requirements set by the Manager from time to time.

         The majority of these  transactions  run from day to day, and  delivery  pursuant to the resale  typically occurs  within one to five days of the  purchase.  Repurchase  agreements  having a maturity  beyond seven days are subject to the Fund's limits on holding illiquid  investments.  The Fund will not enter into a repurchase agreement that causes more than 10% of its net assets to be subject to repurchase  agreements  having a maturity beyond seven days (the  Board may  increase  that limit to 15%).  There is no limit on the amount of the Fund's net assets  that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase  agreements,  considered  "loans" under the Investment  Company Act, are  collateralized by the underlying security.  The Fund's repurchase  agreements require that at all times while the repurchase agreement is in effect,  the value of the  collateral  must  equal or exceed the  repurchase  price to fully  collateralize  the repayment  obligation.  However,  if the vendor fails to pay the resale price on the  delivery  date,  the Fund may incur costs in disposing of the  collateral  and may  experience  losses if there is any delay in its ability to do
so. The Manager will  monitor the vendor's  creditworthiness  to confirm that the vendor is  financially  sound and will continuously monitor the collateral's value.

         |X|  Illiquid and  Restricted  Securities.  Under the policies and  procedures  established  by the Fund's
Board of Trustees,  the Manager determines the liquidity of certain of the Fund's  investments.  To enable the Fund to sell its holdings of a restricted  security not  registered  under the Securities Act of 1933, the Fund may have to cause those  securities to be registered.  The expenses of registering  restricted  securities may be negotiated by the Fund with the  issuer  at the time the Fund buys the  securities.  When the Fund must  arrange  registration because the Fund wishes to sell the security,  a  considerable  period may elapse  between the time the decision is made to sell the security and the time the  security is  registered  so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

         The Fund can also  acquire  restricted  securities  through  private  placements.  Those  securities  have contractual  restrictions on their public resale.  Those  restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has limitations  that apply to purchases of restricted  securities,  as stated in the Prospectus.
Those  percentage  restrictions  do not limit  purchases  of  restricted  securities  that are eligible for sale to qualified  institutional  purchasers  under Rule 144A of the Securities Act of 1933, if those  securities have been determined to be liquid by the Manager under  Board-approved  guidelines.  Those  guidelines  take into account the trading  activity for such securities and the availability of reliable  pricing  information,  among other factors.
If there is a lack of trading  interest in a particular  Rule 144A security,  the Fund's  holdings of that security may be considered to be illiquid.

         Illiquid  securities  include  repurchase  agreements  maturing in more than seven days and  participation interests that do not have puts exercisable within seven days.

         |X|  Loans  of  Portfolio  Securities.  To  raise  cash  for  liquidity  purposes,  the  Fund can lend its portfolio  securities to brokers,  dealers and other types of financial  institutions  approved by the Fund's Board of  Trustees.  These  loans are  limited to not more than 10% of the value of the  Fund's  total  assets.  The Fund currently  does not intend to engage in loans of  securities,  but if it does so, such loans will not likely exceed
5% of the Fund's total assets.

         There  are some  risks in  connection  with  securities  lending.  The Fund  might  experience  a delay in receiving  additional  collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults.  The Fund must receive collateral for a loan. Under current  applicable  regulatory  requirements  (which are  subject to  change),  on each  business  day the loan  collateral  must be at least  equal to the value of the loaned  securities.  It must consist of cash,  bank letters of credit,  securities  of the U.S.  government  or its agencies  or  instrumentalities,  or other  cash  equivalents  in which  the Fund is  permitted  to  invest.  To be acceptable  as  collateral,  letters of credit  must  obligate a bank to pay  amounts  demanded  by the Fund if the demand  meets the  terms of the  letter.  The terms of the  letter  of  credit  and the  issuing  bank both must be satisfactory to the Fund.

         When it lends  securities,  the Fund  receives  amounts  equal to the  dividends  or  interest  on  loaned securities.  It also  receives  one or more of (a)  negotiated  loan  fees,  (b)  interest  on  securities  used as collateral,  and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of  interest  may be  shared  with  the  borrower.  The  Fund  may also  pay  reasonable  finder's,  custodian  and administrative  fees in  connection  with these  loans.  The terms of the Fund's loans must meet  applicable  tests under the Internal  Revenue Code and must permit the Fund to reacquire  loaned  securities  on five days' notice or in time to vote on any important matter.

         |X|  Borrowing for Leverage.  The Fund has the ability to borrow from banks and/or  affiliated  investment companies on an unsecured basis to invest the borrowed funds in portfolio  securities.  This speculative  technique is known as "leverage." The Fund may borrow only from banks and/or affiliated investment  companies.  Under current regulatory  requirements,  borrowings can be made only to the extent that the value of the Fund's assets,  less its liabilities  other  than  borrowings,  is  equal  to at  least  300%  of all  borrowings  (including  the  proposed borrowing).  If the value of the Fund's assets fails to meet this 300% asset  coverage  requirement,  the Fund will reduce its debt within three days to meet the  requirement.  To do so, the Fund might have to sell a portion of its investments at a disadvantageous time. The Fund's policy on borrowing is a fundamental policy.

              The Fund will pay  interest  on these  loans,  and that  interest  expense  will  raise  the  overall expenses of the Fund and reduce its returns.  If it does  borrow,  its  expenses  will be greater  than  comparable funds that do not borrow for  leverage.  Additionally,  the Fund's net asset value per share might  fluctuate  more than that of funds that do not borrow.  Currently,  the Fund does not contemplate  using this technique,  but if it does so, it will not likely do so to a substantial  degree.  The use of escrow or other collateral  arrangements in connection with the Fund's policy on borrowing or hedging instruments is permitted.

         |X|  Derivatives.  The Fund  can  invest  in a  variety  of  derivative  investments  to seek  income  for liquidity needs or for hedging purposes.  Some derivative  investments the Fund can use are the hedging instruments described  below  in this  Statement  of  Additional  Information.  However,  the Fund  does not use,  and does not currently contemplate using, derivatives or hedging instruments to a significant degree.

         Some of the  derivative  investments  the Fund can use include  debt  exchangeable  for common stock of an issuer or  "equity-linked  debt  securities" of an issuer.  At maturity,  the debt security is exchanged for common stock of the issuer or it is payable in an amount  based on the price of the  issuer's  common stock at the time of maturity.  Both  alternatives  present a risk that the amount  payable at maturity  will be less than the principal amount of the debt because the price of the issuer's common stock might not be as high as the Manager expected.

         |X|  Hedging.  The Fund can use hedging to attempt to protect against  declines in the market value of the
Fund's  portfolio,  to permit the Fund to retain  unrealized gains in the value of portfolio  securities which have appreciated, or to facilitate selling securities for investment reasons. To do so, the Fund could:
              |_| sell futures contracts,
              |_| buy puts on futures or on securities, or
|_|      write  covered  calls on  securities  or futures.  Covered  calls can also be used to increase  the Fund's income, but the Manager does not expect to engage extensively in that practice.

         The Fund might use  hedging to  establish a position in the  securities  market as a temporary  substitute for  purchasing  particular  securities.  In that case, the Fund would normally seek to purchase the securities and then  terminate  that hedging  position.  The Fund might also use this type of hedge to attempt to protect  against the possibility that its portfolio  securities would not be fully included in a rise in value of the market.  To do so the Fund could:
              |_| buy futures, or
              |_| buy calls on such futures or on securities.

         The Fund is not  obligated  to use hedging  instruments,  even though it is  permitted  to use them in the
Manager's  discretion,  as described below. The Fund's strategy of hedging with futures and options on futures will be incidental to the Fund's activities in the underlying cash market. The particular  hedging  instruments the Fund can use are described  below.  The Fund may employ new hedging  instruments and strategies when they are developed, if those  investment  methods  are  consistent  with the Fund's  investment  objective  and are  permissible  under applicable  regulations  governing the Fund. The Fund cannot purchase securities on margin.  However,  the Fund can make margin deposits in connection with any of the hedging instruments permitted by any of its other policies.

                |_| Futures.  The Fund can buy and sell futures  contracts that relate to (1)  broadly-based  stock indices (these are called "stock index futures"),  (2) other  broadly-based  securities indices (these are referred to as "financial futures") and (3) foreign currencies (these are referred to as "forward contracts").

         A broadly-based  stock index is used as the basis for trading stock index futures.  In some cases an index may be based on stocks of issuers in a particular  industry or group of industries.  A stock index assigns relative values to the common stocks  included in the index and its value  fluctuates in response to the changes in value of the  underlying  stocks.  A stock  index  cannot be  purchased  or sold  directly.  Financial  futures  are similar contracts based on the future value of the basket of securities that comprise the index.  These contracts  obligate the seller to deliver,  and the  purchaser to take,  cash to settle the futures  transaction.  There is no delivery made of the underlying  securities to settle the futures  obligation.  Either party may also settle the transaction by entering into an offsetting contract.

         No money is paid or  received  by the Fund on the  purchase  or sale of a  future.  Upon  entering  into a futures  transaction,  the Fund will be required to deposit an initial margin  payment with the futures  commission merchant (the "futures  broker").  Initial margin  payments will be deposited with the Fund's  custodian bank in an account registered in the futures broker's name.  However,  the futures broker can gain access to that account only under specified  conditions.  As the future is marked to market (that is, its value on the Fund's books is changed)
to reflect changes in its market value,  subsequent margin payments,  called variation  margin,  will be paid to or by the futures broker daily.

         At any time prior to expiration  of the future,  the Fund may elect to close out its position by taking an opposite  position,  at which time a final  determination  of variation margin is made and any additional cash must be paid by or released to the Fund.  Any loss or gain on the future is then  realized by the Fund for tax purposes.
All futures  transactions,  except forward  contracts,  are effected  through a  clearinghouse  associated with the exchange on which the contracts are traded.

                  |_| Put and Call  Options.  The Fund can buy and sell certain  kinds of put options  ("puts") and call options  ("calls").  The Fund can buy and sell  exchange-traded  and  over-the-counter  put and call  options, including index options,  securities  options,  currency  options,  commodities  options,  and options on the other types of futures described above.

                  |_| Writing  Covered Call Options.  The Fund can write (that is, sell) calls. If the Fund sells a call option,  it must be covered.  That means the Fund must own the security  subject to the call while the call is outstanding,  or, for certain types of calls,  the call may be covered by  segregating  liquid assets to enable the
Fund to satisfy its  obligations  if the call is exercised.  Up to 25% of the Fund's total assets may be subject to calls the Fund writes.

         When the Fund writes a call,  it  receives  cash (a  premium).  In writing  calls on a security,  the Fund agrees to sell the  underlying  security to a purchaser of a  corresponding  call on the same  security  during the call period at a fixed  exercise price  regardless of market price changes during the call period.  The call period is usually  not more than nine  months.  The  exercise  price may differ  from the market  price of the  underlying security.  The Fund has the risk of loss that the price of the  underlying  security  may  decline  during the call period.  That risk may be offset to some extent by the premium the Fund  receives.  If the value of the  investment does not rise above the call price,  it is likely that the call will lapse  without being  exercised.  In that case the Fund would keep the cash premium and the investment.

         When the Fund writes a call on an index,  it also receives a premium.  If the buyer of the call  exercises it, the Fund will pay an amount of cash  equal to the  difference  between  the  closing  price of the call and the exercise  price,  multiplied by a specified  multiple that determines the total value of the call for each point of difference.  If the value of the underlying  investment  does not rise above the call price,  it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium.

         The Fund's  custodian  bank, or a securities  depository  acting for the custodian  bank,  will act as the
Fund's escrow agent,  through the facilities of the Options Clearing  Corporation ("OCC"), as to the investments on which the Fund has written calls traded on exchanges or as to other acceptable escrow  securities.  In that way, no margin will be required for such  transactions.  OCC will release the securities on the expiration of the option or when the Fund enters into a closing transaction.

         When the Fund  writes an  over-the-counter  ("OTC")  option,  it will  enter  into an  arrangement  with a primary U.S.  government  securities  dealer which will  establish a formula  price at which the Fund will have the absolute  right to  repurchase  that OTC option.  The formula  price will  generally  be based on a multiple of the premium received for the option,  plus the amount by which the option is exercisable  below the market price of the underlying  security (that is, the option is "in the money").  When the Fund writes an OTC option, it will treat as illiquid (for purposes of its  restriction on holding  illiquid  securities)  the  mark-to-market  value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

         To terminate its  obligation  on a call it has written,  the Fund may purchase a  corresponding  call in a
"closing  purchase  transaction."  The Fund will then realize a profit or loss,  depending  upon whether the net of the amount of the option  transaction  costs and the  premium  received  on the call the Fund wrote is more or less than the price of the call the Fund  purchases to close out the  transaction.  The Fund may realize a profit if the call expires  unexercised,  because the Fund will retain the  underlying  security and the premium it received when it wrote the call. Any such profits are  considered  short-term  capital gains for federal income tax purposes,  as are the premiums on lapsed calls.  When  distributed by the Fund they are taxable as ordinary  income.  If the Fund cannot  effect a  closing  purchase  transaction  due to the lack of a market,  it will  have to hold the  callable securities until the call expires or is exercised.

         The Fund may also write calls on a futures  contract  without  owning the futures  contract or  securities deliverable  under  the  contract.  To do so,  at the time the call is  written,  the Fund  must  cover the call by segregating an equivalent  dollar amount of liquid assets on its books.  The Fund will identify  additional  liquid assets on its books to cover the call if the value of the  identified  assets drops below 100% of the current value of the  future.  Because of this  segregation  requirement,  in no  circumstances  would the  Fund's  receipt of an exercise notice as to that future require the Fund to deliver a futures  contract.  It would simply put the Fund in a short futures position, which is permitted by the Fund's hedging policies.

                  |_| Writing Put Options.  The Fund can sell put  options.  A put option on  securities  gives the purchaser  the right to sell,  and the writer the  obligation  to buy, the  underlying  investment  at the exercise price  during the  option  period.  The Fund will not write  puts if, as a result,  more than 50% of the Fund's net assets would be required to be identified on the Fund's books to cover such put options.

         If the Fund  writes a put,  the put must be covered by  segregated  liquid  assets.  The  premium the Fund receives from writing a put represents a profit,  as long as the price of the underlying  investment  remains equal to or above the exercise price of the put.  However,  the Fund also assumes the obligation during the option period to buy the  underlying  investment  from  the  buyer of the put at the  exercise  price,  even if the  value of the investment falls below the exercise price. If a put the Fund has written expires  unexercised,  the Fund realizes a gain in the amount of the premium less the  transaction  costs  incurred.  If the put is  exercised,  the Fund must fulfill its  obligation  to purchase  the  underlying  investment  at the exercise  price.  That price will usually exceed the market value of the  investment  at that time.  In that case,  the Fund may incur a loss if it sells the underlying  investment.  That loss will be equal to the sum of the sale price of the underlying  investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security,  to secure its obligation to pay for the underlying  security the
Fund will  identify on its books  liquid  assets with a value equal to or greater  than the  exercise  price of the underlying  securities.  The Fund therefore  forgoes the opportunity of investing the identified  assets or writing calls against those assets.

         As long as the Fund's  obligation as the put writer  continues,  it may be assigned an exercise  notice by the  broker-dealer  through  which the put was sold.  That  notice will  require  the Fund to take  delivery of the underlying  security and pay the exercise  price.  The Fund has no control over when it may be required to purchase the underlying  security,  since it may be assigned an exercise  notice at any time prior to the termination of its obligation as the writer of the put. That  obligation  terminates upon expiration of the put. It may also terminate if, before it receives an exercise notice,  the Fund effects a closing purchase  transaction by purchasing a put of the same  series as it sold.  Once the Fund has been  assigned  an  exercise  notice,  it  cannot  effect a closing purchase transaction.

         The Fund may decide to effect a closing  purchase  transaction to realize a profit on an  outstanding  put option it has  written  or to  prevent  the  underlying  security  from being  put.  Effecting  a closing  purchase transaction  will also permit the Fund to write  another put option on the  security,  or to sell the  security and use the  proceeds  from the sale for  other  investments.  The Fund  will  realize  a profit or loss from a closing purchase  transaction  depending on whether the cost of the  transaction is less or more than the premium  received from writing the put option.  Any profits from writing puts are  considered  short-term  capital  gains for federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.

                  |_| Purchasing  Calls and Puts. The Fund can purchase  calls to protect  against the  possibility that the Fund's  portfolio  will not  participate in an anticipated  rise in the securities  market.  When the Fund buys a call (other than in a closing purchase  transaction),  it pays a premium. The Fund then has the right to buy the underlying  investment from a seller of a corresponding  call on the same investment  during the call period at a fixed  exercise  price.  The Fund  benefits  only if it sells the call at a profit or if, during the call period, the market price of the  underlying  investment is above the sum of the call price plus the  transaction  costs and the premium paid for the call and the Fund  exercises  the call.  If the Fund does not exercise the call or sell it
(whether or not at a profit),  the call will become  worthless at its  expiration  date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

         The Fund can buy puts whether or not it holds the underlying  investment in its  portfolio.  When the Fund purchases  a put,  it pays a premium  and,  except  as to puts on  indices,  has the  right to sell the  underlying investment to a seller of a put on a  corresponding  investment  during the put period at a fixed  exercise  price.
Buying a put on  securities  or futures the Fund owns enables the Fund to attempt to protect  itself during the put period  against a decline  in the value of the  underlying  investment  below the  exercise  price by  selling  the underlying  investment  at the  exercise  price to a seller of a  corresponding  put.  If the  market  price of the underlying  investment  is equal to or above the  exercise  price and,  as a result,  the put is not  exercised  or resold,  the put will become  worthless at its  expiration  date.  In that case the Fund will have paid the premium but lost the right to sell the underlying  investment.  However, the Fund may sell the put prior to its expiration.
That sale may or may not be at a profit.

         When the Fund  purchases  a call or put on an index or future,  it pays a premium,  but  settlement  is in cash rather  than by delivery of the  underlying  investment  to the Fund.  Gain or loss  depends on changes in the index in question (and thus on price movements in the securities  market  generally) rather than on price movements in individual securities or futures contracts.
         The Fund may buy a call or put only if,  after the  purchase,  the value of all call and put options  held by the Fund will not exceed 5% of the Fund's total assets.

                  |_| Buying and Selling  Options on Foreign  Currencies.  The Fund can buy and sell calls and puts on foreign  currencies.  They include puts and calls that trade on a securities or  commodities  exchange or in the over-the-counter  markets  or are quoted by major  recognized  dealers  in such  options.  The Fund could use these calls and puts to try to protect  against  declines in the dollar value of foreign  securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the Manager  anticipates  a rise in the dollar value of a foreign  currency in which  securities  to be acquired are  denominated,  the increased cost of those  securities may be partially  offset by purchasing calls or writing  puts on that  foreign  currency.  If the Manager  anticipates  a decline in the dollar  value of a foreign currency,  the decline in the dollar value of portfolio securities  denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign  currency.  However,  the currency rates could fluctuate in a direction  adverse to the Fund's  position.  The Fund will then have  incurred  option  premium  payments  and transaction costs without a corresponding benefit.

         A call the Fund  writes  on a foreign  currency  is  "covered"  if the Fund  owns the  underlying  foreign currency  covered by the call or has an absolute  and  immediate  right to acquire that  foreign  currency  without additional cash  consideration (or it can do so for additional cash  consideration  held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund  could  write a call on a  foreign  currency  to  provide a hedge  against a decline  in the U.S.
dollar  value of a  security  which the Fund  owns or has the right to  acquire  and  which is  denominated  in the currency  underlying  the option.  That decline might be one that occurs due to an expected  adverse  change in the exchange rate. This is known as a "cross-hedging"  strategy. In those circumstances,  the Fund covers the option by identifying on its books liquid assets in an amount equal to the exercise price of the option.

                  |_| Risks of Hedging with Options and Futures.  The use of hedging  instruments  requires special skills and  knowledge of  investment  techniques  that are  different  than what is required  for normal  portfolio management.  If the Manager uses a hedging  instrument at the wrong time or judges market  conditions  incorrectly, hedging  strategies  may reduce  the Fund's  return.  The Fund  could also  experience  losses if the prices of its futures and options positions were not correlated with its other investments.

         The Fund's option  activities  could affect its portfolio  turnover  rate and brokerage  commissions.  The exercise of calls written by the Fund might cause the Fund to sell related  portfolio  securities,  thus increasing its turnover  rate. The exercise by the Fund of puts on securities  will cause the sale of underlying  investments, increasing  portfolio  turnover.  Although  the  decision  whether to  exercise a put it holds is within the Fund's control,  holding a put might cause the Fund to sell the related  investments  for reasons  that would not exist in the absence of the put.

         The Fund could pay a brokerage  commission  each time it buys a call or put,  sells a call or put, or buys or sells an underlying  investment in connection  with the exercise of a call or put.  Those  commissions  could be higher on a relative  basis than the  commissions  for direct  purchases  or sales of the  underlying  investments.
Premiums paid for options are small in relation to the market value of the  underlying  investments.  Consequently, put and call options  offer large amounts of leverage.  The leverage  offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered  call  written by the Fund is exercised on an  investment  that has  increased in value,  the
Fund will be required to sell the  investment  at the call price.  It will not be able to realize any profit if the investment has increased in value above the call price.

         An option position may be closed out only on a market that provides  secondary  trading for options of the same series,  and there is no assurance that a liquid  secondary market will exist for any particular  option.  The
Fund might  experience  losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on  broadly-based  indices or futures to attempt to protect against  declines in the value of the Fund's portfolio  securities.  The risk is that the prices of the futures or the applicable  index will correlate  imperfectly with the behavior of the cash prices of the Fund's securities.  For example,  it is possible that while the Fund has used hedging instruments in a short hedge,  the market might advance and the value of the securities  held in the Fund's  portfolio  might decline.  If that occurred,  the Fund would lose money on the hedging  instruments and also experience a decline in the value of its portfolio securities.  However,  while this could occur for a very brief period or to a very small degree, over time the value of a  diversified  portfolio of  securities  will tend to move in the same  direction as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the composition of the Fund's portfolio diverges from the securities  included in the  applicable  index.  To compensate  for the imperfect  correlation  of movements in the price of the  portfolio  securities  being hedged and movements in the price of the hedging  instruments,  the Fund might use hedging  instruments  in a greater  dollar  amount than the dollar amount of portfolio  securities  being hedged.  It might do so if the  historical  volatility  of the prices of the portfolio  securities  being hedged is more than the historical volatility of the applicable index.

         The ordinary  spreads between prices in the cash and futures  markets are subject to  distortions,  due to differences in the nature of those markets.  First,  all  participants  in the futures market are subject to margin deposit and maintenance  requirements.  Rather than meeting additional margin deposit  requirements,  investors may close futures contracts through  offsetting  transactions which could distort the normal  relationship  between the cash and futures  markets.  Second,  the  liquidity of the futures  market  depends on  participants  entering into offsetting  transactions  rather than making or taking delivery.  To the extent participants decide to make or take delivery,  liquidity in the futures market could be reduced,  thus producing  distortion.  Third, from the point of view of speculators,  the deposit  requirements in the futures market are less onerous than margin  requirements in the  securities  markets.  Therefore,  increased  participation  by  speculators  in the  futures  market may cause temporary price distortions.

         The Fund can use hedging  instruments  to  establish a position in the  securities  markets as a temporary substitute  for the  purchase of  individual  securities  (long  hedging) by buying  futures  and/or  calls on such futures,  broadly-based  indices or on  securities.  It is  possible  that when the Fund does so the  market  might decline.  If the Fund then concludes not to invest in securities  because of concerns that the market might decline further or for other  reasons,  the Fund will  realize a loss on the  hedging  instruments  that is not offset by a reduction in the price of the securities purchased.

                  |_| Forward Contracts.  Forward contracts are foreign currency exchange contracts.  They are used to buy or sell  foreign  currency for future  delivery at a fixed  price.  The Fund uses them to "lock in" the U.S.
dollar  price of a security  denominated  in a foreign  currency  that the Fund has  bought or sold,  or to protect against  possible losses from changes in the relative values of the U.S.  dollar and a foreign  currency.  The Fund may also use  "cross-hedging"  where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward  contract,  one party  agrees to  purchase,  and another  party agrees to sell, a specific currency at a future date.  That date may be any fixed number of days from the date of the contract  agreed upon by the parties.  The transaction  price is set at the time the contract is entered into. These contracts are traded in the inter-bank  market  conducted  directly  among currency  traders  (usually  large  commercial  banks) and their customers.

         The Fund may use forward  contracts to protect against  uncertainty in the level of future exchange rates.
The use of  forward  contracts  does not  eliminate  the  risk of  fluctuations  in the  prices  of the  underlying securities  the Fund owns or intends to acquire,  but it does fix a rate of exchange in advance.  Although  forward contracts  may reduce the risk of loss from a decline  in the value of the hedged  currency,  at the same time they limit any potential gain if the value of the hedged currency increases.

         When the Fund  enters into a contract  for the  purchase  or sale of a security  denominated  in a foreign currency,  or when it  anticipates  receiving  dividend  payments in a foreign  currency,  the Fund might desire to
"lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend  payments.  To do so, the Fund might enter into a forward  contract for the purchase or sale of the amount of foreign  currency  involved in the underlying  transaction,  in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a  "transaction  hedge." The  transaction  hedge will protect the Fund against a loss from an adverse change in the currency  exchange  rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund could also use forward  contracts to lock in the U.S. dollar value of portfolio  positions.  This is called a "position  hedge." When the Fund believes  that foreign  currency  might suffer a  substantial  decline against  the U.S.  dollar,  it could  enter  into a forward  contract  to sell an amount of that  foreign  currency approximating  the value of some or all of the Fund's portfolio  securities  denominated in that foreign  currency.
When the Fund  believes that the U.S.  dollar might suffer a substantial  decline  against a foreign  currency,  it could enter into a forward contract to buy that foreign currency for a fixed dollar amount.

         Alternatively,  the Fund could enter into a forward  contract to sell a different  foreign  currency for a fixed U.S.  dollar  amount if the Fund  believes  that the U.S.  dollar  value of the  foreign  currency to be sold pursuant to its forward  contract  will fall whenever  there is a decline in the U.S.  dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a "cross hedge."

         The Fund will cover its short  positions in these cases by  identifying  on its books liquid assets having a value equal to the aggregate  amount of the Fund's  commitment under forward  contracts.  The Fund will not enter into forward  contracts or maintain a net exposure to such  contracts if the  consummation  of the contracts  would obligate  the Fund to  deliver  an amount of  foreign  currency  in  excess  of the value of the  Fund's  portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

         However,  to avoid excess  transactions  and  transaction  costs,  the Fund may maintain a net exposure to forward  contracts  in excess of the value of the  Fund's  portfolio  securities  or other  assets  denominated  in foreign  currencies if the excess amount is "covered" by liquid securities  denominated in any currency.  The cover must be at least  equal at all times to the amount of that  excess.  As one  alternative,  the Fund may  purchase a call  option  permitting  the Fund to  purchase  the  amount of foreign  currency  being  hedged by a forward  sale contract at a price no higher than the forward  contract  price.  As another  alternative,  the Fund may purchase a put option  permitting the Fund to sell the amount of foreign currency subject to a forward purchase  contract at a price as high or higher than the forward contact price.

         The precise  matching of the amounts under  forward  contracts  and the value of the  securities  involved generally  will not be possible  because the future value of  securities  denominated  in foreign  currencies  will change as a consequence of market  movements  between the date the forward contract is entered into and the date it is sold.  In some cases the Manager  might decide to sell the security and deliver  foreign  currency to settle the original purchase  obligation.  If the market value of the security is less than the amount of foreign currency the
Fund is obligated to deliver,  the Fund might have to purchase  additional foreign currency on the "spot" (that is, cash)  market to settle the security  trade.  If the market  value of the  security  instead  exceeds the amount of foreign  currency  the Fund is  obligated  to deliver to settle the trade,  the Fund might have to sell on the spot market some of the foreign currency  received upon the sale of the security.  There will be additional  transaction costs on the spot market in those cases.

         The  projection  of  short-term  currency  market  movements is extremely  difficult,  and the  successful execution  of a  short-term  hedging  strategy  is  highly  uncertain.  Forward  contracts  involve  the risk  that anticipated  currency  movements  will not be  accurately  predicted,  causing the Fund to sustain  losses on these contracts and to pay additional  transactions  costs. The use of forward  contracts in this manner might reduce the
Fund's  performance if there are unanticipated  changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the  maturity of a forward  contract  requiring  the Fund to sell a currency,  the Fund might sell a portfolio  security and use the sale proceeds to make delivery of the currency.  In the alternative the Fund might retain the  security and offset its  contractual  obligation  to deliver the currency by  purchasing a second contract.  Under that  contract the Fund will obtain,  on the same maturity  date,  the same amount of the currency that it is obligated to deliver.  Similarly,  the Fund might close out a forward contract  requiring it to purchase a specified  currency by entering into a second contract  entitling it to sell the same amount of the same currency on the maturity  date of the first  contract.  The Fund would  realize a gain or loss as a result of entering  into such an  offsetting  forward  contract  under  either  circumstance.  The gain or loss will depend on the extent to which the exchange rate or rates between the  currencies  involved  moved between the execution  dates of the first contract and offsetting contract.

         The costs to the Fund of  engaging  in  forward  contracts  varies  with  factors  such as the  currencies involved,  the length of the contract period and the market  conditions then prevailing.  Because forward contracts are usually  entered into on a principal  basis,  no brokerage  fees or  commissions  are  involved.  Because these contracts  are not  traded  on an  exchange,  the  Fund  must  evaluate  the  credit  and  performance  risk of the counterparty under each forward contract.

         Although  the Fund  values its assets  daily in terms of U.S.  dollars,  it does not intend to convert its holdings of foreign  currencies  into U.S.  dollars on a daily basis.  The Fund may convert  foreign  currency from time to time, and will incur costs in doing so. Foreign  exchange  dealers do not charge a fee for conversion,  but they do seek to realize a profit  based on the  difference  between  the prices at which they buy and sell  various currencies.  Thus,  a dealer  might  offer to sell a foreign  currency  to the Fund at one rate,  while  offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

                  |_| Regulatory  Aspects of Hedging  Instruments.  When using futures and options on futures,  the
Fund is required to operate  within  certain  guidelines  and  restrictions  with  respect to the use of futures as established by the Commodities  Futures Trading Commission (the "CFTC").  In particular,  the Fund is exempted from registration  with the CFTC as a "commodity  pool operator" if the Fund complies with the  requirements of Rule 4.5 adopted by the CFTC.  The Rule does not limit the  percentage  of the Fund's  assets  that may be used for  futures margin and related  options  premiums  for a bona fide hedging  position.  However,  under the Rule,  the Fund must limit its  aggregate  initial  futures  margin and related  options  premiums to not more than 5% of the Fund's net assets for hedging strategies that are not considered bona fide hedging strategies under the Rule.

         Transactions in options by the Fund are subject to limitations  established by the option  exchanges.  The exchanges  limit the  maximum  number of  options  that may be  written  or held by a single  investor  or group of investors  acting in concert.  Those  limits apply  regardless  of whether the options were written or purchased on the same or different  exchanges or are held in one or more accounts or through one or more different  exchanges or through  one or more  brokers.  Thus,  the number of  options  that the Fund may write or hold may be  affected  by options written or held by other  entities,  including other  investment  companies  having the same advisor as the
Fund (or an advisor that is an affiliate of the Fund's  advisor).  The  exchanges  also impose  position  limits on futures  transactions.  An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

         Under the  Investment  Company Act,  when the Fund  purchases a future,  it must  maintain cash or readily marketable  short-term  debt  instruments in an amount equal to the market value of the  securities  underlying the future, less the margin deposit applicable to it.

                  |_| Tax Aspects of Certain Hedging  Instruments.  Certain foreign currency exchange  contracts in which the Fund may invest are treated as "Section  1256  contracts"  under the Internal  Revenue  Code. In general, gains or losses relating to Section 1256 contracts are  characterized  as 60% long-term and 40% short-term  capital gains or losses under the Code.  However,  foreign  currency  gains or losses  arising from Section 1256  contracts that are forward  contracts  generally are treated as ordinary income or loss. In addition,  Section 1256 contracts held by the Fund at the end of each  taxable  year are  "marked-to-market,"  and  unrealized  gains or  losses  are treated as though they were  realized.  These  contracts also may be  marked-to-market  for purposes of determining the excise tax  applicable  to investment  company  distributions  and for other  purposes  under rules  prescribed pursuant to the Internal Revenue Code. An election can be made by the Fund to exempt those  transactions  from this marked-to-market treatment.

         Certain  forward  contracts  the Fund  enters  into may  result in  "straddles"  for  federal  income  tax purposes.  The straddle  rules may affect the character  and timing of gains (or losses)  recognized by the Fund on straddle  positions.  Generally,  a loss sustained on the disposition of a position making up a straddle is allowed only to the  extent  that  the loss  exceeds  any  unrecognized  gain in the  offsetting  positions  making  up the straddle.  Disallowed loss is generally  allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
(1)      gains or losses  attributable  to  fluctuations  in  exchange  rates that occur  between the time the Fund accrues  interest or other  receivables  or accrues  expenses or other  liabilities  denominated in a foreign currency and the time the Fund actually  collects such receivables or pays such  liabilities,
              and
(2)      gains or losses  attributable  to  fluctuations  in the value of a foreign  currency  between  the date of acquisition  of a debt  security  denominated  in a foreign  currency  or  foreign  currency  forward contracts and the date of disposition.

         Currency gains and losses are offset  against  market gains and losses on each trade before  determining a net "Section 988" gain or loss under the Internal  Revenue Code for that trade,  which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

         |X|  Temporary  Defensive and Interim  Investments.  When market  conditions are unstable,  or the Manager believes  it is  otherwise  appropriate  to reduce  holdings  in  stocks,  the Fund can invest in a variety of debt securities for defensive purposes. The Fund can buy:
|_|      high-quality (rated in the top rating categories of  nationally-recognized  rating organizations or deemed by the Manager to be of  comparable  quality),  short-term  money market  instruments,  including those issued by the U. S. Treasury or other government agencies,
|_|      commercial paper (short-term,  unsecured,  promissory notes of domestic or foreign companies) rated in the top rating category of a nationally recognized rating organization,
|_|      debt obligations of corporate  issuers,  rated  investment grade (rated at least Baa by Moody's  Investors
                  Service,  Inc.  or at least BBB by  Standard  & Poor's  Corporation,  or a  comparable  rating by another rating  organization),  or unrated  securities judged by the Manager to have a comparable quality to rated securities in those categories,
|_|      preferred stocks,
|_|      certificates  of deposit  and  bankers'  acceptances  of domestic  and foreign  banks and savings and loan associations, and
|_|      repurchase agreements.

         Short-term debt securities  would normally be selected for defensive or cash management  purposes  because they can  normally be disposed of quickly,  are not  generally  subject to  significant  fluctuations  in principal value and their value will be less subject to interest rate risk than longer-term debt securities.

Investment Restrictions

         |X|  What Are "Fundamental  Policies?"  Fundamental  policies are those policies that the Fund has adopted to govern its  investments  that can be changed only by the vote of a "majority" of the Fund's  outstanding  voting securities.  Under the  Investment  Company  Act, a  "majority"  vote is defined as the vote of the  holders of the lesser of:
         o    67% or more of the shares present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         o    more than 50% of the outstanding shares.

         The Fund's investment  objective is a fundamental  policy.  Other policies  described in the Prospectus or this Statement of Additional  Information are  "fundamental"  only if they are identified as such. The Fund's Board of Trustees can change  non-fundamental  policies without  shareholder  approval.  However,  significant changes to investment  policies will be described in  supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X| Does the Fund  Have  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund.

         o The Fund  cannot  buy  securities  issued or  guaranteed  by any one issuer if more than 5% of its total assets  would be  invested  in  securities  of that  issuer or if it would then own more than 10% of that  issuer's voting securities.  The limit does not apply to securities issued by the U.S.  government or any of its agencies or instrumentalities or securities of other investment companies.

         o The Fund cannot make loans except (a) through  lending of  securities,  (b) through the purchase of debt securities or similar  evidences of  indebtedness,  (c) through an interfund  lending program with other affiliated funds, and (d) through repurchase agreements.

         o The Fund  cannot  borrow  money in  excess of 33 1/3% of the  value of its  total  assets.  The Fund may borrow only from banks and/or affiliated  investment  companies.  With respect to this fundamental policy, the Fund can borrow  only if it  maintains a 300% ratio of assets to  borrowing  at all times in the manner set forth in the
Investment Company Act of 1940.

         o The Fund cannot  concentrate  investments.  That means it cannot  invest 25% or more of its total assets in companies in any one industry.  Obligations of the U.S. government,  its agencies and  instrumentalities are not considered to be part of an "industry" for the purposes of this restriction.

         o The Fund cannot  invest in real estate or in interests in real  estate.  However,  the Fund can purchase securities of companies holding real estate or interests in real estate.

         o The Fund cannot invest in physical  commodities  or physical  commodity  contracts or buy securities for speculative  short-term purposes.  However,  the Fund can buy and sell any of the hedging instruments  permitted by any of its other policies.  It can also buy and sell options,  futures,  securities or other instruments  backed by physical commodities or whose investment return is linked to changes in the price of physical commodities.

         o The Fund  cannot  underwrite  securities  of other  companies.  A permitted  exception  is in case it is deemed to be an  underwriter  under  the  Securities  Act of 1933 when  reselling  any  securities  held in its own portfolio.

         o The Fund cannot issue "senior  securities,"  but this does not prohibit  certain  investment  activities for which assets of the Fund are  designated  as  segregated,  or margin,  collateral  or escrow  arrangements  are established,  to cover the related  obligations.  Examples of those activities  include  borrowing  money,  reverse repurchase agreements,  delayed-delivery and when-issued  arrangements for portfolio securities  transactions,  and contracts to buy or sell derivatives, hedging instruments, options or futures.

         As a  non-fundamental  investment  policy,  the Fund can invest all of its assets in the  securities  of a single open-end  management  investment  company for which the Manager,  one of its  subsidiaries or a successor is the  investment  advisor  or  sub-advisor.  That fund  must  have  substantially  the same  fundamental  investment objective,  policies and limitations as the Fund. This  non-fundamental  policy that permits the Fund to invest its assets  in an  open-end  management  investment  company  would  permit  the  fund to  adopt a  "fund-of-funds"  or
"master-feeder"  structure.  This  could  enable  the Fund to take  advantage  of  potential  operational  and cost efficiencies in either a fund-of-funds or master-feeder  structure.  The Fund has no present  intention of adopting a  fund-of-funds  or  master-feeder  structure.  If it did so, the  Prospectus  and this  Statement  of  Additional
Information would be revised accordingly.

         Unless the Prospectus or this  Statement of Additional  Information  states that a percentage  restriction applies on an on-going  basis,  it applies  only at the time the Fund makes an  investment.  The Fund need not sell securities  to meet the  percentage  limits if the value of the  investment  increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to  concentrate  its  investments as described  above,  the Fund has adopted the industry  classifications set forth in Appendix B to this Statement of Additional Information.  That is not a fundamental policy.

How the Fund is Managed

Organization and History.  The Fund is an open-end,  diversified  management  investment  company with an unlimited number of authorized  shares of beneficial  interest.  The Fund was organized as a Massachusetts  business trust in
1999.

         The Fund is  governed by a Board of  Trustees,  which is  responsible  for  protecting  the  interests  of shareholders  under  Massachusetts  law. The Trustees meet  periodically  throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.

         |X|  Classes of Shares.  The Board of Trustees  has the power,  without  shareholder  approval,  to divide unissued  shares of the Fund into two or more classes.  The Board has done so, and the Fund  currently  offers five classes of  shares:  Class A, Class B,  Class C,  Class N and Class Y. All  classes  invest in the same  investment portfolio. Each class of shares:

o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate  voting rights on matters in which  interests of one class are different  from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable,  and each share of each class has one vote at shareholder  meetings,  with fractional shares voting  proportionally  on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         The  Trustees are  authorized  to create new series and classes of shares.  The  Trustees  may  reclassify unissued  shares of the Fund into additional  series or classes of shares.  The Trustees also may divide or combine the shares of a class into a greater or lesser  number of shares  without  changing  the  proportionate  beneficial interest of a shareholder in the Fund.  Shares do not have  cumulative  voting rights or preemptive or subscription rights. Shares may be voted in person or by proxy at shareholder meetings.

         |X| Meetings of  Shareholders.  As a Massachusetts  business trust,  the Fund is not required to hold, and does not plan to hold,  regular annual  meetings of  shareholders.  The Fund will hold meetings when required to do so by the Investment  Company Act or other applicable law. It will also do so when a shareholder  meeting is called by the Trustees or upon proper request of the shareholders.

         Shareholders  have the right,  upon the  declaration  in writing or vote of two-thirds of the  outstanding shares of the Fund, to remove a Trustee.  The Trustees will call a meeting of  shareholders  to vote on the removal of a Trustee  upon the written  request of the record  holders of 10% of its  outstanding  shares.  If the Trustees receive a request from at least 10 shareholders  stating that they wish to communicate  with other  shareholders to request a meeting to remove a Trustee,  the Trustees will then either make the Fund's  shareholder  list  available to the  applicants  or  mail  their  communication  to all  other  shareholders  at the  applicants'  expense.  The shareholders  making the request  must have been  shareholders  for at least six months and must hold shares of the
Fund valued at $25,000 or more or constituting  at least 1% of the Fund's  outstanding  shares,  whichever is less.
The Trustees may also take other action as permitted by the Investment Company Act.

         |X| Shareholder and Trustee  Liability.  The Fund's Declaration of Trust contains an express disclaimer of
shareholder  or  Trustee  liability  for  the  Fund's  obligations.   It  also  provides  for  indemnification  and
reimbursement  of  expenses  out of the  Fund's  property  for  any  shareholder  held  personally  liable  for its obligations.  The  Declaration  of Trust also states that upon  request,  the Fund shall  assume the defense of any claim made  against a  shareholder  for any act or  obligation  of the Fund and shall  satisfy any judgment on that claim.  Massachusetts  law  permits a  shareholder  of a business  trust  (such as the Fund) to be held  personally liable as a "partner" under certain  circumstances.  However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively  remote  circumstances in which the Fund would be unable to meet its obligations.

         The  Fund's  contractual  arrangements  state  that any  person  doing  business  with the Fund  (and each shareholder  of the  Fund)  agrees  under its  Declaration  of Trust to look  solely to the  assets of the Fund for satisfaction  of any claim or demand that may arise out of any dealings with the Fund.  Additionally,  the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Trustees and  Officers of the Fund.  The Trustees  and  officers of the Fund and their  principal  occupations  and business  affiliations  during the past five years are listed  below.  Trustees  denoted with an asterisk (*) below are deemed to be "interested  persons" of the Fund under the  Investment  Company Act. All of the Trustees are also trustees, directors or managing general partners of the following Denver-based Oppenheimer funds1:

Oppenheimer Cash Reserves                                       Oppenheimer Select Managers
Oppenheimer Champion Income Fund                                Oppenheimer Senior Floating Rate Fund
Oppenheimer Capital Income Fund                                 Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                                     Oppenheimer Total Return Fund, Inc
Oppenheimer International Bond Fund                             Oppenheimer Variable Account Funds
Oppenheimer Integrity Funds                                     Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund                        Centennial America Fund, L.P.
Oppenheimer Main Street Funds, Inc.                             Centennial California Tax Exempt Trust
Oppenheimer Main Street Opportunity Fund                        Centennial Government Trust
Oppenheimer Municipal Fund                                      Centennial Money Market Trust
Oppenheimer Real Asset Fund                                     Centennial New York Tax Exempt Trust
                                                                Centennial Tax Exempt Trust

         Messrs.  Swain, Murphy,  Wixted, Zack, Bishop and Farrar, who are officers of the Fund,  respectively hold the same offices with the other  Denver-based  Oppenheimer  funds. As of October 9, 2001, the Trustees and officers of the Fund as a group owned less than 1% of the outstanding  shares of the Fund. The foregoing  statement does not reflect  shares  held of record by an  employee  benefit  plan for  employees  of the  Manager  other  than  shares beneficially  owned  under that plan by the  officers  of the Fund listed  below.  Mr.  Murphy is a Trustee of that plan.

James C. Swain, Chairman, Chief Executive Officer and Trustee, Age: 68.
6803 South Tucson Way, Englewood, Colorado 80112
Vice  Chairman of the Manager  (since  September  1988);  formerly  President  and a director of  Centennial  Asset
Management  Corporation,  a  wholly-owned  subsidiary  of the  Manager  and  Chairman  of the Board of  Shareholder
Services, Inc., a transfer agent subsidiary of the Manager.

John Murphy*, President and Trustee; Age: 52.
1295 State Street, Springfield, MA 01111
President and Chief  Operating  Officer (since 2000),  OppenheimerFunds,  Inc.;  Executive  Vice  President  (since
1997),  MassMutual;  Executive Vice President,  Director and Chief Operating Officer  (1995-1997),  David L. Babson
and Company  Incorporated  (investment  adviser);  Senior Vice President and Director  (1995-1997),  Potomac Babson
Incorporated  (investment  adviser);  Chief  Operating  Officer  (1993-1996),   Concert  Capital  Management,  Inc.
(investment  adviser);  Trustee and  President  (since  1999),  MML Series  Investment  Fund  (open-end  investment company).

William L. Armstrong, Trustee, Age: 64.
6803 South Tucson Way, Englewood, Colorado 80112
Chairman of the  following  private  mortgage  banking  companies:  Cherry Creek  Mortgage  Company  (since  1991),
Centennial  State Mortgage Company (since 1994),  The El Paso Mortgage  Company (since 1993),  Transland  Financial
Services,  Inc. (since 1997); Chairman of the following private companies:  Frontier Real Estate, Inc. (residential real estate  brokerage)  (since  1994),  Frontier  Title (title  insurance  agency)  (since 1995),  Great  Frontier
Insurance  (insurance  agency)  (since  1995) and  Ambassador  Media  Corporation  (since  1984);  Director  of the following public companies:  Storage Technology  Corporation (computer equipment company) (since 1991), Helmerich &
Payne,  Inc. (oil and gas  drilling/production  company)  (since 1992),  UNUMProvident  (insurance  company) (since
1991);  formerly  Director of  International  Family  Entertainment  (television  channel)  (1992 - 1997) and Natec
Resources,  Inc.  (air  pollution  control  equipment and services  company)  (1991-1995);  formerly  U.S.  Senator
(January 1979-January 1991).

Robert G. Avis, Trustee, Age: 70.
6803 South Tuscon Way, Englewood, Colorado 80112
Formerly,  (until February 2001) Director and President of A.G. Edwards Capital,  Inc.  (General Partner of private equity  funds),  formerly,  (until March 2000)  Chairman,  President and Chief  Executive  Officer of A.G.  Edwards
Capital,  Inc.; formerly,  (until March 1999) Vice Chairman and Director of A.G. Edwards, Inc. and Vice Chairman of
A.G.  Edwards & Sons, Inc. (its brokerage  company  subsidiary);  (until March 1999) Chairman of A.G. Edwards Trust
Company and A.G. E. Asset  Management  (investment  advisor);  (until March 2000) a Director of A.G. Edwards & Sons and A.G. Edwards Trust Company.

George C. Bowen, Trustee, Age: 65.
6803 South Tuscon Way, Englewood, Colorado 80112
Formerly  (until April 1999) Mr. Bowen held the following  positions:  Senior Vice President  (from September 1987)
and Treasurer (from March 1985) of the Manager;  Vice President  (from June 1983) and Treasurer  (since March 1985)
of  OppenheimerFunds,  Distributor,  Inc.,  a  subsidiary  of the Manager and the Fund's  Distributor;  Senior Vice
President  (since February 1992),  Treasurer  (since July 1991) Assistant  Secretary and a director (since December
1991) of Centennial  Asset Management  Corporation;  Vice President (since October 1989) and Treasurer (since April
1986) of  HarbourView  Asset  Management  Corporation;  President,  Treasurer and a director of Centennial  Capital
Corporation  (since June 1989);  Vice President and Treasurer  (since August 1978) and Secretary (since April 1981)
of Shareholder  Services,  Inc.; Vice President,  Treasurer and Secretary of Shareholder  Financial Services,  Inc.
(since  November 1989);  Assistant  Treasurer of Oppenheimer  Acquisition  Corp.  (since March 1998);  Treasurer of
Oppenheimer  Partnership  Holdings,  Inc. (since November 1989);  Vice President and Treasurer of Oppenheimer  Real
Asset  Management,  Inc.  (since July 1996);  Treasurer of  OppenheimerFunds  International  Ltd.  and  Oppenheimer
Millennium Funds plc (since October 1997).

Edward L. Cameron, Trustee, Age: 63.
6803 South Tuscon Way, Englewood, Colorado 80112
Formerly  (from  1974-1999) a partner with  PricewaterhouseCoopers  LLC (an  accounting  firm) and Chairman,  Price
Waterhouse LLP Global Investment Management Industry Services Group (from 1994-1998).

Jon S. Fossel, Trustee, Age: 59.
6803 South Tuscon Way, Englewood, Colorado 80112
Formerly  (until  October 1995)  Chairman and a director of the Manager;  President  and a director of  Oppenheimer
Acquisition Corp., Shareholder Services, Inc. and Shareholder Financial Services, Inc.

Sam Freedman, Trustee, Age: 61.
6803 South Tuscon Way, Englewood, Colorado 80112
Formerly (until October 1994) Chairman and Chief Executive Officer of OppenheimerFunds  Services,  Chairman,  Chief
Executive Officer and a director of Shareholder Services,  Inc., Chairman,  Chief Executive Officer and director of
Shareholder Financial Services,  Inc., Vice President and director of Oppenheimer  Acquisition Corp. and a director of OppenheimerFunds, Inc.

C. Howard Kast, Trustee, Age: 79.
6803 South Tuscon Way, Englewood, Colorado 80112
Formerly Managing Partner of Deloitte, Haskins & Sells (an accounting firm).

Robert M. Kirchner, Trustee, Age: 80.
6803 South Tuscon Way, Englewood, Colorado 80112
President of The Kirchner Company (management consultants).

F. William Marshall, Jr., Trustee, Age: 59.
6803 South Tuscon Way, Englewood, Colorado 80112
Formerly  (until 1999)  Chairman of SIS & Family Bank,  F.S.B.  (formerly  SIS Bank);  President,  Chief  Executive
Officer  and  Director  of SIS  Bankcorp.,  Inc.  and SIS  Bank  (formerly  Springfield  Institution  for  Savings)
(1993-1999);  Executive Vice President (until 1999) of Peoples Heritage Financial Group,  Inc.;  Chairman and Chief
Executive  Office of Bank of Ireland  First  Holdings,  Inc. and First New  Hampshire  Banks  (1990-1993);  Trustee
(since 1996) of MassMutual Institutional Funds and of MML Series Investment Fund (open-end investment companies).

Charles Albers, Vice President and Portfolio Manager, Age: 60.
6803 South Tuscon Way, Englewood, Colorado 80112
Senior Vice President (since April 1998) of the Manager; a Certified  Financial  Analyst;  an officer and portfolio manager of other  Oppenheimer  funds;  formerly a Vice  President  and  portfolio  manager  for  Guardian  Investor
Services, the investment management subsidiary of The Guardian Life Insurance Company (1972 - April 1998).

Mark Zavanelli, Assistant Vice President and Portfolio Manager; Age: 30.
6803 South Tuscon Way, Englewood, Colorado 80112
Assistant Vice President (since May 1998) of the Manager; a Chartered  Financial Analyst;  an officer and portfolio manager of another  Oppenheimer  fund.  Prior to joining  the  Manager in May 1998 he was  President  of  Waterside
Capital  Management,  a registered  investment  advisor (August 1995 - April 1998) and a financial research analyst for Elder Research (June 1997 - April 1998).

Brian W. Wixted, Treasurer and Principal Financial and Accounting Officer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Senior  Vice  President  and  Treasurer  (since  March  1999)  of the  Manager;  Treasurer  (since  March  1999) of
HarbourView  Asset  Management  Corporation,   Shareholder  Services,   Inc.,  Oppenheimer  Real  Asset  Management
Corporation,  Shareholder  Financial  Services,  Inc. and Oppenheimer  Partnership  Holdings,  Inc., of OFI Private
Investments,  Inc. (since March 2000) and of OppenheimerFunds  International Ltd. and Oppenheimer  Millennium Funds
plc (since May 2000);  Treasurer and Chief  Financial  Officer (since May 2000) of PIMCO Trust  Company;  Assistant
Treasurer (since March 1999) of Oppenheimer  Acquisition Corp. and of Centennial Asset Management  Corporation;  an
officer of other  Oppenheimer  funds;  formerly  Principal  and Chief  Operating  Officer,  Bankers Trust Company -
Mutual Fund Services  Division (March 1995 - March 1999);  Vice President and Chief  Financial  Officer of CS First
Boston Investment Management Corp. (September 1991 - March 1995).

Robert G. Zack, Vice President and Secretary, Age: 53.
498 Seventh Avenue, New York, New York 10018
Acting  General  Counsel  (From  November 1, 2001),  Senior Vice  President  (since May 1985),  formerly  Associate
General  Counsel  (from  May  1981  through  October  2001)  of  OppenheimerFunds,  Inc.;  Assistant  Secretary  of
Shareholder  Services,  Inc.  (since May  1985),  Shareholder  Financial  Services,  Inc.  (since  November  1989);
OppenheimerFunds  International  Ltd. And  Oppenheimer  Millennium  Funds plc (since October  1997);  an officer of other Oppenheimer funds.

Robert J. Bishop, Assistant Treasurer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the  Manager/Mutual  Fund  Accounting  (since May 1996); an officer of other  Oppenheimer  funds;
formerly an Assistant  Vice  President of the  Manager/Mutual  Fund  Accounting  (April 1994 - May 1996) and a Fund
Controller of the Manager.

Scott T. Farrar, Assistant Treasurer, Age: 36.
6803 South Tucson Way, Englewood, Colorado 80112
Vice  President  of the  Manager/Mutual  Fund  Accounting  (since May 1996);  Assistant  Treasurer  of  Oppenheimer
Millennium  Funds plc (since  October  1997);  an officer of other  Oppenheimer  Funds;  formerly an Assistant Vice
President of the Manager/Mutual Fund Accounting (April 1994 - May 1996), and a Fund Controller of the Manager.

         |_|  Remuneration  of Trustees.  The officers of the Fund and two Trustees of the Fund (Mr. Murphy and Mr.
Swain) are affiliated  with the Manager and receive no salary or fee from the Fund.  The remaining  Trustees of the
Fund  received the  compensation  shown below from the Fund with  respect to the Fund's  fiscal year ended June 30,
2001. The  compensation  from all of the  Denver-based  Oppenheimer  funds  represents  compensation  received as a director, trustee, managing general partner or member of a committee of the Board during the calendar year 2000.

------------------------------------------- ----------------------------------- -----------------------------------
                                                        Aggregate                       Total Compensation
Trustee/Director's Name                                Compensation                   from all Denver-Based
And other Positions1                                 from Fund/Trust1                   Oppenheimer Funds2
------------------------------------------- ----------------------------------- -----------------------------------
                                            ----------------------------------- -----------------------------------
William L. Armstrong                                      $ 385                              $ 49,270
Review  Committee Member
------------------------------------------- ----------------------------------- -----------------------------------
                                            ----------------------------------- -----------------------------------
Robert G. Avis
Review Committee Member                                   $ 449                              $ 72,000
------------------------------------------- ----------------------------------- -----------------------------------
------------------------------------------- ----------------------------------- -----------------------------------
William A. Baker                                           $355                              $63,999
------------------------------------------- ----------------------------------- -----------------------------------
------------------------------------------- ----------------------------------- -----------------------------------
George C. Bowen
Review Committee Member                                   $ 388                              $ 55,948
------------------------------------------- ----------------------------------- -----------------------------------
------------------------------------------- ----------------------------------- -----------------------------------
Edward L. Cameron
Audit Committee Chairman                                  $ 296                              $ 26,709
------------------------------------------- ----------------------------------- -----------------------------------
------------------------------------------- ----------------------------------- -----------------------------------
Jon. S. Fossel
Review Committee Chairman                                 $ 487                              $ 77,880
------------------------------------------- ----------------------------------- -----------------------------------
------------------------------------------- ----------------------------------- -----------------------------------
Sam Freedman
Review Committee Member                                   $ 510                              $ 80,100
------------------------------------------- ----------------------------------- -----------------------------------
------------------------------------------- ----------------------------------- -----------------------------------
Raymond J. Kalinowski                                      $348                              $73,500
------------------------------------------- ----------------------------------- -----------------------------------
------------------------------------------- ----------------------------------- -----------------------------------
C. Howard Kast
Audit Committee Member                                    $ 540                              $ 86,150
------------------------------------------- ----------------------------------- -----------------------------------
------------------------------------------- ----------------------------------- -----------------------------------
Robert M. Kirchner                                        $ 490                              $ 76,950
------------------------------------------- ----------------------------------- -----------------------------------
------------------------------------------- ----------------------------------- -----------------------------------
F. William Marshall, Jr.
Audit Committee Member                                    $ 199                              $ 3,768
------------------------------------------- ----------------------------------- -----------------------------------
------------------------------------------- ----------------------------------- -----------------------------------
Ned M. Steel                                               $355                              $63,999
------------------------------------------- ----------------------------------- -----------------------------------
1. For the Fund/Trust's fiscal year end 6/30/01.
2. For the 2000 calendar year.
3.  Effective  July 1, 2000,  Messrs.  Baker and Steel  resigned  as Trustee  of the Fund and  subsequently  became
Trustees  Emeritus of the Fund.  For the fiscal year ended  6/30/01,  Messrs.  Baker and Steel each  received  $355 aggregate  compensation  from the Fund and for the  calendar  year ended  December  31,  2000,  they each  received
$63,999 total compensation from all Denver-based Oppenheimer funds.
4.  Effective  April 5, 2001,  Mr.  Kalinowski  resigned as Trustee of the Fund. For the fiscal year ended 6/30/01,
Mr.  Kalinowski  received $348  aggregate  compensation  from the Fund and for the calendar year ended December 31,
2000, he received $73,500 total compensation from all Denver-based Oppenheimer funds.

         |_|  Deferred  Compensation  Plan.  The Board of  Trustees  has adopted a Deferred  Compensation  Plan for disinterested  trustees  that enables them to elect to defer  receipt of all or a portion of the annual fees they are entitled to receive from the Fund.  Under the plan, the  compensation  deferred by a Trustee is  periodically adjusted as though an equivalent  amount had been invested in shares of one or more Oppenheimer funds selected by the Trustee.  The amount paid to the Trustee under the plan will be determined  based upon the performance of the selected funds.

         Deferral of Trustee's fees under the plan will not materially  affect the Fund's assets,  liabilities  and net income per share.  The plan will not  obligate  the Fund to retain the  services  of any  Trustee or to pay any particular  level of  compensation  to any  Trustee.  Pursuant to an Order  issued by the  Securities  and Exchange
Commission,  the Fund may invest in the funds selected by the Trustee under the plan without  shareholder  approval for the limited purpose of determining the value of the Trustee's deferred fee account.

         |_| Major  Shareholders.  As of  October 9, 2001,  the only  persons  who owned of record or were known by the Fund to own beneficially 5% or more of any class of the Fund's outstanding shares were the following:

         MLPF & S for the Sole  Benefit of its  Customers,  Attn:  Fund  Admin.,  4800 Deer Lake Drive E., Floor 3,
         Jacksonville,  Florida  32246-6484,  which owned  363,589.059  Class C shares (5.19% of the Class C shares then outstanding), for the benefit of its customers.

         Anthony  Di Maria TR TJH  Medical  Services  PC 401K,  8906  135th  Street,  Suite 7E,  Jamaica,  New York
         11418-2834,  which owned  31,775.608 Class N shares (19.05% of the Class N shares then  outstanding),  for the benefit of its customers.

         RPSS TR Piedmont  Truck Tires,  Inc. 401K Plan,  Attn:  Casey Younts,  312 S. Regional  Road,  Greensboro,
         North  Carolina  27409-9674,  which  owned  15,802.676  Class N shares  (9.47% of the Class N shares  then outstanding), for the benefit of its customers.

         RPSS TR Greystar  Management  Services LP 401K Plan,  Attn: Tony Wheeler,  3411 Richmond Ave.,  Suite 200,
         Houston,  Texas  77046-3412,  which  owned  11,687.651  Class N  shares  (7% of the  Class N  shares  then outstanding), for the benefit of its customers.

         RPSS TR Dick Broadcasting Co., Inc. 401K Plan, Attn: Cindy Evans, 192 E. Lewis Street,  Greensboro,  North
         Carolina  27406-1459,  which  owned  11,425.441  Class  N  shares  (6.85%  of  the  Class  N  shares  then outstanding), for the benefit of its customers.

         Bill Paul TR First Mortgage Corp. 401K Ret. & Savings Plan, Attn:  Michelle Desilva,  19831 Governors Hwy,
         Suite 100,  Flossmoor,  IL 60422-2001,  which owned 11,334.945 Class N shares (6.79% of the Class N shares then outstanding), for the benefit of its customers.

         Reliance Trust Company Cust. FBO Callas  Contractors,  Inc.,  3300 Northeast Expy NE, Suite 200,  Atlanta,
         Georgia 30341-3941, which owned 10,984.613 Class N shares (6.58% of the Class N shares then outstanding).

         The Manager owns 99.66% of the Fund's Class Y shares.

The Manager.  The Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled by
Massachusetts Mutual Life Insurance Company.

              |X| Code of Ethics.  The Fund, the Manager and the Distributor have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain  employees,  including  portfolio  managers,  that would compete  with or take  advantage  of the Fund's  portfolio  transactions.  Covered  persons  include  persons  with knowledge of the  investments  and  investment  intentions of the Fund and other funds advised by the Manager.  The
Code of Ethics does permit  personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the Fund,  subject to a number of  restrictions  and controls.  Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington,  D.C. You can
obtain   information  about  the  hours  of  operation  of  the  Public  Reference  Room  by  calling  the  SEC  at
1-202-942-8090.  The Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's
EDGAR  database  at the SEC's  Internet  website at  HTTP://WWW.SEC.GOV.  Copies may be  obtained,  after  paying a
                                                     ------------------
duplicating fee, by electronic request at the following E-mail address:  PUBLICINFO@SEC.GOV.,  or by writing to the
                                                                         -------------------
SEC's Public Reference Section, Washington, D.C. 20549-0102.

         |_| The Investment  Advisory  Agreement.  The Manager provides investment advisory and management services to the Fund  under an  investment  advisory  agreement  between  the  Manager  and the Fund.  The  Manager  selects securities for the Fund's  portfolio and handles its day-to-day  business.  The portfolio  managers of the Fund are employed by the Manager and are the persons who are principally  responsible  for the day-to-day  management of the
Fund's portfolio.  Other members of the Manager's Equity Portfolio  Department  provide the portfolio managers with counsel and support in managing the Fund's portfolio.

         The  agreement  requires the Manager,  at its expense,  to provide the Fund with  adequate  office  space, facilities  and  equipment.  It  also  requires  the  Manager  to  provide  and  supervise  the  activities  of all
administrative  and  clerical  personnel  required  to  provide  effective   administration  for  the  Fund.  Those
responsibilities  include  the  compilation  and  maintenance  of  records  with  respect  to its  operations,  the preparation and filing of specified  reports,  and composition of proxy materials and  registration  statements for continuous public sale of shares of the Fund.

         The Fund pays expenses not expressly  assumed by the Manager  under the advisory  agreement.  The advisory agreement lists examples of expenses paid by the Fund. The major categories  relate to interest,  taxes,  brokerage commissions,  fees to certain  Trustees,  legal and audit expenses,  custodian and transfer agent  expenses,  share issuance costs,  certain printing and registration costs and non-recurring  expenses,  including  litigation costs.
The  management  fees paid by the Fund to the Manager are  calculated  at the rates  described  in the  Prospectus, which are applied to the assets of the Fund as a whole.  The fees are  allocated to each class of shares based upon the relative proportion of the Fund's net assets represented by that class.

               --------------------------------------- -------------------------------------------
                                                       Management Fees Paid to OppenheimerFunds,
                         Fiscal Year Ended:                               Inc.
               --------------------------------------- -------------------------------------------
               --------------------------------------- -------------------------------------------
                              06/30/001                               $ 1,011,905
               --------------------------------------- -------------------------------------------
               --------------------------------------- -------------------------------------------
                              06/30/01                                $ 2,888,009
               --------------------------------------- -------------------------------------------
         1. For the period from 08/2/99 (commencement of operations).

         The investment  advisory  agreement states that in the absence of willful  misfeasance,  bad faith,  gross negligence  in the  performance  of its duties or  reckless  disregard  of its  obligations  and  duties  under the investment  advisory  agreement,  the Manager is not liable for any loss  sustained by reason of any  investment of
Fund assets made with due care and in good faith.

         The agreement permits the Manager to act as investment  advisor for any other person,  firm or corporation and to use  the  name  "Oppenheimer"  in  connection  with  other  investment  companies  for  which  it may act as investment  advisor or general  distributor.  If the Manager shall no longer act as investment advisor to the Fund, the Manager may withdraw the right of the Fund to use the name "Oppenheimer" as part of its name.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment Advisory  Agreement.  One of the duties of the Manager under the investment advisory  agreement  is to arrange  the  portfolio  transactions  for the Fund.  The  advisory  agreement  contains provisions  relating to the employment of broker-dealers to effect the Fund's portfolio  transactions.  The Manager is authorized by the advisory agreement to employ  broker-dealers,  including "affiliated" brokers, as that term is defined in the Investment Company Act. The Manager may employ  broker-dealers  that the Manager thinks, in its best judgment based on all relevant  factors,  will implement the policy of the Fund to obtain,  at reasonable  expense, the "best execution" of the Fund's  portfolio  transactions.  "Best execution" means prompt and reliable  execution at the most favorable price obtainable.  The Manager need not seek competitive  commission bidding.  However, it is expected to be aware of the current rates of eligible  brokers and to minimize the  commissions  paid to the extent consistent with the interests and policies of the Fund as established by its Board of Trustees.

         Under the investment  advisory  agreement,  the Manager may select brokers  (other than  affiliates)  that provide  brokerage  and/or  research  services for the Fund and/or the other accounts over which the Manager or its affiliates have investment  discretion.  The commissions paid to such brokers may be higher than another  qualified broker would charge,  if the Manager makes a good faith  determination  that the  commission is fair and reasonable in relation to the services  provided.  Subject to those  considerations,  as a factor in selecting brokers for the
Fund's  portfolio  transactions,  the Manager may also  consider  sales of shares of the Fund and other  investment companies for which the Manager or an affiliate serves as investment advisor.

Brokerage  Practices  Followed  by the  Manager.  The  Manager  allocates  brokerage  for the Fund  subject  to the provisions of the investment  advisory  agreement and the  procedures and rules  described  above.  Generally,  the
Manager's  portfolio traders allocate brokerage based upon  recommendations  from the Manager's portfolio managers.
In certain  instances,  portfolio  managers may directly place trades and allocate  brokerage.  In either case, the
Manager's executive officers supervise the allocation of brokerage.

         Transactions  in  securities  other than those for which an exchange is the primary  market are  generally done with  principals or market  makers.  In  transactions  on foreign  exchanges,  the Fund may be required to pay fixed brokerage  commissions and therefore would not have the benefit of negotiated  commissions  available in U.S.
markets.  Brokerage  commissions  are  paid  primarily  for  transactions  in  listed  securities  or  for  certain fixed-income  agency  transactions in the secondary  market.  Otherwise  brokerage  commissions are paid only if it appears  likely that a better price or execution  can be obtained by doing so. In an option  transaction,  the Fund ordinarily  uses the same broker for the purchase or sale of the option and any  transaction  in the  securities to which the option relates.

         Other funds  advised by the Manager have  investment  policies  similar to those of the Fund.  Those other funds may  purchase or sell the same  securities  as the Fund at the same time as the Fund,  which could affect the supply and price of the securities.  If two or more funds advised by the Manager  purchase the same security on the same day from the same  dealer,  the  transactions  under  those  combined  orders  are  averaged  as to price  and allocated in accordance with the purchase or sale orders actually placed for each account.

         Most purchases of debt  obligations are principal  transactions  at net prices.  Instead of using a broker for those transactions,  the Fund normally deals directly with the selling or purchasing  principal or market maker unless the Manager  determines  that a better price or execution can be obtained by using the services of a broker.
Purchases of portfolio  securities from  underwriters  include a commission or concession paid by the issuer to the underwriter.  Purchases from dealers  include a spread  between the bid and asked prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

         The investment  advisory agreement permits the Manager to allocate  brokerage for research  services.  The research  services  provided by a particular  broker may be useful only to one or more of the advisory  accounts of the Manager and its affiliates.  The investment  research  received for the commissions of those other accounts may be useful both to the Fund and one or more of the Manager's  other  accounts.  Investment  research may be supplied to the Manager by a third party at the instance of a broker through which trades are placed.

         Investment  research services include  information and analysis on particular  companies and industries as well  as  market  or  economic  trends  and  portfolio  strategy,  market  quotations  for  portfolio  evaluations, information  systems,  computer hardware and similar products and services.  If a research service also assists the
Manager  in a  non-research  capacity  (such as  bookkeeping  or other  administrative  functions),  then  only the percentage or component that provides  assistance to the Manager in the investment  decision-making  process may be paid in commission dollars.

         The Board of Trustees  permits the Manager to use stated  commissions  on  secondary  fixed-income  agency trades to obtain  research  if the broker  represents  to the  Manager  that:  (i) the trade is not from or for the broker's own  inventory,  (ii) the trade was  executed by the broker on an agency  basis at the stated  commission, and (iii) the trade is not a riskless  principal  transaction.  The Board of  Trustees  permits  the Manager to use concessions  on  fixed-price  offerings  to  obtain  research,  in the  same  manner  as is  permitted  for  agency transactions.

         The research  services  provided by brokers broadens the scope and supplements the research  activities of the Manager.  That research provides  additional views and comparisons for consideration,  and helps the Manager to obtain  market  information  for the valuation of  securities  that are either held in the Fund's  portfolio or are being  considered  for  purchase.  The Manager  provides  information  to the Board about the  commissions  paid to brokers furnishing such services,  together with the Manager's  representation  that the amount of such commissions was reasonably related to the value or benefit of such services.

         ------------------------------------ ---------------------------------------------------------------
              Fiscal Year Ended 06/30:                Total Brokerage Commissions Paid by the Fund2
         ------------------------------------ ---------------------------------------------------------------
         ------------------------------------ ---------------------------------------------------------------
                        20001                                           $ 604,2413
         ------------------------------------ ---------------------------------------------------------------
         ------------------------------------ ---------------------------------------------------------------
                        2001                                            $ 1,699,7444
         ------------------------------------ ---------------------------------------------------------------
         1. For the period from 08/2/99 (commencement of operations).
         2. Amounts do not include spreads or concessions on principal transactions on a net trade basis.
         3. In the fiscal  year  ended  06/30/00,  the  amount of  transactions  directed  to  brokers  for research  services was $5,073,569 and the amount of the  commissions  paid to  broker-dealers  for those services was $10,551.
         4. In the fiscal  year ended  06/30/01,  the  amount of  transactions  directed  to brokers  for  research services was $17,121,919 and the amount of the commissions paid to  broker-dealers  for those services was
         $42,679.

Distribution and Service Plans

The  Distributor.  Under its General  Distributor's  Agreement  with the Fund, the  Distributor  acts as the Fund's principal  underwriter  in the  continuous  public  offering of the  different  classes of shares of the Fund.  The
Distributor  is not obligated to sell a specific  number of shares.  Expenses  normally  attributable  to sales are borne by the Distributor.

-------------- --------------- ------------------ ----------------- ----------------- ----------------- -----------------
               Aggregate
               Front-End       Class A            Concessions       Concessions       Concessions       Concessions
Fiscal         Sales           Front-End          on Class          on Class          on Class          on Class
Year           Charges         Sales Charges      A Shares          B Shares          C Shares          N Shares
Ended          on Class A      Retained by        Advanced by       Advanced by       Advanced by       Advanced by
06/30:         Shares          Distributor        Distributor1      Distributor1      Distributor1      Distributor1
-------------- --------------- ------------------ ----------------- ----------------- ----------------- -----------------
-------------- --------------- ------------------ ----------------- ----------------- ----------------- -----------------
    2000         $1,326,477        $ 409,675         $ 107,654        $ 2,005,132        $ 218,672            N/A
-------------- --------------- ------------------ ----------------- ----------------- ----------------- -----------------
-------------- --------------- ------------------ ----------------- ----------------- ----------------- -----------------
    2001         $1,418,890       $ 448, 413         $ 131,792        $ 2,069,956        $ 370,022          $ 7,299
-------------- --------------- ------------------ ----------------- ----------------- ----------------- -----------------
1.       The  Distributor  advances  concession  payments to dealers  for  certain  sales of Class A shares and for sales of Class B and Class C shares from its own resources at the time of sale.
*                 Includes  amounts  retained  by a  broker-dealer  that  is  an  affiliate  or  a  parent  of  the distributor.

------------ ------------------------------ ------------------------------- ------------------------------- -------------------------------
             Class A Contingent             Class B Contingent              Class C Contingent              Class N Contingent
Fiscal Year  Deferred Sales Charges         Deferred Sales Charges          Deferred Sales Charges          Deferred Sales Charges
Ended 06/30  Retained by Distributor        Retained by Distributor         Retained by Distributor         Retained by Distributor
------------ ------------------------------ ------------------------------- ------------------------------- -------------------------------
------------ ------------------------------ ------------------------------- ------------------------------- -------------------------------
   2000                   $0                           $65,916                          $9,376                           N/A
------------ ------------------------------ ------------------------------- ------------------------------- -------------------------------
------------ ------------------------------ ------------------------------- ------------------------------- -------------------------------
   2001                  $ 840                         $170,769                       $ 16, 372                           $0
------------ ------------------------------ ------------------------------- ------------------------------- -------------------------------

Distribution  and  Service  Plans.  The Fund has  adopted a Service  Plan for Class A shares and  Distribution  and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the  Investment  Company Act. Under those plans  the  Fund  pays  the  Distributor  for all or a  portion  of its  costs  incurred  in  connection  with  the distribution  and/or servicing of the shares of the particular  class. Each plan has been approved by a vote of the
Board of Trustees, including a majority of the Independent Trustees2, cast in person at a  meeting  called  for the purpose of voting on that plan.

         Under the  plans,  the  Manager  and the  Distributor  may make  payments  to  affiliates,  in their  sole discretion,  from time to time,  and may use their own  resources  (at no direct cost to the Fund) to make payments to brokers,  dealers or other financial  institutions for distribution  and  administrative  services they perform.
The Manager may use its profits from the  advisory fee it receives  from the Fund.  In their sole  discretion,  the
Distributor  and the Manager may increase or decrease the amount of payments  they make from their own resources to plan recipients.

         Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the  Fund's  Board  of  Trustees  and its  Independent  Trustees  specifically  vote  annually  to  approve  its continuance.  Approval  must be by a vote  cast in  person  at a  meeting  called  for the  purpose  of  voting  on continuing  the plan. A plan may be  terminated at any time by the vote of a majority of the  Independent  Trustees or by the vote of the  holders of a  "majority"  (as  defined in the  Investment  Company  Act) of the  outstanding shares of that class.

         The Board of Trustees and the  Independent  Trustees  must approve all material  amendments  to a plan. An amendment to increase  materially  the amount of payments to be made under a plan must be approved by  shareholders of the class  affected by the  amendment.  Because  Class B shares of the Fund  automatically  convert into Class A shares after six years,  the Fund must obtain the approval of both Class A and Class B shareholders  for a proposed material amendment to the Class A Plan that would materially increase payments under the Plan.

      While the Plans are in effect,  the  Treasurer  of the Fund shall  provide  separate  written  reports on the plans to the Board of  Trustees at least  quarterly  for its review.  The  Reports  shall  detail the amount of all payments  made under a plan and the  purpose for which the  payments  were made.  Those  reports are subject to the review and approval of the Independent Trustees.

         Each Plan states that while it is in effect,  the selection and  nomination of those  Trustees of the Fund who are not  "interested  persons" of the Fund is committed to the  discretion of the  Independent  Trustees.  This does not prevent the  involvement of others in the selection and  nomination  process as long as the final decision as to selection or nomination is approved by a majority of the Independent Trustees.

         Under the  plans  for a class,  no  payment  will be made to any  recipient  in any  quarter  in which the aggregate  net asset  value of all Fund  shares of that class held by the  recipient  for itself and its  customers does not  exceed a minimum  amount,  if any,  that may be set from time to time by a  majority  of the  Independent
Trustees. The Board of Trustees has set no minimum amount of assets to qualify for payments under the plans.

         |_| Class A Service Plan Fees.  Under the Class A service plan,  the  Distributor  currently uses the fees it  receives  from the Fund to pay  brokers,  dealers and other  financial  institutions  (they are  referred to as
"recipients")  for personal  services and account  maintenance  services they provide for their  customers who hold
Class A shares.  The services include,  among others,  answering  customer  inquiries about the Fund,  assisting in establishing  and  maintaining  accounts in the Fund,  making the Fund's  investment  plans available and providing other services at the request of the Fund or the Distributor.  The Class A service plan permits  reimbursements  to the  Distributor  at a rate of up to 0.25% of average  annual net assets of Class A shares.  While the plan permits the Board to authorize  payments to the Distributor to reimburse  itself for services under the plan, the Board has not yet done so. The  Distributor  makes  payments  to plan  recipients  quarterly  at an annual rate not to exceed
0.25% of the average  annual net assets  consisting  of Class A shares held in the  accounts of the  recipients  or their customers.

         For the fiscal year ended June 30, 2001  payments  made under the Class A Plan  totaled  $480,204,  all of which was paid by the  Distributor to recipients.  That included $43, 215 paid to an affiliate of the  Distributors parent  company.  Any  unreimbursed  expenses the  Distributor  incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent  years.  The  Distributor  may not use payments  received  under the Class A
Plan to pay any of its interest expenses, carrying charges, or other financial costs, or allocation of overhead.

         |_| Class B, Class C and Class N Service and  Distribution  Plan Fees.  Under each plan,  service fees and distribution  fees  are  computed  on the  average  of the net  asset  value of  shares  in the  respective  class, determined  as of the close of each  regular  business  day during the period.  Under the plans,  the Fund pays the
Distributor  an annual  asset-based  sales  charge of 0.75% per year on Class B and on Class C shares  and the Fund pays the Distributor an annual  asset-based sales charge of 0.25% per year on Class N shares.  The Distributor also receives a service fee of 0.25% per year under each plan.

      The Class B, Class C and the Class N Plans  permit  the  Distributor  to retain  both the  asset-based  sales charges and the service  fees ( and the  Distributor  does  retain the  service  fees when it renders the  required personal  services)  or to pay  recipients  the  service  fee on a  quarterly  basis,  without  payment in advance.
However,  the  Distributor  currently  intends to pay the service fee to  recipients  in advance for the first year after the shares are purchased.  After the first year shares are  outstanding,  the  Distributor  makes service fee payments  quarterly on those  shares.  The advance  payment is based on the net asset value of shares sold.  Shares purchased  by exchange do not qualify for the advanced  service fee payment.  If Class B, Class C or Class N shares are redeemed  during the first year after their  purchase,  the  recipient of the service fees on those shares will be obligated to repay the  Distributor  a pro rata portion of the advance  payment of the service fee made on those shares.  In cases  where the  Distributor  is the broker of record  for Class B, Class C, and Class N shares,  i.e.
shareholder  without  the  services  of a broker  directly  invests in the Fund,  the  Distributor  will retain the asset-based sales charge and service fee for Class B, Class C, and Class N shares.

        The  Distributor  retains the  asset-based  sales charge on Class C shares during the first year the shares are outstanding.  The Distributor  retains the asset-based  sales charge on Class N shares. It pays the asset-based sales charge as an ongoing  concession  to the  recipient  on Class C shares  outstanding  for a year or more.  The
Distributor  retains  the  asset-based  sales  charge  on Class B and  Class N  shares.  If a dealer  has a special agreement with the  Distributor,  the Distributor  will pay the Class B, Class C and/or Class N service fee and the asset-based  sales  charge to the dealer  quarterly  in lieu of paying the sales  concessions  and  service  fee in advance at the time of purchase.

      The  asset-based  sales charges on Class B, Class C and Class N shares allow  investors to buy shares without a front-end  sales charge while  allowing the  Distributor to compensate  dealers that sell those shares.  The Fund pays the asset-based  sales charges to the Distributor for its services  rendered in distributing  Class B, Class C and Class N shares. The payments are made to the Distributor in recognition that the Distributor:

o        pay a sales concession to authorized brokers and dealers at the time of sale and pays service fees as described above,
o        may finance payment of sales concessions and/or the advance of the service fee payment to recipients under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
o        employs personnel to support distribution of Class B, Class C and Class N shares, and
o        bears the costs of sales literature, advertising and prospectuses (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.

     The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and from the Fund under the plans. If the Class B, Class C or Class N plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated.

  -----------------------------------------------------------------------------------------------------------------
                     Distribution Fees Paid to the Distributor in the Fiscal Year Ended 6/30/01
  -----------------------------------------------------------------------------------------------------------------
                                                                       Distributor's            Distributor's
                                                                         Aggregate              Unreimbursed
                                Total               Amount              Unreimbursed            Expenses as %
                               Payments           Retained by             Expenses              of Net Assets
  Class:                      Under Plan         Distributor1            Under Plan               of Class
  ----------------------- ------------------- -------------------- ----------------------- ------------------------
  ----------------------- ------------------- -------------------- ----------------------- ------------------------
  Class B Plan            $ 1,279,835         $ 1,093,288          $ 3,125,975                      1.76%
  ----------------------- ------------------- -------------------- ----------------------- ------------------------
  ----------------------- ------------------- -------------------- ----------------------- ------------------------
  Class C Plan            $ 605,674           $ 295,292            $ 644,889                        0.72%
  ----------------------- ------------------- -------------------- ----------------------- ------------------------
  ----------------------- ------------------- -------------------- ----------------------- ------------------------
  Class N Plan            $ 730               $ 455                $ 7,844                          0.79%
  ----------------------- ------------------- -------------------- ----------------------- ------------------------

1.  The amount retained by the Distributor includes both the monthly asset-based sales charge (0.75%) and the quarterly 12b-1 service fee (0.25%).

      All payments under the Class B, Class C and Class N plans are subject to the limitations imposed by the
Conduct Rules of the National Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation  of  Performance  Terminology.  The  Fund  uses  a  variety  of  terms  to  illustrate  its  investment performance.  Those terms include  "cumulative  total return," "average annual total return," "average annual total return at net asset  value"  and  "total  return at net asset  value."  An  explanation  of how total  returns  are calculated  is set forth below.  You can obtain  current  performance  information  by calling the Fund's  Transfer
Agent at 1-800-525-7048 or by visiting the OppenheimerFunds Internet web site at http://www.oppenheimerfunds.com.

         The  Fund's  illustrations  of its  performance  data in  advertisements  must  comply  with  rules of the
Securities and Exchange  Commission.  Those rules  describe the types of performance  data that may be used and how it is to be  calculated.  In  general,  any  advertisement  by the Fund of its  performance  data must  include the average  annual total returns for the advertised  class of shares of the Fund.  Those returns must be shown for the
1-, 5- and 10-year  periods  (or the life of the class,  if less)  ending as of the most  recently  ended  calendar quarter prior to the publication of the advertisement (or its submission for publication).

         Use of  standardized  performance  calculations  enables an investor to compare the Fund's  performance to the  performance  of other funds for the same periods.  However,  a number of factors  should be considered  before using the Fund's performance information as a basis for comparison with other investments:

         |_|   Total returns  measure the  performance of a hypothetical  account in the Fund over various  periods and do not show the performance of each shareholder's  account.  Your account's performance will vary from the model  performance  data if your  dividends are received in cash, or you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.
         |_|   An investment in the Fund is not insured by the FDIC or any other government agency.
|_|      The Fund's  performance  returns  do not  reflect  the  effect of taxes on  dividends  and  capital  gains distributions.

|_|      The  principal  value of the  Fund's  shares  and total  returns  are not  guaranteed  and  normally  will fluctuate on a daily basis.
|_|      When an investor's shares are redeemed, they may be worth more or less than their original cost.
|_|      Total returns for any given past period  represent  historical  performance  information  and are not, and should not be considered, a prediction of future returns.

         The  performance  of each class of shares is shown  separately,  because the  performance of each class of shares will usually be different.  That is because of the different  kinds of expenses each class bears.  The total returns  of each  class of  shares of the Fund are  affected  by  market  conditions,  the  quality  of the  Fund's investments,  the  maturity  of debt  investments,  the types of  investments  the Fund  holds,  and its  operating expenses that are allocated to the particular class.

         |X| Total  Return  Information.  There are  different  types of "total  returns"  to  measure  the  Fund's performance.  Total return is the change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital gains  distributions  are  reinvested in additional  shares and that the investment is redeemed at the end of the period.  Because of differences in expenses for each class of shares,  the total returns for each class are  separately  measured.  The cumulative  total return  measures the change in value over the entire period (for example,  ten years).  An average  annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period.  However,  average annual total returns do not show actual year-by-year  performance.  The Fund uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

         In  calculating  total  returns  for Class A  shares,  the  current  maximum  sales  charge of 5.75% (as a percentage  of the  offering  price) is deducted  from the  initial  investment  ("P")  (unless the return is shown without sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred sales  charge is applied,  depending on the period for which the return is shown:  5.0% in the first year,  4.0% in the  second  year,  3.0% in the third and fourth  years,  2.0% in the fifth  year,  1.0% in the sixth year and none thereafter.  For Class C shares,  the 1%  contingent  deferred  sales charge is deducted for returns for the 1-year period.  For Class N shares,  the 1%  contingent  deferred  sales  charge is deducted  for returns for the 18 month period. There is no sales charge on Class Y shares.

                  |_| Average  Annual Total Return.  The "average  annual total return" of each class is an average annual  compounded  rate of return for each year in a specified  number of years. It is the rate of return based on the change in value of a  hypothetical  initial  investment of $1,000 ("P" in the formula  below) held for a number of years ("n" in the formula) to achieve an Ending  Redeemable  Value  ("ERV" in the  formula) of that  investment, according to the following formula:

                                       ERV -1 = AVERAGE ANNUAL TOTAL RETURN
                                    ===========
                                         P

                  |_| Cumulative Total Return.  The "cumulative  total return"  calculation  measures the change in value of a  hypothetical  investment of $1,000 over an entire  period of years.  Its  calculation  uses some of the same  factors as average  annual  total  return,  but it does not  average  the rate of return on an annual  basis.
Cumulative total return is determined as follows:

                                        ERV - P = TOTAL RETURN
                                     ============
                                           P

                |_| Total  Returns at Net Asset Value.  From time to time the Fund may also quote a cumulative or an average annual total return "at net asset value"  (without  deducting sales charges) for Class A, Class B, Class
C or Class N shares.  Each is based on the  difference in net asset value per share at the beginning and the end of the period for a  hypothetical  investment  in that class of shares  (without  considering  front-end or contingent
deferred  sales  charges)  and  takes  into   consideration   the  reinvestment  of  dividends  and  capital  gains
distributions.

  ------------------------------------------------------------------------------------------------------------------
                               The Fund's Total Returns for the Periods Ended 06/30/01
  ------------------------------------------------------------------------------------------------------------------
  ------------- ------------------------- --------------------------------------------------------------------------
                Cumulative Total                                Average Annual Total Returns
  Class     of  Returns (10 years or
  Shares        Life of Class)
  ------------- ------------------------- --------------------------------------------------------------------------
  ------------- ------------------------- ----------------------- ------------------------- ------------------------

                                                  1-Year               5-Year or Life           10-Year or Life
  ------------- ------------------------- ----------------------- ------------------------- ------------------------
  ------------- ------------ ------------ ----------- ----------- ------------ ------------ ---------- -------------
                After        Without      After       Without     After        Without      After      Without
                Sales        Sales        Sales       Sales       Sales        Sales        Sales      Sales Charge
                Charge       Charge       Charge      Charge      Charge       Charge       Charge
  ------------- ------------ ------------ ----------- ----------- ------------ ------------ ---------- -------------
  ------------- ------------ ------------ ----------- ----------- ------------ ------------ ---------- -------------
  Class A           50.15%1     59.31%1   1.47%       7.66%       23.70%       27.59%          N/A         N/A
  ------------- ------------ ------------ ----------- ----------- ------------ ------------ ---------- -------------
  ------------- ------------ ------------ ----------- ----------- ------------ ------------ ---------- -------------
  Class B           53.07%1     57.07%1   1.79%       6.79%       24.95%       26.65%          N/A         N/A
  ------------- ------------ ------------ ----------- ----------- ------------ ------------ ---------- -------------
  ------------- ------------ ------------ ----------- ----------- ------------ ------------ ---------- -------------
  Class C           57.17%1     57.17%1   5.86%       6.86%       26.69%       26.69%          N/A         N/A
  ------------- ------------ ------------ ----------- ----------- ------------ ------------ ---------- -------------
  ------------- ------------ ------------ ----------- ----------- ------------ ------------ ---------- -------------
  Class N            9.87%2     10.87%2      N/A         N/A          N/A          N/A         N/A         N/A
  ------------- ------------ ------------ ----------- ----------- ------------ ------------ ---------- -------------
  ------------- ------------ ------------ ----------- ----------- ------------ ------------ ---------- -------------
  Class Y           60.21%1     60.21%1   7.90%       7.90%       27.97%       27.97%          N/A         N/A
  ------------- ------------ ------------ ----------- ----------- ------------ ------------ ---------- -------------
   1. Inception of Class A, Class B, Class C and Class Y: 08/02/99
  2. Inception of Class N: 03/01/01

Other Performance Comparisons.  The Fund compares its performance annually to that of an appropriate  broadly-based market index in its Annual Report to  shareholders.  You can obtain that  information  by  contacting  the Transfer
Agent at the addresses or telephone  numbers shown on the cover of this  Statement of Additional  Information.  The
Fund may also compare its performance to that of other  investments,  including other mutual funds, or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

              |_| Lipper  Rankings.  From time to time the Fund may publish the ranking of the  performance  of its classes of shares by Lipper  Analytical  Services,  Inc.  Lipper is a  widely-recognized  independent  mutual  fund monitoring  service.  Lipper monitors the performance of regulated  investment  companies,  including the Fund, and ranks their performance for various periods in categories based on investment  styles.  The performance of the Fund is ranked by Lipper  against all other growth  funds.  The Lipper  performance  rankings are based on total returns that include the reinvestment of capital gain  distributions  and income dividends but do not take sales charges or taxes into consideration.  Lipper also publishes  "peer-group"  indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

              |_|  Morningstar  Ratings and  Rankings.  From time to time the Fund may  publish the ranking  and/or star  rating of the  performance  of its  classes  of shares by  Morningstar,  Inc.,  an  independent  mutual  fund monitoring  service.  Morningstar  rates and ranks  mutual funds in broad  investment  categories:  domestic  stock funds,  international  stock  funds,  taxable  bond funds and  municipal  bond  funds.  The Fund is included in the domestic stock funds category.

         Morningstar   proprietary  star  ratings  reflect  historical   risk-adjusted   total  investment  return.
Investment  return  measures a fund's (or class's) one-,  three-,  five- and ten-year  average annual total returns
(depending  on the  inception  of the fund or  class)  in  excess  of  90-day  U.S.  Treasury  bill  returns  after considering  the fund's sales charges and  expenses.  Risk is measured by a fund's (or class's)  performance  below
90-day U.S.  Treasury  bill returns.  Risk and  investment  return are combined to produce star ratings  reflecting performance  relative to the other funds in the fund's  category.  Five stars is the "highest"  ranking (top 10% of funds in a category),  four stars is "above  average" (next 22.5%),  three stars is "average" (next 35%), two stars is "below  average"  (next 22.5%) and one star is "lowest"  (bottom 10%). The current star rating is the fund's (or class's)  overall  rating,  which is the fund's  3-year  rating or its  combined  3- and 5-year  ranking  (weighted
60%/40% respectively), or its combined 3-, 5-, and 10-year rating (weighted 40%/30%/30%,  respectively),  depending on the inception date of the fund (or class). Ratings are subject to change monthly.

         The Fund may also compare its total  return  ranking to that of other funds in its  Morningstar  category, in addition to its star  rating.  Those  total  return  rankings  are  percentages  from one percent to one hundred percent and are not  risk-adjusted.  For example,  if a fund is in the 94th percentile,  that means that 94% of the funds in the same category performed better than it did.

              |_| Performance  Rankings and Comparisons by Other Entities and  Publications.  From time to time the
Fund may  include  in its  advertisements  and sales  literature  performance  information  about the Fund cited in newspapers  and other  periodicals  such as The New York  Times,  The Wall  Street  Journal,  Barron's,  or similar publications.  That  information  may include  performance  quotations  from other  sources,  including  Lipper and
Morningstar.  The  performance of the Fund's classes of shares may be compared in  publications  to the performance of various market indices or other investments,  and averages,  performance  rankings or other benchmarks  prepared by recognized mutual fund statistical services.

         Investors may also wish to compare the returns on the Fund's share  classes to the return on  fixed-income investments  available  from banks and  thrift  institutions.  Those  include  certificates  of  deposit,  ordinary interest-paying  checking and savings  accounts,  and other forms of fixed or variable time  deposits,  and various other  instruments  such as Treasury  bills.  However,  the Fund's  returns and share price are not  guaranteed  or insured  by the FDIC or any other  agency  and will  fluctuate  daily,  while bank  depository  obligations  may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and payment of interest on
Treasury securities is backed by the full faith and credit of the U.S. government.

         From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer Agent,  and of the investor services  provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the Oppenheimer funds  themselves.  Those ratings or rankings of shareholder and investor services by third parties may include  comparisons of their  services to those provided by other mutual fund families  selected by the rating or ranking  services.  They may be based upon the  opinions  of the rating or  ranking  service  itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

From time to time the Fund may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of the fund and other Oppenheimer funds. The combined account may be part of an illustration of an asset allocation model or similar presentation. The account performance may combine total return performance of the fund and the total return performance of other
Oppenheimer funds included in the account. Additionally, from time to time, the Fund's advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions. That may include, for example,
o        information  about the  performance  of certain  securities  or  commodities  markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies  included in segments of particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the gross  national  or gross  domestic  product of the  United  States or other countries or regions,
o        comparisons  of  various  market   sectors  or  indices  to  demonstrate   performance,   risk,  or  other
         characteristics of the Fund.

ABOUT YOUR ACCOUNT

How to Buy Shares

         Additional  information  is presented  below about the methods that can be used to buy shares of the Fund.
Appendix C contains more  information  about the special  sales charge  arrangements  offered by the Fund,  and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased  through  AccountLink,  each purchase must be at least $25.  Shares will be purchased on the regular  business  day you instruct the  Distributor  to initiate  the  Automated  Clearing  House
("ACH")  transfer to buy the shares.  Dividends  will begin to accrue on shares  purchased with the proceeds of ACH transfers on the business day the Fund receives  federal  funds for the purchase  through the ACH system before the close of The New York Stock Exchange.  The Exchange  normally closes at 4:00 P.M., but may close earlier on certain days.  If  Federal  Funds are  received  on a business  day after the close of the  Exchange,  the  shares  will be purchased  and dividends  will begin to accrue on the next regular  business day. The proceeds of ACH transfers are normally  received by the Fund 3 days after the  transfers  are  initiated.  The  Distributor  and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As discussed in the  Prospectus,  a reduced sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers  making such sales.  No sales  charge is imposed in certain  other  circumstances  described in Appendix C to this  Statement  of  Additional  Information  because the
Distributor or dealer or broker incurs little or no selling expenses.

|_|      Right of  Accumulation.  To qualify for the lower sales  charge  rates that apply to larger  purchases  of
              Class A shares, you and your spouse can add together:

              |_| Class A, Class B you purchase for your  individual  accounts  (including  IRAs and 403(b) plans), or for your joint  accounts,  or for trust or custodial  accounts on behalf of your  children who are minors, and
               |_|current  purchases  of Class A,  Class B of the Fund and other  Oppenheimer  funds to reduce  the sales charge rate that applies to current purchases of Class A shares, and
               |_|Class A,  Class B of  Oppenheimer  funds  you  previously  purchased  subject  to an  initial  or contingent  deferred sales charge to reduce the sales charge rate for current  purchases of Class
                  A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee  benefit plans of the same  employer) that has multiple  accounts.  The  Distributor  will add the value,  at current  offering  price,  of the shares you  previously  purchased  and  currently  own to the value of current  purchases to determine  the sales charge rate that  applies.  The reduced  sales charge will apply only to current purchases. You must request it when you buy shares.

         |_| The Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                        Oppenheimer Main Street Growth & Income Fund
Oppenheimer California Municipal Fund                        Oppenheimer Main Street Opportunity Fund
Oppenheimer Capital Appreciation Fund                        Oppenheimer Main Street Small Cap Fund
Oppenheimer Capital Preservation Fund                        Oppenheimer MidCap Fund
Oppenheimer Capital Income Fund                              Oppenheimer Multiple Strategies Fund
Oppenheimer Champion Income Fund                             Oppenheimer Municipal Bond Fund
Oppenheimer Convertible Securities Fund                      Oppenheimer New York Municipal Fund
Oppenheimer Developing Markets Fund                          Oppenheimer New Jersey Municipal Fund
Oppenheimer Disciplined Allocation Fund                      Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Disciplined Value Fund                           Oppenheimer Quest Balanced Value Fund
Oppenheimer Discovery Fund                                   Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Emerging Growth Fund                             Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Emerging Technologies Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Enterprise Fund                                  Oppenheimer Quest Small Cap Fund
Oppenheimer Europe Fund                                      Oppenheimer Quest Value Fund, Inc.
Oppenheimer Florida Municipal Fund                           Oppenheimer Real Asset Fund
Oppenheimer Global Fund                                      Oppenheimer Select Managers
Oppenheimer Global Growth & Income Fund                      Oppenheimer Senior Floating Rate Fund
Oppenheimer Gold & Special Minerals Fund                     Oppenheimer Strategic Income Fund
Oppenheimer Growth Fund                                      Oppenheimer Total Return Fund, Inc.
Oppenheimer High Yield Fund                                  Oppenheimer Trinity Core Fund
Oppenheimer Intermediate Municipal Fund                      Oppenheimer Trinity Value Fund
Oppenheimer International Bond Fund                          Oppenheimer U.S. Government Trust
Oppenheimer International Growth Fund                        Limited-Term New York Municipal Fund
Oppenheimer International Small Company Fund                 Rochester Fund Municipals
Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Limited-Term Government Fund

And the following money market funds:

Centennial America Fund, L. P.                               Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                       Centennial Tax Exempt Trust
Centennial Government Trust                                  Oppenheimer Cash Reserves
Centennial Money Market Trust                                Oppenheimer Money Market Fund, Inc.

         There is an  initial  sales  charge on the  purchase  of Class A shares of each of the  Oppenheimer  funds except the money market funds. Under certain circumstances  described in this Statement of Additional  Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

         |_| Letters of Intent.  Under a Letter of Intent,  if you  purchase  Class A shares or Class A and Class B shares of the Fund and other  Oppenheimer  funds  during a 13-month  period,  you can reduce the sales  charge rate that applies to your purchases of Class A shares.  The total amount of your intended  purchases of both Class A and
Class B shares will  determine the reduced sales charge rate for the Class A shares  purchased  during that period.
You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's  statement in writing to the  Distributor of the intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds)  during a 13-month  period
(the "Letter of Intent period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the  investor's  intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount specified  in the Letter.  Purchases  made by  reinvestment  of  dividends or  distributions  of capital  gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables  an  investor  to count  the Class A and Class B shares  purchased  under the  Letter to obtain the reduced  sales  charge rate on  purchases  of Class A shares of the Fund (and other  Oppenheimer  funds)
that applies  under the Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase of Class A shares under the Letter will be made at the offering  price  (including  the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter,  the investor makes no commitment to purchase shares.  However,  if the investor's purchases  of shares  within  the  Letter of Intent  period,  when  added to the value (at  offering  price) of the investor's  holdings  of  shares on the last day of that  period,  do not equal or  exceed  the  intended  purchase amount,  the investor  agrees to pay the  additional  amount of sales charge  applicable  to such  purchases.  That amount is  described  in "Terms of  Escrow,"  below  (those  terms may be amended by the  Distributor  from time to time).  The  investor  agrees  that shares  equal in value to 5% of the  intended  purchase  amount will be held in escrow by the Transfer  Agent subject to the Terms of Escrow.  Also,  the investor  agrees to be bound by the terms of the Prospectus,  this Statement of Additional  Information and the Application  used for a Letter of Intent.  If those  terms are  amended,  as they may be from time to time by the Fund,  the  investor  agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total  eligible  purchases  made  during  the  Letter of Intent  period do not equal or exceed  the intended  purchase amount,  the commissions  previously paid to the dealer of record for the account and the amount of sales charge retained by the  Distributor  will be adjusted to the rates  applicable to actual total  purchases.
If total eligible  purchases during the Letter of Intent period exceed the intended  purchase amount and exceed the amount needed to qualify for the next sales charge rate  reduction set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the
Distributor  the excess of the amount of  commissions  allowed or paid to the dealer over the amount of commissions that apply to the actual amount of purchases.  The excess  commissions  returned to the Distributor will be used to purchase  additional  shares for the  investor's  account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

         The  Transfer  Agent  will not hold  shares  in  escrow  for  purchases  of  shares  of the Fund and other
Oppenheimer  funds by  OppenheimerFunds  prototype 401(k) plans under a Letter of Intent.  If the intended purchase amount under a Letter of Intent entered into by an  OppenheimerFunds  prototype 401(k) plan is not purchased by the plan  by the  end of the  Letter  of  Intent  period,  there  will  be no  adjustment  of  commissions  paid to the broker-dealer or financial institution of record for accounts held in the name of that plan.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination  of the Letter of Intent  period will be deducted.  It is the  responsibility  of the dealer of record  and/or the  investor  to advise the  Distributor  about the Letter in placing any  purchase  orders for the investor during the Letter of Intent period. All of such purchases must be made through the Distributor.

         |_| Terms of Escrow That Apply to Letters of Intent.

              1. Out of the initial  purchase (or  subsequent  purchases if  necessary)  made pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended  purchase  amount  specified in the Letter shall be held in escrow by the Transfer  Agent.  For example,  if the intended  purchase  amount is $50,000,  the escrow shall be shares  valued in the amount of $2,500  (computed  at the offering  price  adjusted  for a $50,000  purchase).  Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

              2.  If  the  total  minimum   investment   specified  under  the  Letter  is  completed   within  the
thirteen-month Letter of Intent period, the escrowed shares will be promptly released to the investor.

              3. If, at the end of the  thirteen-month  Letter of Intent period the total purchases pursuant to the
Letter  are less than the  intended  purchase  amount  specified  in the  Letter,  the  investor  must remit to the
Distributor  an amount equal to the  difference  between the dollar amount of sales  charges  actually paid and the amount of sales  charges  which would have been paid if the total amount  purchased had been made at a single time.
That sales charge  adjustment  will apply to any shares  redeemed  prior to the  completion  of the Letter.  If the difference  in sales  charges is not paid within  twenty days after a request from the  Distributor  or the dealer, the  Distributor  will,  within sixty days of the  expiration of the Letter,  redeem the number of escrowed  shares necessary to realize such difference in sales charges.  Full and fractional  shares remaining after such redemption will be released  from  escrow.  If a request is received to redeem  escrowed  shares  prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

              4. By signing the Letter,  the investor  irrevocably  constitutes  and appoints the Transfer Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

              5. The shares  eligible for purchase  under the Letter (or the holding of which may be counted toward completion of a Letter) include:
(a)      Class A shares  sold with a  front-end  sales  charge or subject to a Class A  contingent  deferred  sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B  shares  acquired  by  exchange  of  either  (1)  Class A  shares  of one of the  other
                      Oppenheimer  funds that were  acquired  subject to a Class A initial or  contingent  deferred sales charge or (2) Class B shares of one of the other  Oppenheimer  funds that were acquired subject to a contingent deferred sales charge.

              6.  Shares held in escrow  hereunder  will  automatically  be exchanged for shares of another fund to which an exchange is requested,  as described in the section of the  Prospectus  entitled "How to Exchange  Shares"
and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To establish an Asset Builder Plan to buy shares  directly  from a bank  account,  you must enclose a check (the minimum is $25) for the initial  purchase  with your  application.  Shares  purchased by Asset
Builder  Plan  payments  from bank  accounts  are  subject to the  redemption  restrictions  for  recent  purchases described in the  Prospectus.  Asset Builder Plans are available only if your bank is an ACH member.  Asset Builder
Plans may not be used to buy shares for OppenheimerFunds  employer-sponsored  qualified retirement accounts.  Asset
Builder  Plans also enable  shareholders  of  Oppenheimer  Cash  Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         If you make  payments  from your bank  account to purchase  shares of the Fund,  your bank account will be debited  automatically.  Normally,  the debit  will be made two  business  days prior to the  investment  dates you selected on your  Application.  Neither the  Distributor,  the Transfer Agent nor the Fund shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

         Before you establish Asset Builder  payments,  you should obtain a prospectus of the selected fund(s) from your  financial  advisor (or the  Distributor)  and  request an  application  from the  Distributor.  Complete  the application  and return it. You may change  the amount of your Asset  Builder  payment or you can  terminate  these automatic  investments  at any time by writing to the  Transfer  Agent.  The Transfer  Agent  requires a reasonable period  (approximately  10 days) after receipt of your  instructions to implement them. The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Retirement  Plans.  Certain  types of  Retirement  Plans are entitled to purchase  shares of the Fund without sales charge or at reduced sales charge rates,  as described in Appendix C to this  Statement of Additional  Information.
Certain special sales charge  arrangements  described in that Appendix apply to retirement  plans whose records are maintained  on a daily  valuation  basis by Merrill  Lynch Pierce  Fenner & Smith,  Inc. or an  independent  record keeper that has a contract or special  arrangement  with Merrill Lynch.  If on the date the plan sponsor signed the
Merrill  Lynch record  keeping  service  agreement  the plan has less than $3 million in assets  (other than assets invested in money market funds)  invested in applicable  investments,  then the  retirement  plan may purchase only
Class B shares of the Oppenheimer  funds.  Any retirement  plans in that category that currently  invest in Class B shares  of the Fund  will  have  their  Class B shares  converted  to Class A shares  of the Fund  when the  Plan's applicable investments reach $5 million.

Cancellation  of Purchase  Orders.  Cancellation  of purchase  orders for the Fund's  shares (for  example,  when a purchase  check is  returned  to the Fund  unpaid)  causes a loss to be  incurred  when the net asset  value of the
Fund's shares on the  cancellation  date is less than on the purchase date. That loss is equal to the amount of the decline in the net asset value per share  multiplied  by the number of shares in the purchase  order.  The investor is responsible  for that loss. If the investor fails to compensate the Fund for the loss, the  Distributor  will do
so. The Fund may  reimburse  the  Distributor  for that amount by redeeming  shares from any account  registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments of the Fund. However,  each class has different  shareholder  privileges and features.  The net income attributable to Class B, Class C, Class N or Class Y shares  and the  dividends  payable on Class B, Class C, Class N or Class Y shares will be reduced by incremental  expenses borne solely by that class.  Those expenses include the asset-based sales charges to which Class B, Class C and Class N shares are subject.

         The  availability  of different  classes of shares  permits an investor to choose the method of purchasing shares that is more  appropriate  for the investor.  That may depend on the amount of the  purchase,  the length of time the investor  expects to hold  shares,  and other  relevant  circumstances.  Class A shares  normally are sold subject to an initial  sales charge.  While Class B, Class C and Class N shares have no initial  sales charge,  the purpose of the  deferred  sales charge and  asset-based  sales charge on Class B, Class C and Class N shares is the same as that of the initial sales charge on Class A shares - to compensate  the  Distributor  and brokers,  dealers and  financial  institutions  that sell shares of the Fund. A salesperson  who is entitled to receive  compensation from his or her firm for selling Fund shares may receive  different  levels of  compensation  for selling one class of shares than another.

         The  Distributor  will not  accept any order in the  amount of  $500,000  or more for Class B shares or $1 million or more for Class C shares on behalf of a single  investor (not  including  dealer "street name" or omnibus accounts).  That is because  generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

         |_| Class B  Conversion.  Under  current  interpretations  of  applicable  federal  income  tax law by the
Internal  Revenue  Service,  the conversion of Class B shares to Class A shares after six years is not treated as a taxable  event for the  shareholder.  If those laws or the IRS  interpretation  of those laws  should  change,  the automatic  conversion  feature may be  suspended.  In that event,  no further  conversions  of Class B shares would occur while that  suspension  remained  in effect.  Although  Class B shares  could then be  exchanged  for Class A shares on the basis of relative net asset value of the two  classes,  without the  imposition  of a sales charge or fee, such exchange could constitute a taxable event for the shareholder,  and absent such exchange,  Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

         |_| Availability of Class N Shares.  In addition to the description of the types of retirement plans which may purchase Class N shares contained in the prospectus, Class N shares also are offered to the following:

o        to all rollover IRAs,
o        to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o        to all trustee-to-trustee IRA transfers,
o        to all 90-24 type 403(b) transfers,
o        to Group Retirement Plans (as defined in Appendix C to this Statement of Additional Information) which have entered into a special agreement with the Distributor for that purpose,
o        to Retirement Plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, the
                      recordkeeper or the plan sponsor for which has entered into a special agreement with the
                      Distributor,
o        to Retirement Plans of a plan sponsor where the aggregate assets of all such plans invested in the
                      Oppenheimer funds is $500,000 or more,
o        to OppenheimerFunds-sponsored Ascender 401(k) plans that pay for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

         |_|  Allocation of Expenses.  The Fund pays expenses  related to its daily  operations,  such as custodian fees,  Trustees'  fees,  transfer agency fees,  legal fees and auditing  costs.  Those expenses are paid out of the
Fund's assets and are not paid directly by  shareholders.  However,  those  expenses  reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         The  methodology  for calculating  the net asset value,  dividends and  distributions  of the Fund's share classes  recognizes two types of expenses.  General expenses that do not pertain  specifically to any one class are allocated  pro rata to the shares of all classes.  The  allocation  is based on the  percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each  outstanding  share within a given class.  Such general expenses  include  management fees,  legal,  bookkeeping and audit fees,  printing and mailing costs of shareholder reports,  Prospectuses,  Statements of Additional  Information and other materials for current shareholders,  fees to unaffiliated Trustees,  custodian expenses, share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other  expenses  that are  directly  attributable  to a  particular  class are  allocated  equally to each outstanding  share  within that class.  Examples of such  expenses  include  distribution  and service plan (12b-1)
fees,  transfer and shareholder  servicing agent fees and expenses and shareholder  meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values Per Share.  The net asset  values per share of each class of shares of the Fund are  determined  as of the close of business of The New York Stock  Exchange on each day that the Exchange is open.
The  calculation  is done by dividing the value of the Fund's net assets  attributable  to a class by the number of shares of that class that are  outstanding.  The  Exchange  normally  closes at 4:00 P.M.,  New York time,  but may close  earlier  on some  other  days (for  example,  in case of weather  emergencies  or on days  falling  before a holiday).  The Exchange's  most recent annual  announcement  (which is subject to change) states that it will close on New Year's Day,  Presidents'  Day,  Martin Luther King, Jr. Day, Good Friday,  Memorial Day,  Independence  Day,
Labor Day, Thanksgiving Day and Christmas Day. It may also close on other days.

         Dealers  other than  Exchange  members  may  conduct  trading in certain  securities  on days on which the
Exchange is closed  (including  weekends and holidays) or after 4:00 P.M. on a regular business day. The Fund's net asset values will not be calculated  on those days and the values of some of the Fund's  portfolio  securities  may change significantly on these days, when shareholders may not purchase or redeem shares.  Additionally,  trading on
European and Asian stock exchanges and  over-the-counter  markets normally is completed before the close of The New
York Stock Exchange.

         Changes in the values of  securities  traded on foreign  exchanges  or markets as a result of events  that occur after the prices of those  securities are  determined,  but before the close of The New York Stock  Exchange, will not be reflected  in the Fund's  calculation  of its net asset  values that day unless the Manager  determines that the event is likely to effect a  material  change  in the value of the  security.  The  Manager  may make that determination, under procedures established by the Board.

         |_| Securities  Valuation.  The Fund's Board of Trustees has  established  procedures for the valuation of the Fund's securities. In general those procedures are as follows:
         |_| Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:
(1)      if last sale  information  is regularly  reported,  they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale  information is not available on a valuation  date, they are valued at the last reported sale price  preceding the  valuation  date if it is within the spread of the closing "bid" and "asked"
                  prices on the valuation date or, if not,  at the closing "bid" price on the valuation date.
         |_|  Equity  securities  traded  on a  foreign  securities  exchange  generally  are  valued in one of the following ways:
(1)      at the last sale price available to the pricing service approved by the Board of Trustees, or
(2)      at the last sale price  obtained by the  Manager  from the report of the  principal  exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)      at the mean  between  the "bid" and  "asked"  prices  obtained  from the  principal  exchange on which the security  is  traded  or, on the  basis of  reasonable  inquiry,  from two  market  makers in the security.
         |_| Long-term  debt  securities  having a remaining  maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices  determined by a portfolio  pricing service  approved by the Fund's Board of Trustees or obtained by the Manager from two active  market  makers in the  security on the basis of  reasonable inquiry.
         |_| The following  securities are valued at the mean between the "bid" and "asked" prices  determined by a pricing  service  approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:
(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt  instruments  that had a maturity of 397 days or less when  issued and have a  remaining  maturity of more than 60 days, and
(3)      non-money  market  debt  instruments  that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.
         |_| The following  securities are valued at cost,  adjusted for  amortization of premiums and accretion of discounts:
(1)      money  market debt  securities  held by a non-money  market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
         |_| Securities  (including  restricted  securities)  not having  readily-available  market  quotations are valued at fair  value  determined  under the  Board's  procedures.  If the  Manager  is unable to locate two market makers willing to give quotes,  a security may be priced at the mean between the "bid" and "asked" prices  provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the case of U.S.  government  securities,  mortgage-backed  securities,  corporate  bonds  and  foreign government  securities,  when last sale  information  is not  generally  available,  the  Manager  may use  pricing services  approved by the Board of Trustees.  The pricing  service may use "matrix"  comparisons  to the prices for comparable  instruments on the basis of quality,  yield and maturity.  Other special  factors may be involved (such as the tax-exempt  status of the interest paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing  service  that the Manager has  determined  to be reliable are used to value  foreign  currency,  including  forward  contracts,  and to  convert  to U.S.  dollars  securities  that  are denominated in foreign currency.

         Puts,  calls,  and futures are valued at the last sale price on the  principal  exchange on which they are traded or on Nasdaq,  as  applicable,  as determined by a pricing  service  approved by the Board of Trustees or by the  Manager.  If there  were no sales  that day,  they  shall be valued  at the last sale  price on the  preceding trading day if it is within the spread of the  closing  "bid" and "asked"  prices on the  principal  exchange or on
Nasdaq on the  valuation  date.  If not, the value shall be the closing bid price on the  principal  exchange or on
Nasdaq on the valuation  date.  If the put,  call or future is not traded on an exchange or on Nasdaq,  it shall be valued by the mean between  "bid" and "asked"  prices  obtained by the Manager from two active  market  makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund  writes an  option,  an amount  equal to the  premium  received  is  included  in the Fund's
Statement of Assets and Liabilities as an asset.  An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current  market value of the option.  In  determining  the
Fund's gain on  investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium received.  If a call or put written by the Fund expires,  the Fund has a gain in the amount of the premium.
If the Fund enters  into a closing  purchase  transaction,  it will have a gain or loss,  depending  on whether the premium received was more or less than the cost of the closing  transaction.  If the Fund exercises a put it holds, the amount the Fund receives on its sale of the  underlying  investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

         Information  on how to sell  shares  of the  Fund is  stated  in the  Prospectus.  The  information  below provides additional information about the procedures and conditions for redeeming shares.

Reinvestment  Privilege.  Within  six  months  of a  redemption,  a  shareholder  may  reinvest  all or part of the redemption proceeds of:
         |_|  Class A shares  purchased  subject to an initial sales charge or Class A shares on which a contingent deferred sales charge was paid, or
         |_|  Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.
         The  reinvestment  may be made without sales charge only in Class A shares of the Fund or any of the other
Oppenheimer  funds into which shares of the Fund are  exchangeable as described in "How to Exchange  Shares" below.
Reinvestment  will be at the net asset value next  computed  after the Transfer  Agent  receives  the  reinvestment order. The shareholder  must ask the Transfer Agent for that privilege at the time of reinvestment.  This privilege does not apply to Class C or Class Y shares.  The Fund may  amend,  suspend  or cease  offering  this  reinvestment privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital gain that was realized when the shares were  redeemed is taxable,  and  reinvestment  will not alter any capital gains tax payable on that gain. If there has been a capital loss on the  redemption,  some or all of the loss may not be tax deductible,  depending on the timing and amount of the reinvestment.  Under the Internal
Revenue Code, if the  redemption  proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the Oppenheimer  funds within 90 days of payment of the sales charge,  the  shareholder's basis in the shares of the Fund that were  redeemed  may not  include  the amount of the sales  charge  paid.  That would reduce the loss or increase the gain recognized from the redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The Prospectus  states that payment for shares  tendered for redemption is ordinarily  made in cash.  However,  the Board of Trustees of the Fund may determine that it would be detrimental to the best interests of the remaining  shareholders of the Fund to make payment of a redemption  order wholly or partly in cash. In that case,  the  Fund  may pay the  redemption  proceeds  in  whole or in part by a  distribution  "in  kind" of  liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act. Under that rule, the
Fund is  obligated  to redeem  shares  solely in cash up to the lesser of  $250,000  or 1% of the net assets of the
Fund during any 90-day period for any one  shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur  brokerage or other costs in selling the securities for cash.  The Fund will value  securities  used to pay  redemptions  in kind using the same method the Fund uses to value its  portfolio  securities  described  above under  "Determination  of Net Asset Values Per Share." That  valuation  will be made as of the time the  redemption price is determined.

Involuntary  Redemptions.  The Fund's Board of Trustees has the right to cause the  involuntary  redemption  of the shares  held in any  account if the  aggregate  net asset  value of those  shares is less than $500 or such  lesser amount as the Board may fix.  The Board will not cause the  involuntary  redemption  of shares in an account if the aggregate  net asset  value of such  shares  has  fallen  below  the  stated  minimum  solely as a result of market fluctuations.  If the Board  exercises this right, it may also fix the  requirements  for any notice to be given to the  shareholders  in  question  (not less than 30 days).  The Board may  alternatively  set  requirements  for the shareholder  to  increase  the  investment,  or set other  terms and  conditions  so that the  shares  would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of  transfer to the name of another  person or entity.  It does not matter  whether the  transfer occurs by absolute assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are  transferred,  the  transferred shares will remain  subject to the  contingent  deferred  sales charge.  It will be calculated as if the transferee shareholder  had  acquired  the  transferred  shares in the same  manner  and at the same time as the  transferring shareholder.

         If less than all shares  held in an account  are  transferred,  and some but not all shares in the account would be subject to a  contingent  deferred  sales  charge if  redeemed  at the time of  transfer,  the  priorities described  in the  Prospectus  under  "How to Buy  Shares"  for the  imposition  of the Class B, Class C or Class N contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Distributions From Retirement Plans.  Requests for distributions from  OppenheimerFunds-sponsored  IRAs,  403(b)(7)
custodial   plans,   401(k)   plans  or  pension  or   profit-sharing   plans  should  be  addressed  to  "Trustee,
OppenheimerFunds  Retirement  Plans," c/o the Transfer  Agent at its address  listed in "How To Sell Shares" in the
Prospectus or on the back cover of this Statement of Additional Information. The request must
(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed  persons) in  OppenheimerFunds-sponsored  pension or profit-sharing plans with shares of the Fund held in the name of the plan or its  fiduciary  may not directly  request  redemption of their accounts. The plan administrator or fiduciary must sign the request.

         Distributions  from  pension  and profit  sharing  plans are  subject to  special  requirements  under the
Internal  Revenue Code and certain  documents  (available  from the Transfer Agent) must be completed and submitted to the Transfer Agent before the  distribution  may be made.  Distributions  from  retirement  plans are subject to withholding  requirements  under the Internal  Revenue Code, and IRS Form W-4P  (available from the Transfer Agent)
must be submitted to the Transfer Agent with the distribution  request, or the distribution may be delayed.  Unless the shareholder has provided the Transfer Agent with a certified tax  identification  number,  the Internal Revenue
Code requires that tax be withheld from any distribution  even if the shareholder  elects not to have tax withheld.
The Fund, the Manager,  the Distributor,  and the Transfer Agent assume no  responsibility  to determine  whether a distribution  satisfies the  conditions of applicable  tax laws and will not be  responsible  for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for  Repurchase of Shares from Dealers and Brokers.  The  Distributor is the Fund's agent to repurchase  its  shares  from  authorized  dealers or brokers  on behalf of their  customers.  Shareholders  should contact their broker or dealer to arrange this type of redemption.  The repurchase  price per share will be the net asset value next computed after the Distributor  receives an order placed by the dealer or broker.  However, if the
Distributor  receives a repurchase  order from a dealer or broker after the close of The New York Stock Exchange on a regular  business  day,  it will be  processed  at that day's net asset  value if the order was  received  by the dealer or broker from its customers prior to the time the Exchange  closes.  Normally,  the Exchange closes at 4:00
P.M.,  but may do so earlier on some days.  Additionally,  the order must have been  transmitted to and received by the Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a broker-dealer  under this procedure,  payment will be made within three business days after the shares have been redeemed upon the Distributor's  receipt of the required  redemption documents  in  proper  form.  The  signature(s)  of the  registered  owners  on the  redemption  documents  must be guaranteed as described in the Prospectus.

Automatic  Withdrawal  and  Exchange  Plans.  Investors  owning  shares  of the Fund  valued  at $5,000 or more can authorize  the  Transfer  Agent to redeem  shares  (having a value of at least  $50)  automatically  on a  monthly, quarterly,  semi-annual or annual basis under an Automatic  Withdrawal Plan. Shares will be redeemed three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to
$1,500 per month may be requested by telephone if payments are to be made by check payable to all  shareholders  of record.  Payments  must also be sent to the address of record for the  account  and the address  must not have been changed within the prior 30 days. Required minimum distributions from  OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

         Payments are normally made by check,  but  shareholders  having  AccountLink  privileges  (see "How To Buy
Shares") may arrange to have Automatic  Withdrawal Plan payments  transferred to the bank account designated on the
Account  Application  or by  signature-guaranteed  instructions  sent to the  Transfer  Agent.  Shares are normally redeemed  pursuant to an Automatic  Withdrawal  Plan three  business days before the payment  transmittal  date you select in the Account Application.  If a contingent deferred sales charge applies to the redemption,  the amount of the check or payment will be reduced accordingly.

         The Fund cannot  guarantee  receipt of a payment on the date  requested.  The Fund  reserves  the right to amend,  suspend or discontinue  offering these plans at any time without prior notice.  Because of the sales charge assessed on Class A share  purchases,  shareholders  should not make  regular  additional  Class A share  purchases while  participating  in an  Automatic  Withdrawal  Plan.  Class B and Class C  shareholders  should not  establish withdrawal  plans,  because of the imposition of the contingent  deferred sales charge on such withdrawals  (except where the  contingent  deferred  sales charge is waived as described in Appendix C to this  Statement of Additional
Information.

         By  requesting  an  Automatic  Withdrawal  or  Exchange  Plan,  the  shareholder  agrees  to the terms and conditions  that apply to such plans,  as stated below.  These  provisions  may be amended from time to time by the
Fund and/or the Distributor. When adopted, any amendments will automatically apply to existing Plans.

         |X|  Automatic   Exchange   Plans.   Shareholders   can  authorize  the  Transfer   Agent  to  exchange  a
pre-determined  amount  of  shares  of the  Fund  for  shares  (of the  same  class)  of  other  Oppenheimer  funds automatically on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Exchange Plan. The minimum amount  that  may be  exchanged  to each  other  fund  account  is $25.  Instructions  should  be  provided  on the
OppenheimerFunds  Application or  signature-guaranteed  instructions.  Exchanges made under these plans are subject to the  restrictions  that apply to exchanges as set forth in "How to Exchange  Shares" in the Prospectus and below in this Statement of Additional Information.

         |X| Automatic  Withdrawal  Plans.  Fund shares will be redeemed as necessary to meet withdrawal  payments.
Shares  acquired  without a sales charge will be redeemed  first.  Shares  acquired with  reinvested  dividends and capital gains  distributions will be redeemed next,  followed by shares acquired with a sales charge, to the extent necessary to make  withdrawal  payments.  Depending  upon the amount  withdrawn,  the  investor's  principal may be depleted. Payments made under these plans should not be considered as a yield or income on your investment.

         The  Transfer  Agent  will  administer  the  investor's   Automatic  Withdrawal  Plan  as  agent  for  the
shareholder(s)  (the  "Planholder") who executed the Plan  authorization and application  submitted to the Transfer
Agent.  Neither the Fund nor the Transfer  Agent shall incur any liability to the  Planholder  for any action taken or not taken by the Transfer  Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund  purchased for and held under the Plan,  but the Transfer  Agent will credit all such shares to the account of the  Planholder on the records of the Fund.  Any share  certificates  held by a Planholder may be surrendered  unendorsed  to the Transfer  Agent with the Plan  application  so that the shares  represented  by the certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal Plans,  distributions of capital gains must be reinvested in shares of the Fund,  which will be done at net asset value without a sales charge.  Dividends on shares held in the account may be paid in cash or reinvested.

         Shares will be redeemed to make  withdrawal  payments at the net asset value per share  determined  on the redemption  date.  Checks or AccountLink  payments  representing  the proceeds of Plan withdrawals will normally be transmitted  three  business  days prior to the date  selected for receipt of the payment,  according to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the interval of  disbursement  payments and the address to which checks are to be mailed or
AccountLink  payments  are to be sent may be changed  at any time by the  Planholder  by  writing  to the  Transfer
Agent.  The  Planholder  should allow at least two weeks' time after  mailing such  notification  for the requested change to be put in effect.  The  Planholder  may, at any time,  instruct the Transfer  Agent by written  notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case,  the Transfer  Agent will redeem the number of shares  requested  at the net asset  value per share in effect and will mail a check for the  proceeds to the Planholder.

         The Planholder may terminate a Plan at any time by writing to the Transfer  Agent.  The Fund may also give directions  to the Transfer  Agent to  terminate a Plan.  The  Transfer  Agent will also  terminate a Plan upon its receipt of evidence satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon termination of a Plan by the Transfer  Agent or the Fund,  shares that have not been  redeemed  will be held in  uncertificated form in the name of the Planholder.  The account will continue as a  dividend-reinvestment,  uncertificated account unless and until  proper  instructions  are received  from the  Planholder,  his or her  executor or  guardian,  or another authorized person.

         To use shares held under the Plan as  collateral  for a debt,  the  Planholder  may request  issuance of a portion of the shares in  certificated  form.  Upon written  request from the  Planholder,  the Transfer Agent will determine the number of shares for which a  certificate  may be issued  without  causing the  withdrawal  checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the  Transfer  Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds.  Shares of
Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes by calling the Distributor at
1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market
     Fund, Inc., Centennial Money Market Trust, Centennial Tax Exempt Trust, Centennial Government Trust,
     Centennial New York Tax Exempt Trust, Centennial California Tax Exempt Trust, and Centennial America Fund,
     L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored
     401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset
     Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other
     Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other
     Oppenheimer funds except Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves
     acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money
     Market Fund, Inc., Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund.  Only participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation
     Fund.
o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of
     Oppenheimer Money Market Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class
     A shares of Oppenheimer Senior Floating Rate Fund acquired in the exchange. The Class A shares of
     Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early
     Withdrawal Charge of Oppenheimer Senior Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer Select Managers Mercury Advisors S&P Index
     Fund and Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

      Class A shares of  Oppenheimer  funds may be exchanged at net asset value for shares of any money market fund offered  by the  Distributor.  Shares of any money  market  fund  purchased  without  a sales  charge  may be exchanged  for shares of  Oppenheimer  funds  offered with a sales  charge upon payment of the sales  charge.
      They may also be used to  purchase  shares of  Oppenheimer  funds  subject to an early  withdrawal  charge or contingent deferred sales charge.

         Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the Distributor of eligibility for this privilege at the time the shares of
Oppenheimer Money Market Fund, Inc. are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other
Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the
Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend, suspend or terminate the exchange privilege at any time.  Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law.  It may be required to provide 60 days notice prior to materially amending or terminating the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.

         |_| How Exchanges  Affect  Contingent  Deferred  Sales  Charges.  No contingent  deferred  sales charge is imposed on exchanges of shares of any class  purchased  subject to a contingent  deferred  sales  charge.  However, when Class A shares  acquired by  exchange  of Class A shares of other  Oppenheimer  funds  purchased  subject to a
Class A contingent  deferred  sales charge are  redeemed  within 18 months of the end of the calendar  month of the initial  purchase of the exchanged Class A shares,  the Class A contingent  deferred sales charge is imposed on the redeemed  shares.  The Class B contingent  deferred sales charge is imposed on Class B shares  acquired by exchange if they are  redeemed  within 6 years  of the  initial  purchase  of the  exchanged  Class B  shares.  The  Class C contingent  deferred sales charge is imposed on Class C shares  acquired by exchange if they are redeemed within 12 months of the initial  purchase of the exchanged  Class C shares.  With respect to Class N shares,  a 1% contingent deferred  sales charge will be imposed if the  retirement  plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all  Oppenheimer  funds are terminated as an investment  option of the plan and Class N shares are redeemed  within 18 months after the plan's first  purchase of Class N shares of any  Oppenheimer  fund or with respect to an IRA or 403(b)  plan,  Class N shares are redeemed  within 18 months of the plan's  first  purchase of
Class N shares of any Oppenheimer fund..

         When Class B or Class C shares are redeemed to effect an  exchange,  the  priorities  described in "How To
Buy Shares" in the  Prospectus  for the  imposition of the Class B or the Class C contingent  deferred sales charge will be  followed  in  determining  the  order in  which  the  shares  are  exchanged.  Before  exchanging  shares, shareholders  should take into account how the exchange may affect any contingent  deferred sales charge that might be imposed in the  subsequent  redemption of remaining  shares.  Shareholders  owning shares of more than one class must specify which class of shares they wish to exchange.

         |_| Limits on  Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or written exchange  requests  submitted  in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for  exchanges  of up to 50 accounts  per day from  representatives  of  authorized  dealers  that qualify for this privilege.

         |_|  Telephone  Exchange  Requests.  When  exchanging  shares by  telephone,  a  shareholder  must have an existing  account  in the fund to which  the  exchange  is to be  made.  Otherwise,  the  investors  must  obtain a
Prospectus  of that fund before the  exchange  request may be  submitted.  If all  telephone  lines are busy (which might occur, for example,  during periods of substantial  market  fluctuations),  shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |_|  Processing  Exchange  Requests.  Shares to be exchanged are redeemed on the regular  business day the
Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be acquired are purchased on the  Redemption  Date,  but such purchases may be delayed by either fund up to five business  days if it  determines  that it  would  be  disadvantaged  by an  immediate  transfer  of the  redemption proceeds.  The Fund reserves the right, in its  discretion,  to refuse any exchange  request that may  disadvantage
it. For example,  if the receipt of multiple  exchange  requests  from a dealer might  require the  disposition  of portfolio  securities at a time or at a price that might be  disadvantageous  to the Fund,  the Fund may refuse the request.  When you exchange some or all of your shares from one fund to another,  any special  account feature such as an Asset Builder Plan or Automatic  Withdrawal  Plan,  will be switched to the new fund account  unless you tell the Transfer  Agent not to do so.  However,  special  redemption and exchange  features such as Automatic  Exchange
Plans and Automatic Withdrawal Plans cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

         In  connection  with any  exchange  request,  the number of shares  exchanged  may be less than the number requested if the exchange or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this Statement of Additional  Information,  or would include  shares  covered by a share  certificate that is not tendered with the request.  In those cases, only the shares available for exchange without  restriction will be exchanged.

         The different  Oppenheimer  funds available for exchange have different  investment  objectives,  policies and risks. A shareholder  should assure that the fund selected is appropriate  for his or her investment and should be aware of the tax  consequences  of an exchange.  For federal  income tax purposes,  an exchange  transaction  is treated  as a  redemption  of shares of one fund and a purchase  of shares of  another.  "Reinvestment  Privilege,"
above,  discusses some of the tax consequences of reinvestment of redemption  proceeds in such cases. The Fund, the
Distributor,  and the Transfer  Agent are unable to provide  investment,  tax or legal advice to a  shareholder  in connection with an exchange request or any other investment transaction.

         Under  certain  tax rules,  the Fund may be  required  to include  an amount in income  with  respect to a security  even though the Fund does not  receive  payments  in cash  attributable  to such income in respect of the security  during the year.  For example,  a Portfolio  may be required to accrue a portion of any discount at which it purchases a debt security as income in each year. In addition,  if the Fund invests in any equity  security of a
non-U.S.  corporation  classified as a "passive foreign investment company" for U.S. tax purposes,  the application of certain  technical  tax  provisions  applying  to  investments  in such  companies  may result in the Fund being required to accrue income in respect of the security  without any receipt of cash  attributable to such income.  To the extent that the Fund invests in any securities  producing such "phantom  income",  the Fund will nonetheless be required to make  income  distributions  of such  phantom  income in order to avoid  taxation of such income at the
Fund level.  Such  distributions  will be required to be made from  available cash of the Fund or by liquidation of
Fund  securities if necessary.  If a  distribution  of cash  necessitates  the  liquidation  of Fund  securities if necessary.  If a distribution of cash necessitates the liquidation of Fund securities,  the Fund may realize a gain or loss from such sales.  Any net capital gains realized from such  transactions  may result in larger capital gain distributions (if any) to shareholders than they would have received in the absence of such transactions.

Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Fund has no fixed  dividend rate and there can be no assurance as to the payment of any dividends or the  realization  of any capital  gains.  The dividends  and  distributions  paid by a class of shares will vary from time to time depending on market  conditions,  the composition of the Fund's  portfolio,  and expenses  borne by the Fund or borne  separately by a class.  Dividends are  calculated in the same manner,  at the same  time,  and on the same day for each  class of  shares.  However,  dividends  on Class B,  Class C and Class N shares are  expected  to be lower than  dividends  on Class A and Class Y shares.  That is because of the effect of the  asset-based  sales charge on Class B, Class C and Class N shares.  Those  dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

         Dividends,  distributions and proceeds of the redemption of Fund shares  represented by checks returned to the Transfer Agent by the Postal Service as  undeliverable  will be invested in shares of Oppenheimer  Money Market
Fund,  Inc.  Reinvestment  will be made as  promptly as  possible  after the return of such checks to the  Transfer
Agent,  to enable the  investor to earn a return on  otherwise  idle funds.  Unclaimed  accounts  may be subject to state  escheatment  laws,  and the  Fund and the  Transfer  Agent  will  not be  liable  to  shareholders  or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's  Dividends  and  Distributions.  The Federal tax  treatment  of the Fund's  dividends  and capital gains distributions is briefly highlighted in the Prospectus.

         Special  provisions of the Internal  Revenue Code govern the  eligibility of the Fund's  dividends for the dividends-received  deduction for corporate  shareholders.  Long-term capital gains  distributions are not eligible for the  deduction.  The amount of dividends  paid by the Fund that may qualify for the deduction is limited to the aggregate  amount of qualifying  dividends that the Fund derives from portfolio  investments that the Fund has held for a minimum  period,  usually  46 days.  A  corporate  shareholder  will not be  eligible  for the  deduction  on dividends  paid on Fund shares held for 45 days or less. To the extent the Fund's  dividends are derived from gross income from option  premiums,  interest  income or short-term  gains from the sale of securities or dividends  from foreign corporations, those dividends will not qualify for the deduction.

         Under the Internal  Revenue Code, by December 31 each year,  the Fund must  distribute  98% of its taxable investment  income earned from January 1 through  December 31 of that year and 98% of its capital gains realized in the period from  November 1 of the prior year  through  October 31 of the current  year.  If it does not,  the Fund must pay an excise tax on the amounts not  distributed.  It is presently  anticipated that the Fund will meet those requirements.  However,  the Board of Trustees and the Manager might  determine in a particular  year that it would be in the best interests of  shareholders  for the Fund not to make such  distributions  at the required levels and to pay the excise  tax on the  undistributed  amounts.  That  would  reduce  the amount of income or capital  gains available for distribution to shareholders.

         The Fund  intends  to  qualify  as a  "regulated  investment  company"  under the  Internal  Revenue  Code
(although it reserves the right not to qualify).  That qualification  enables the Fund to "pass through" its income and realized  capital gains to  shareholders  without  having to pay tax on them.  This avoids a double tax on that income and capital  gains,  since  shareholders  normally  will be taxed on the  dividends  and capital  gains they receive from the Fund (unless the Fund's shares are held in a retirement  account or the  shareholder  is otherwise exempt from tax). If the Fund qualifies as a "regulated  investment  company"  under the Internal  Revenue Code, it will not be liable for Federal  income  taxes on amounts paid by it as dividends  and  distributions.  The Internal
Revenue Code  contains a number of complex  tests  relating to  qualification  which the Fund might not meet in any particular  year. If it did not so qualify,  the Fund would be treated for tax purposes as an ordinary  corporation and receive no tax deduction for payments made to shareholders.

         If prior  distributions  made by the Fund must be  re-characterized  as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's  investment  policies,  they will be  identified as such in notices sent to shareholders.

Dividend  Reinvestment  in Another  Fund.  Shareholders  of the Fund may elect to  reinvest  all  dividends  and/or capital  gains  distributions  in shares of the same  class of any of the other  Oppenheimer  funds  listed  above.
Reinvestment  will be made  without  sales  charge  at the net  asset  value  per  share in  effect at the close of business on the payable date of the dividend or  distribution.  To elect this option,  the shareholder  must notify the Transfer Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder  first must obtain a prospectus for that fund and an application  from the Distributor to establish an account.  Dividends and/or  distributions from shares of certain other Oppenheimer funds (other than Oppenheimer
Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers,  brokers and other financial institutions that have a sales  agreement  with  OppenheimerFunds  Distributor,  Inc., a  subsidiary  of the Manager that acts as the Fund's
Distributor.  The Distributor also distributes  shares of the other  Oppenheimer funds and is  sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent, is a division of the Manager.  It is responsible for maintaining the Fund's  shareholder  registry and shareholder  accounting  records,  and for paying dividends and distributions to shareholders.  It also handles shareholder  servicing and administrative  functions.
It serves as the Transfer  Agent for an annual per account  fee. It also acts as  shareholder  servicing  agent for the other  Oppenheimer  funds.  Shareholders  should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian.  The Bank of New York is the custodian of the Fund's assets.  The custodian bank's  responsibilities include  safeguarding and controlling the Fund's portfolio  securities and handling the delivery of such securities to and from the Fund. It is the practice of the Fund to deal with the custodian  bank in a manner  uninfluenced  by any  banking  relationship  the  custodian  bank may have with the  Manager  and its  affiliates.  The Fund's  cash balances with the custodian in excess of $100,000 are not protected by Federal deposit  insurance.  Those uninsured balances at times may be substantial.

Independent  Auditors.  Deloitte  & Touche  LLP are the  independent  auditors  of the Fund.  They audit the Fund's financial  statements  and perform  other  related  audit  services.  They also act as auditors for the Manager and certain other funds advised by the Manager and its affiliates.

STATEMENT OF INVESTMENTS JUNE 30, 2001 MARKET VALUE SHARES SEE NOTE 1
================================================================================ COMMON STOCKS--96.2%
-------------------------------------------------------------------------------- BASIC MATERIALS--4.5%
-------------------------------------------------------------------------------- CHEMICALS--2.0% Airgas,
Inc.(1) 53,500 $ 636,650 --------------------------------------------------------------------------------
Arch Chemicals, Inc. 31,100 678,913
-------------------------------------------------------------------------------- Cabot Corp. 16,000
576,320 -------------------------------------------------------------------------------- Cabot
Microelectronics Corp.(1) 12,600 781,200
-------------------------------------------------------------------------------- Calgon Carbon Corp.
16,500 129,525 -------------------------------------------------------------------------------- Cambrex
Corp. 7,500 379,350 --------------------------------------------------------------------------------
ChemFirst, Inc. 18,000 471,600
-------------------------------------------------------------------------------- Georgia Gulf Corp.
32,000 496,000 -------------------------------------------------------------------------------- H.B.
Fuller Co. 22,500 1,122,750
-------------------------------------------------------------------------------- Lubrizol Corp. (The)
18,500 574,425 -------------------------------------------------------------------------------- Lyondell
Chemical Co. 48,100 739,778
-------------------------------------------------------------------------------- Minerals Technologies,
Inc. 23,000 987,160 --------------------------------------------------------------------------------
Octel Corp.(1) 21,300 346,125
-------------------------------------------------------------------------------- OM Group, Inc. 13,000
731,250 -------------------------------------------------------------------------------- SCP Pool
Corp.(1) 56,000 1,928,640
-------------------------------------------------------------------------------- Universal Corp. 15,000
594,900 ---------------- 11,174,586
-------------------------------------------------------------------------------- GOLD &PRECIOUS
MINERALS--0.2% Stillwater Mining Co.(1) 34,000 994,500
-------------------------------------------------------------------------------- METALS--1.6%
-------------------------------------------------------------------------------- Aviall, Inc.(1) 68,000
745,960 -------------------------------------------------------------------------------- Century Aluminum
Co. 49,000 785,960 --------------------------------------------------------------------------------
Chicago Bridge &Iron Co. NV 34,000 1,150,900
-------------------------------------------------------------------------------- CIRCOR International,
Inc. 130,000 2,346,500 --------------------------------------------------------------------------------
Freeport-McMoRan Copper &Gold, Inc., Cl. A(1) 26,500 265,795
-------------------------------------------------------------------------------- Freeport-McMoRan Copper
&Gold,Inc., Cl. B(1) 62,500 690,625
-------------------------------------------------------------------------------- NS Group, Inc.(1) 35,000
467,250 -------------------------------------------------------------------------------- Titanium Metal
Corp.(1) 98,200 982,000 --------------------------------------------------------------------------------
UCAR International, Inc.(1) 73,100 873,545
-------------------------------------------------------------------------------- Walter Industries, Inc.
70,800 842,520 ---------------- 9,151,055
-------------------------------------------------------------------------------- PAPER--0.7%
-------------------------------------------------------------------------------- Glatfelter (P.H.) Co.
56,000 798,560 --------------------------------------------------------------------------------
Louisiana-Pacific Corp. 24,000 281,520
-------------------------------------------------------------------------------- Pactiv Corp.(1) 141,000
1,889,400 -------------------------------------------------------------------------------- Rayonier, Inc.
22,500 1,045,125 ---------------- 4,014,605 12 OPPENHEIMER MAIN STREET SMALL CAP FUND MARKET VALUE SHARES
SEE NOTE 1 =============================================================================== CAPITAL
GOODS--10.8% -------------------------------------------------------------------------------
AEROSPACE/DEFENSE--1.0% American Axle &Manufacturing Holdings, Inc.(1) 10,500 $ 178,500
------------------------------------------------------------------------------- DRS Technologies, Inc.(1)
53,800 1,236,324 -------------------------------------------------------------------------------
Intermagnetics General Corp. 26,300 852,120
------------------------------------------------------------------------------- Kaydon Corp. 26,000
666,900 ------------------------------------------------------------------------------- Moog, Inc., Cl.
A(1) 38,000 1,480,100 -------------------------------------------------------------------------------
Precision Castparts Corp. 31,000 1,160,020 --------------- 5,573,964
================================================================================ ELECTRICAL
EQUIPMENT--1.0% AMETEK, Inc. 10,000 305,500
------------------------------------------------------------------------------- BEI Technologies, Inc.
80,200 2,166,202 ------------------------------------------------------------------------------- CLARCOR,
Inc. 9,700 260,445 ------------------------------------------------------------------------------- EMCOR
Group, Inc.(1) 45,000 1,626,750
------------------------------------------------------------------------------- Encore Wire Corp.(1)
10,600 125,822 ------------------------------------------------------------------------------- Genlyte
Group, Inc. (The)(1) 13,000 401,830
------------------------------------------------------------------------------- Interlogix, Inc.(1)
11,500 419,750 ------------------------------------------------------------------------------- Lennox
International, Inc. 19,200 210,240 --------------- 5,516,539
=============================================================================== INDUSTRIAL SERVICES--4.1%
Coinstar, Inc.(1) 70,000 1,557,500
------------------------------------------------------------------------------- Exponent, Inc.(1) 11,000
118,580 ------------------------------------------------------------------------------- Graco, Inc.
49,750 1,641,750 ------------------------------------------------------------------------------- Granite
Construction, Inc. 31,500 800,730
------------------------------------------------------------------------------- ICT Group, Inc.(1) 26,900
468,060 ------------------------------------------------------------------------------- Lincoln Electric
Holdings, Inc. 45,200 1,152,600
------------------------------------------------------------------------------- McDermott International,
Inc. 70,900 825,985 -------------------------------------------------------------------------------
Mobile Mini, Inc.(1) 19,400 639,812
------------------------------------------------------------------------------- National Data Corp.
45,000 1,458,000 ------------------------------------------------------------------------------- National
Processing, Inc.(1) 56,100 1,570,800
------------------------------------------------------------------------------- Navigant Consulting,
Inc.(1) 62,000 508,400 -------------------------------------------------------------------------------
New England Business Service, Inc. 6,000 115,200
------------------------------------------------------------------------------- Oil States International,
Inc.(1) 21,400 197,308 -------------------------------------------------------------------------------
Pason Systems, Inc.(1) 40,000 260,675
------------------------------------------------------------------------------- Pittston Brink's Group
57,000 1,270,530 ------------------------------------------------------------------------------- Planar
Systems, Inc.(1) 30,400 787,360
------------------------------------------------------------------------------- Right Management
Consultants, Inc.(1) 27,585 719,968
------------------------------------------------------------------------------- Stericycle, Inc.(1)
35,000 1,643,250 ------------------------------------------------------------------------------- Sylvan
Learning Systems, Inc.(1) 74,000 1,798,200
------------------------------------------------------------------------------- Teekay Shipping Corp.
37,500 1,500,750 ------------------------------------------------------------------------------- Tetra
Technologies, Inc.(1) 64,200 1,569,690 13 OPPENHEIMER MAIN STREET SMALL CAP FUND STATEMENT OF INVESTMENTS
CONTINUED MARKET VALUE SHARES SEE NOTE 1
=========================================================================== INDUSTRIAL SERVICES Continued
TRC Cos., Inc.(1) 10,900 $ 437,853
--------------------------------------------------------------------------- URS Corp.(1) 40,500 1,093,500
--------------------------------------------------------------------------- Wackenhut Corrections
Corp.(1) 52,600 689,060 --------------------------------------------------------------------------- Waste
Connections, Inc.(1) 13,000 468,000 -------------- 23,293,561
=========================================================================== MANUFACTURING--4.7% AEP
Industries, Inc. 20,000 706,800
--------------------------------------------------------------------------- Albany International Corp.,
Cl. A 35,000 661,500 --------------------------------------------------------------------------- American
Woodmark Corp. 12,100 464,882 ---------------------------------------------------------------------------
Ameron International Corp. 9,200 614,100
--------------------------------------------------------------------------- AptarGroup, Inc. 42,000
1,362,060 --------------------------------------------------------------------------- Astronics Corp.
31,600 481,268 --------------------------------------------------------------------------- Ball Corp.
32,000 1,521,920 --------------------------------------------------------------------------- Columbia
Sportswear Co.(1) 13,750 701,112
--------------------------------------------------------------------------- Cummins, Inc. 16,500 638,550
--------------------------------------------------------------------------- Donaldson Co., Inc. 41,800
1,302,070 --------------------------------------------------------------------------- Flowserve Corp.(1)
65,900 2,026,425 --------------------------------------------------------------------------- Interpool,
Inc. 13,000 204,100 --------------------------------------------------------------------------- Ivex
Packaging Corp.(1) 66,000 1,254,000
--------------------------------------------------------------------------- Knight Transportation,
Inc.(1) 55,000 1,130,250 ---------------------------------------------------------------------------
Lindsay Manufacturing Co. 4,300 81,700
--------------------------------------------------------------------------- Matthews International Corp.,
Cl. A 24,500 1,077,204 ---------------------------------------------------------------------------
Maverick Tube Corp.(1) 21,300 361,035
--------------------------------------------------------------------------- Measurement Specialties,
Inc.(1) 15,200 254,600 --------------------------------------------------------------------------- Myers
Industries, Inc. 25,000 377,500
--------------------------------------------------------------------------- NACCO Industries, Inc., Cl. A
15,600 1,216,644 --------------------------------------------------------------------------- NCH Corp.
6,500 254,150 --------------------------------------------------------------------------- Oakley, Inc.(1)
73,700 1,363,450 --------------------------------------------------------------------------- Paxar
Corp.(1) 15,500 223,200 --------------------------------------------------------------------------- Penn
Engineering &Manufacturing Corp. 42,000 735,000
--------------------------------------------------------------------------- Roper Industries, Inc. 9,800
409,150 --------------------------------------------------------------------------- Silgan Holdings,
Inc.(1) 10,200 179,112 --------------------------------------------------------------------------- SPS
Technologies, Inc.(1) 13,000 616,200
--------------------------------------------------------------------------- Stewart&Stevenson Services,
Inc. 52,000 1,716,000 ---------------------------------------------------------------------------
Tecumseh Products Co., Cl. A 7,200 356,400
--------------------------------------------------------------------------- Tennant Co. 12,000 480,000
--------------------------------------------------------------------------- Watts Industries, Inc., Cl. A
37,500 635,625 --------------------------------------------------------------------------- Woodward
Governor Co. 29,000 2,446,150 ---------------------------------------------------------------------------
Zygo Corp.(1) 21,400 476,150 -------------- 26,328,307 14 OPPENHEIMER MAIN STREET SMALL CAP FUND MARKET
VALUE SHARES SEE NOTE 1 ==============================================================================
COMMUNICATION SERVICES--1.8%
------------------------------------------------------------------------------ TELECOMMUNICATIONS-LONG
DISTANCE--1.8% Applied Innovation, Inc.(1) 43,000 $ 359,050
------------------------------------------------------------------------------ Boston Communications
Group, Inc.(1) 103,800 1,494,720
------------------------------------------------------------------------------ General Cable Corp. 94,500
1,752,975 ------------------------------------------------------------------------------ General
Communication, Inc., Cl. A(1) 70,700 855,470
------------------------------------------------------------------------------ Illuminet Holdings,
Inc.(1) 55,000 1,729,750 ------------------------------------------------------------------------------
Lightbridge, Inc.(1) 84,643 1,642,074
------------------------------------------------------------------------------ Metro One
Telecommunication, Inc.(1) 17,800 1,154,686
------------------------------------------------------------------------------ SymmetriCom, Inc.(1)
96,300 1,409,832 -------------- 10,398,557
============================================================================== TELEPHONE UTILITIES--0.0%
AXXENT, Inc.(1,2) 100,000 --
------------------------------------------------------------------------------ Commonwealth Telephone
Enterprises, Inc.(1) 1,000 42,250 -------------- 42,250
============================================================================== CONSUMER CYCLICALS--19.6%
------------------------------------------------------------------------------ AUTOS &HOUSING--4.5%
Apogee Enterprises, Inc. 44,500 555,805
------------------------------------------------------------------------------ Applica, Inc.(1) 53,000
421,880 ------------------------------------------------------------------------------ Beazer Homes USA,
Inc.(1) 8,300 526,967 ------------------------------------------------------------------------------
Centex Corp. 6,500 264,875 ------------------------------------------------------------------------------
Crossmann Communities, Inc. 13,000 515,970
------------------------------------------------------------------------------ Dal-Tile International,
Inc.(1) 83,000 1,539,650 ------------------------------------------------------------------------------
Direct Focus, Inc.(1) 46,500 2,208,750
------------------------------------------------------------------------------ Ethan Allen Interiors,
Inc. 48,000 1,560,000 ------------------------------------------------------------------------------
Florida Rock Industries, Inc. 21,900 1,027,110
------------------------------------------------------------------------------ Group 1 Automotive,
Inc.(1) 21,600 639,360 ------------------------------------------------------------------------------
Hovnanian Enterprises, Inc., Cl. A(1) 15,500 224,905
------------------------------------------------------------------------------ Kennametal, Inc. 33,300
1,228,770 ------------------------------------------------------------------------------ Lancaster Colony
Corp. 32,000 1,055,360 ------------------------------------------------------------------------------
M.D.C. Holdings, Inc. 28,900 1,023,060
------------------------------------------------------------------------------ NVR, Inc.(1) 5,800 858,400
------------------------------------------------------------------------------ Pep Boys-Manny, Moe &Jack
27,200 305,456 ------------------------------------------------------------------------------ Polaris
Industries, Inc. 11,800 540,440
------------------------------------------------------------------------------ Pulte Homes, Inc. 20,000
852,600 ------------------------------------------------------------------------------ Rollins, Inc.
20,500 408,155 ------------------------------------------------------------------------------ Ryland
Group, Inc. (The) 35,000 1,771,000
------------------------------------------------------------------------------ Schuler Homes, Inc.(1)
23,400 316,836 ------------------------------------------------------------------------------ Security
Capital Group, Inc., Cl. B(1) 14,000 299,600
------------------------------------------------------------------------------ Selective Insurance Group,
Inc. 9,000 240,120 ------------------------------------------------------------------------------ St. Joe
Co. (The) 37,800 1,016,442 15 OPPENHEIMER MAIN STREET SMALL CAP FUND STATEMENT OF INVESTMENTS CONTINUED
MARKET VALUE SHARES SEE NOTE 1 ================================================================== AUTOS
&HOUSINGContinued Stratus Properties, Inc.(1) 21,666 $ 238,326
------------------------------------------------------------------ Superior Industries International,
Inc. 36,000 1,378,800 ------------------------------------------------------------------ Toro Co. (The)
41,000 1,842,950 ------------------------------------------------------------------ Universal Forest
Products, Inc. 16,000 360,000 ------------------------------------------------------------------ Watsco,
Inc. 21,000 296,100 ------------------------------------------------------------------ York International
Corp. 57,000 1,996,140 -------------- 25,513,827
================================================================== CONSUMER SERVICES--1.5% Ambassadors
International, Inc. 37,300 921,310 ------------------------------------------------------------------
AmeriPath, Inc.(1) 55,800 1,634,940 ------------------------------------------------------------------
Boron, LePore &Associates, Inc.(1) 62,700 864,006
------------------------------------------------------------------ Dun &Bradstreet Corp.(1) 38,000
1,071,600 ------------------------------------------------------------------ Expedia, Inc., Cl. A(1)
17,000 792,200 ------------------------------------------------------------------ FTI Consulting, Inc.(1)
43,500 948,300 ------------------------------------------------------------------ Midas, Inc. 13,000
163,800 ------------------------------------------------------------------ Rent-A-Center, Inc.(1) 7,700
405,020 ------------------------------------------------------------------ Rightchoice Managed Care,
Inc.(1) 18,100 803,640 ------------------------------------------------------------------ Watson Wyatt
&Co.Holdings(1) 32,900 769,202 -------------- 8,374,018
================================================================== LEISURE &ENTERTAINMENT--4.1% ABM
Industries, Inc. 26,500 987,125 ------------------------------------------------------------------ Action
Performance Cos., Inc.(1) 40,075 1,001,875
------------------------------------------------------------------ Activision, Inc.(1) 29,600 1,161,800
------------------------------------------------------------------ Alliance Gaming Corp.(1) 13,400
526,218 ------------------------------------------------------------------ Anchor Gaming(1) 29,000
1,873,980 ------------------------------------------------------------------ Arctic Cat, Inc. 12,600
182,700 ------------------------------------------------------------------ Argosy Gaming Co.(1) 50,900
1,412,984 ------------------------------------------------------------------ Boyd Gaming Corp.(1) 48,500
278,875 ------------------------------------------------------------------ Callaway Golf Co. 56,000
884,800 ------------------------------------------------------------------ Choice Hotels International,
Inc.(1) 65,700 985,500 ------------------------------------------------------------------ Crestline
Capital Corp.(1) 26,000 808,080 ------------------------------------------------------------------
Extended Stay America, Inc.(1) 93,000 1,395,000
------------------------------------------------------------------ Galileo International, Inc. 56,000
1,820,000 ------------------------------------------------------------------ GTech Holdings Corp.(1)
41,000 1,455,910 ------------------------------------------------------------------ Handleman Co.(1)
54,000 904,500 ------------------------------------------------------------------ JAKKS Pacific, Inc.(1)
27,000 504,900 ------------------------------------------------------------------ MTR Gaming Group,
Inc.(1) 80,500 1,086,750 ------------------------------------------------------------------ Pegasus
Solutions, Inc.(1) 22,200 256,410 ------------------------------------------------------------------ Penn
National Gaming, Inc.(1) 52,000 1,320,800
------------------------------------------------------------------ Prime Hospitality Corp.(1) 56,000
663,600 16 OPPENHEIMER MAIN STREET SMALL CAP FUND MARKET VALUE SHARES SEE NOTE 1
====================================================================== LEISURE &ENTERTAINMENT Continued
ResortQuest International, Inc.(1) 41,800 $ 480,700
---------------------------------------------------------------------- Shuffle Master, Inc.(1) 91,050
1,912,050 ---------------------------------------------------------------------- WMS Industries, Inc.(1)
42,000 1,351,140 -------------- 23,255,697
====================================================================== MEDIA--1.2% Banta Corp. 50,700
1,485,510 ---------------------------------------------------------------------- Deluxe Corp. 48,300
1,395,870 ---------------------------------------------------------------------- Harland (John H.) Co.
54,700 1,274,510 ---------------------------------------------------------------------- Lee Enterprises,
Inc. 19,800 653,400 ---------------------------------------------------------------------- R.H. Donnelley
Corp.(1) 49,700 1,590,400 ----------------------------------------------------------------------
Scholastic Corp.(1) 13,000 585,000 -------------- 6,984,690
====================================================================== RETAIL: GENERAL--0.5% Dress Barn,
Inc. (The)(1) 48,000 1,092,000 ----------------------------------------------------------------------
Stein Mart, Inc.(1) 66,400 686,576 ----------------------------------------------------------------------
Stoneridge, Inc.(1) 39,300 422,475 ----------------------------------------------------------------------
Tuesday Morning Corp.(1) 40,000 530,000
---------------------------------------------------------------------- Value City Department Stores,
Inc.(1) 23,400 269,100 -------------- 3,000,151
====================================================================== RETAIL: SPECIALTY--5.5% 1-800
CONTACTS, Inc.(1) 10,000 247,900 ----------------------------------------------------------------------
American Eagle Outfitters, Inc.(1) 12,000 422,880
---------------------------------------------------------------------- Buckle, Inc. (The)(1) 6,000
113,400 ---------------------------------------------------------------------- Burlington Coat Factory
Warehouse Corp. 34,500 690,000 ----------------------------------------------------------------------
Cato Corp., Cl. A 73,000 1,424,960 ----------------------------------------------------------------------
Charlotte Russe Holding, Inc.(1) 32,000 857,600
---------------------------------------------------------------------- Chico's FAS, Inc.(1) 29,500
877,625 ---------------------------------------------------------------------- Children's Place Retail
Stores, Inc.(1) 3,000 80,400 ----------------------------------------------------------------------
Christopher &Banks Corp.(1) 29,000 945,400
---------------------------------------------------------------------- Circuit City Stores, Inc.-CarMax
Group(1) 102,000 1,627,920 ---------------------------------------------------------------------- Copart,
Inc.(1) 61,200 1,790,100 ---------------------------------------------------------------------- Elizabeth
Arden, Inc.(1) 23,500 573,635 ----------------------------------------------------------------------
Fossil, Inc.(1) 68,000 1,411,000 ----------------------------------------------------------------------
Fred's, Inc. 46,125 1,187,719 ----------------------------------------------------------------------
Genesco, Inc.(1) 32,000 1,075,200 ----------------------------------------------------------------------
Guitar Center, Inc.(1) 62,000 1,310,060
---------------------------------------------------------------------- Hibbett Sporting Goods, Inc.(1)
50,000 1,853,000 ---------------------------------------------------------------------- Hot Topic,
Inc.(1) 37,000 1,150,700 ---------------------------------------------------------------------- J. Jill
Group, Inc.(1) 44,000 891,000 17 OPPENHEIMER MAIN STREET SMALL CAP FUND STATEMENT OF INVESTMENTS
CONTINUED MARKET VALUE SHARES SEE NOTE 1
============================================================================ RETAIL: SPECIALTY Continued
Lands' End, Inc.(1) 17,500 $ 702,625
---------------------------------------------------------------------------- Michaels Stores, Inc.(1)
23,300 955,300 ---------------------------------------------------------------------------- Movado Group,
Inc. 14,300 288,860 ---------------------------------------------------------------------------- O'Reilly
Automotive, Inc.(1) 52,700 1,512,490
---------------------------------------------------------------------------- Payless ShoeSource, Inc.(1)
6,000 388,200 ---------------------------------------------------------------------------- Pier 1
Imports, Inc. 105,000 1,207,500
---------------------------------------------------------------------------- Reebok International Ltd.(1)
64,000 2,044,800 ---------------------------------------------------------------------------- Regis Corp.
of Minnesota 39,000 818,610 ----------------------------------------------------------------------------
Ross Stores, Inc. 13,600 325,720
---------------------------------------------------------------------------- Skechers U.S.A., Inc., Cl.
A(1) 78,700 2,300,401 ---------------------------------------------------------------------------- Smart
&Final,Inc.(1) 28,000 308,000
---------------------------------------------------------------------------- UniFirst Corp. 39,300
746,700 ---------------------------------------------------------------------------- Wet Seal, Inc., Cl.
A(1) 8,000 276,880 ---------------------------------------------------------------------------- Wolverine
World Wide, Inc. 32,000 571,840 -------------- 30,978,425
============================================================================ TEXTILE/APPAREL &HOME
FURNISHINGS--2.3% bebe stores, inc.(1) 7,000 204,120
---------------------------------------------------------------------------- Coach, Inc.(1) 12,600
479,430 ---------------------------------------------------------------------------- Deb Shops, Inc.
48,000 900,960 ---------------------------------------------------------------------------- Gildan
Activewear, Inc., Cl. A(1) 78,000 1,092,000
---------------------------------------------------------------------------- Hancock Fabrics, Inc. 39,600
354,420 ---------------------------------------------------------------------------- Jones Apparel Group,
Inc.(1) 10,321 445,867 ----------------------------------------------------------------------------
Kellwood Co. 48,300 1,115,730
---------------------------------------------------------------------------- Nautica Enterprises, Inc.(1)
48,000 980,640 ---------------------------------------------------------------------------- OshKosh
B'Gosh, Inc., Cl. A 8,600 285,950
---------------------------------------------------------------------------- Phillips-Van Heusen Corp.
87,300 1,257,120 ---------------------------------------------------------------------------- Polo Ralph
Lauren Corp.(1) 31,000 799,800
---------------------------------------------------------------------------- Quaker Fabric Corp.(1)
133,200 1,365,300 ----------------------------------------------------------------------------
Quicksilver, Inc.(1) 43,500 1,087,500
---------------------------------------------------------------------------- Tommy Hilfiger Corp.(1)
150,100 2,101,400 ---------------------------------------------------------------------------- Too,
Inc.(1) 19,000 520,600 -------------- 12,990,837
============================================================================ CONSUMER STAPLES--7.6%
---------------------------------------------------------------------------- BEVERAGES--0.4%
Constellation Brands, Inc., Cl. A(1) 25,000 1,025,000
---------------------------------------------------------------------------- Cott Corp.(1) 86,000 949,440
-------------- 1,974,440 18 OPPENHEIMER MAIN STREET SMALL CAP FUND MARKET VALUE SHARES SEE NOTE 1
================================================================== BROADCASTING--0.4% Crown Media
Holdings, Inc., Cl. A(1) 51,000 $ 946,050
------------------------------------------------------------------ Saga Communications, Inc., Cl. A(1)
8,800 208,912 ------------------------------------------------------------------ Salem Communications
Corp., Cl. A(1) 48,900 1,069,932 -------------- 2,224,894
================================================================== EDUCATION--0.6% Corinthian Colleges,
Inc.(1) 13,000 611,910 ------------------------------------------------------------------ ITT Educational
Services, Inc.(1) 32,500 1,462,500 ------------------------------------------------------------------ New
Horizons Worldwide, Inc.(1) 27,000 403,380
------------------------------------------------------------------ Strayer Education, Inc. 18,000 877,500
------------------------------------------------------------------ 3,355,290
================================================================== ENTERTAINMENT--3.7% AFC Enterprises,
Inc.(1) 32,000 612,800 ------------------------------------------------------------------ Applebee's
International, Inc. 43,500 1,392,000 ------------------------------------------------------------------
Aztar Corp.(1) 15,000 181,500 ------------------------------------------------------------------ Bob
Evans Farms, Inc. 28,500 513,000 ------------------------------------------------------------------
Brinker International, Inc.(1) 53,250 1,376,512
------------------------------------------------------------------ Buca, Inc.(1) 48,000 1,044,000
------------------------------------------------------------------ CBRL Group, Inc. 46,000 779,700
------------------------------------------------------------------ CEC Entertainment, Inc.(1) 22,500
1,110,375 ------------------------------------------------------------------ Cheesecake Factory, Inc.
(The)(1) 14,250 403,275 ------------------------------------------------------------------ IHOP Corp.(1)
22,000 590,700 ------------------------------------------------------------------ Landry's Restaurants,
Inc. 41,200 700,400 ------------------------------------------------------------------ LodgeNet
Entertainment Corp.(1) 16,400 287,000 ------------------------------------------------------------------
Lone Star Steakhouse &Saloon, Inc. 110,600 1,436,694
------------------------------------------------------------------ P.F. Chang's China Bistro, Inc.(1)
40,500 1,534,950 ------------------------------------------------------------------ Panera Bread Co., Cl.
A 47,000 1,483,790 ------------------------------------------------------------------ Papa John's
International, Inc.(1) 18,300 463,905 ------------------------------------------------------------------
Rare Hospitality International, Inc.(1) 48,700 1,100,620
------------------------------------------------------------------ Ruby Tuesday, Inc. 73,000 1,248,300
------------------------------------------------------------------ Ryan's Family Steak Houses, Inc.(1)
41,000 502,250 ------------------------------------------------------------------ Sonic Corp.(1) 44,000
1,396,120 ------------------------------------------------------------------ THQ, Inc.(1) 42,000
2,504,460 -------------- 20,662,351 ==================================================================
FOOD--1.2% American Italian Pasta Co.(1) 37,000 1,716,800
------------------------------------------------------------------ Dreyer's Grand Ice Cream, Inc. 12,500
348,750 ------------------------------------------------------------------ Fresh Del Monte Produce,
Inc.(1) 67,800 747,834 ------------------------------------------------------------------ Green Mountain
Coffee, Inc.(1) 12,800 382,464 ------------------------------------------------------------------ J &J
Snack Foods Corp.(1) 4,800 106,320 19 OPPENHEIMER MAIN STREET SMALL CAP FUND STATEMENT OF INVESTMENTS
CONTINUED MARKET VALUE SHARES SEE NOTE 1 ================================================================
FOOD Continued Lance, Inc. 91,500 $ 1,235,250
---------------------------------------------------------------- Nash Finch Co. 35,000 826,000
---------------------------------------------------------------- Nature's Sunshine Products, Inc. 21,000
248,430 ---------------------------------------------------------------- O'Charley's, Inc.(1) 34,000
658,920 ---------------------------------------------------------------- Triarc Cos.(1) 20,500 537,100
------------ 6,807,868 ================================================================ FOOD &DRUG
RETAILERS--0.4% Duane Reade, Inc.(1) 10,000 325,000
---------------------------------------------------------------- Fleming Cos., Inc. 34,000 1,213,800
---------------------------------------------------------------- Pathmark Stores, Inc.(1) 28,000 688,800
------------ 2,227,600 ================================================================ HOUSEHOLD
GOODS--0.7% Church &Dwight Co., Inc. 52,700 1,341,215
---------------------------------------------------------------- Dial Corp. (The) 95,300 1,358,025
---------------------------------------------------------------- Nu Skin Asia Pacific, Inc., Cl. A 76,500
650,250 ---------------------------------------------------------------- Ruddick Corp. 26,000 440,700
------------ 3,790,190 ================================================================ TOBACCO--0.2%
DIMON, Inc. 81,000 810,000 ---------------------------------------------------------------- Standard
Commercial Corp. 14,000 238,840 ------------ 1,048,840
================================================================ ENERGY--9.1%
---------------------------------------------------------------- ENERGY SERVICES--3.1% Aquila, Inc.(1)
27,700 682,805 ---------------------------------------------------------------- Arch Coal, Inc. 7,700
199,199 ---------------------------------------------------------------- Cal Dive International, Inc.(1)
45,400 1,116,840 ---------------------------------------------------------------- Coflexip SA, Sponsored
ADR 8,000 603,793 ---------------------------------------------------------------- Covanta Energy
Corp.(1) 102,000 1,882,920 ---------------------------------------------------------------- Dril-Quip,
Inc.(1) 13,000 279,890 ---------------------------------------------------------------- Ensign Resource
Service Group, Inc. 198,300 1,966,536 ----------------------------------------------------------------
Global Industries Ltd.(1) 68,000 847,960 ----------------------------------------------------------------
Grey Wolf, Inc.(1) 405,000 1,620,000 ----------------------------------------------------------------
Headwaters, Inc.(1) 72,445 1,159,120 ----------------------------------------------------------------
Helmerich &Payne, Inc. 30,000 924,600 ----------------------------------------------------------------
National-Oilwell, Inc.(1) 23,000 616,400 ----------------------------------------------------------------
Oceaneering International, Inc.(1) 51,000 1,058,250
---------------------------------------------------------------- Patterson-UTI Energy, Inc.(1) 67,000
1,197,290 ---------------------------------------------------------------- Peabody Energy Corp.(1) 5,000
163,750 20 OPPENHEIMER MAIN STREET SMALL CAP FUND MARKET VALUE SHARES SEE NOTE 1
======================================================================= ENERGY SERVICES Continued
Piedmont Natural Gas Co., Inc. 15,000 $ 532,800
----------------------------------------------------------------------- Powell Industries, Inc.(1) 1,700
51,000 ----------------------------------------------------------------------- Superior Energy Services,
Inc.(1) 134,500 1,062,550 ----------------------------------------------------------------------- Tesco
Corp.(1) 138,800 1,563,969 ------------- 17,529,672
======================================================================= OIL: DOMESTIC--3.0% Brown (Tom),
Inc.(1) 18,500 444,000 ----------------------------------------------------------------------- Callon
Petroleum Co.(1) 88,000 1,042,800 -----------------------------------------------------------------------
Carbo Ceramics, Inc. 27,900 1,033,695
----------------------------------------------------------------------- Chieftain International, Inc.(1)
4,300 124,104 ----------------------------------------------------------------------- Chieftain
International, Inc.(1) 13,000 373,620
----------------------------------------------------------------------- Denbury Resources, Inc.(1) 16,000
150,400 ----------------------------------------------------------------------- FMC Technologies, Inc.(1)
20,700 427,455 ----------------------------------------------------------------------- Frontier Oil Corp.
131,000 1,735,750 ----------------------------------------------------------------------- Holly Corp.
22,000 808,500 ----------------------------------------------------------------------- HS Resources,
Inc.(1) 23,300 1,509,840 ----------------------------------------------------------------------- Ocean
Energy, Inc. 33,000 575,850 -----------------------------------------------------------------------
Patina Oil &Gas Corp. 19,600 519,400
----------------------------------------------------------------------- Pennzoil-Quaker State Co. 48,600
544,320 ----------------------------------------------------------------------- Prize Energy Corp., New
(formerly known as Vista Energy Resources, Inc.)(1) 42,300 816,390
----------------------------------------------------------------------- Quicksilver Resources, Inc.(1)
40,700 732,600 ----------------------------------------------------------------------- Spinnaker
Exploration Co.(1) 21,400 853,004 -----------------------------------------------------------------------
Sunoco, Inc. 39,000 1,428,570 -----------------------------------------------------------------------
Swift Energy Co.(1) 17,000 512,210
----------------------------------------------------------------------- Tesoro Petroleum Corp.(1) 44,000
554,400 ----------------------------------------------------------------------- Ultramar Diamond Shamrock
Corp. 34,000 1,606,500 ----------------------------------------------------------------------- Westport
Resources Corp.(1) 39,800 835,800 ------------- 16,629,208
======================================================================= OIL: INTERNATIONAL--3.0% Anderson
Exploration Ltd.(1) 38,727 782,145
----------------------------------------------------------------------- Canadian 88 Energy Corp.(1) 7,000
10,570 ----------------------------------------------------------------------- Canadian 88 Energy
Corp.(1) 381,000 564,872 ----------------------------------------------------------------------- Canadian
Hunter Exploration Ltd.(1) 70,400 1,716,394
----------------------------------------------------------------------- Canadian Natural Resources Ltd.
1,402 41,569 ----------------------------------------------------------------------- Canadian Natural
Resources Ltd. 2,322 68,623 -----------------------------------------------------------------------
Canadian Superior Energy, Inc. (formerly known as Prize Energy Corp.)(1) 622,124 614,909
----------------------------------------------------------------------- Compton Petroleum Corp.(1)
550,000 1,587,375 ----------------------------------------------------------------------- Lufkin
Industries, Inc. 10,600 292,560 21 OPPENHEIMER MAIN STREET SMALL CAP FUND STATEMENT OF INVESTMENTS
CONTINUED MARKET VALUE SHARES SEE NOTE 1
===================================================================== OIL: INTERNATIONAL Continued
Paramount Resources Ltd.(1) 135,600 $ 1,331,339
--------------------------------------------------------------------- Penn West Petroleum Ltd.(1) 22,300
573,076 --------------------------------------------------------------------- Rio Alto Exploration
Ltd.(1) 59,400 1,027,445 --------------------------------------------------------------------- Torch
Offshore, Inc.(1) 52,500 522,375 ---------------------------------------------------------------------
Trican Well Service Ltd.(1) 103,700 1,281,217
--------------------------------------------------------------------- Varco International, Inc.(1) 75,000
1,395,750 --------------------------------------------------------------------- Velvet Exploration
Ltd.(1) 453,500 2,399,582 --------------------------------------------------------------------- Ventus
Energy Ltd. 205,000 1,175,211 ---------------------------------------------------------------------
Vermilion Resources Ltd.(1) 239,800 1,700,216 ------------- 17,085,228
===================================================================== FINANCIAL--17.2%
--------------------------------------------------------------------- BANKS--9.2% 1st Source Corp. 32,050
897,400 --------------------------------------------------------------------- American Financial
Holdings, Inc. 48,000 1,132,800 ---------------------------------------------------------------------
American Home Mortgage Holdings, Inc. 58,700 698,823
--------------------------------------------------------------------- Andover Bancorp, Inc. 6,000 301,500
--------------------------------------------------------------------- Area Bancshares Corp. 14,000
231,000 --------------------------------------------------------------------- Arrow Financial Corp. 1,500
37,875 --------------------------------------------------------------------- Associated Banc-Corp 18,400
662,216 --------------------------------------------------------------------- BancFirst Corp. 6,000
241,500 --------------------------------------------------------------------- BancorpSouth, Inc. 32,000
544,000 --------------------------------------------------------------------- Banner Corp. 35,000 770,000
--------------------------------------------------------------------- BOK Financial Corp. 27,225 732,352
--------------------------------------------------------------------- Boston Private Financial Holdings,
Inc. 18,500 414,400 --------------------------------------------------------------------- Brookline
Bancorp, Inc. 42,000 589,680 ---------------------------------------------------------------------
Capitol Federal Financial 69,800 1,349,234
--------------------------------------------------------------------- City National Corp. 19,000 841,510
--------------------------------------------------------------------- Coastal Bancorp, Inc. 26,000
830,960 --------------------------------------------------------------------- Commerce Bancshares, Inc.
35,950 1,326,555 --------------------------------------------------------------------- Commercial Federal
Corp. 14,000 323,400 --------------------------------------------------------------------- Community
First Bankshares, Inc. 35,000 805,000
--------------------------------------------------------------------- Connecticut Bancshares, Inc. 10,700
280,126 --------------------------------------------------------------------- Corus Bankshares, Inc.
6,000 361,500 --------------------------------------------------------------------- Cullen/Frost Bankers,
Inc. 25,200 853,020 --------------------------------------------------------------------- Dime Community
Bancshares 45,000 1,526,400 --------------------------------------------------------------------- Downey
Financial Corp. 6,800 321,368 ---------------------------------------------------------------------
F.N.B. Corp. 43,050 1,269,975 --------------------------------------------------------------------- First
BanCorp 41,000 1,106,590 --------------------------------------------------------------------- First
Citizens BancShares, Inc., Cl. A 11,100 1,204,350
--------------------------------------------------------------------- First Commonwealth Financial Corp.
32,000 480,000 22 OPPENHEIMER MAIN STREET SMALL CAP FUND MARKET VALUE SHARES SEE NOTE 1
================================================================ BANKS Continued First Federal Capital
Corp. 1,100 $ 17,820 ---------------------------------------------------------------- First Financial
Bankshares, Inc. 6,500 201,500 ---------------------------------------------------------------- First
Indiana Corp. 21,000 546,630 ---------------------------------------------------------------- First
Midwest Bancorp, Inc. 6,000 177,900 ----------------------------------------------------------------
First Republic Bank(1) 43,000 1,053,500 ----------------------------------------------------------------
First Sentinel Bancorp, Inc. 69,000 936,330
---------------------------------------------------------------- First Virginia Banks, Inc. 6,500 306,280
---------------------------------------------------------------- Frontier Financial Corp. 11,000 308,000
---------------------------------------------------------------- Glacier Bancorp, Inc. 36,000 684,000
---------------------------------------------------------------- Hancock Holding Co. 6,000 257,700
---------------------------------------------------------------- Harbor Florida Bancshares, Inc. 55,800
1,068,570 ---------------------------------------------------------------- Hibernia Corp., Cl. A 83,200
1,480,960 ---------------------------------------------------------------- Independence Community Bank
Corp. 62,800 1,239,672 ---------------------------------------------------------------- Independent Bank
Corp.-Massachusetts 49,800 983,052 ----------------------------------------------------------------
Independent Bank Corp.-Michigan 45,500 1,117,025
---------------------------------------------------------------- Integra Bank Corp. 11,000 272,470
---------------------------------------------------------------- International Bancshares Corp. 7,500
315,000 ---------------------------------------------------------------- Irwin Financial Corp. 41,500
1,043,725 ---------------------------------------------------------------- MAF Bancorp, Inc. 60,600
1,860,420 ---------------------------------------------------------------- Main Street Banks, Inc. 13,500
238,680 ---------------------------------------------------------------- Mississippi Valley Bancshares,
Inc. 29,000 1,157,100 ---------------------------------------------------------------- NBT Bancorp, Inc.
65,000 1,254,500 ---------------------------------------------------------------- Pacific Northwest
Bancorp 47,000 1,174,530 ---------------------------------------------------------------- PFF Bancorp,
Inc. 20,000 500,000 ---------------------------------------------------------------- Prosperity
Bancshares, Inc. 38,000 909,340 ----------------------------------------------------------------
Provident Bankshares Corp. 59,850 1,492,659
---------------------------------------------------------------- R&G Financial Corp., Cl. B 34,000
545,700 ---------------------------------------------------------------- Republic Bancorp, Inc. 60,000
834,000 ---------------------------------------------------------------- Riggs National Corp. 16,000
271,840 ---------------------------------------------------------------- Roslyn Bancorp, Inc. 32,000
841,600 ---------------------------------------------------------------- S&TBancorp, Inc. 50,000
1,350,000 ---------------------------------------------------------------- Sandy Spring Bancorp, Inc.
10,000 322,000 ---------------------------------------------------------------- Seacoast Financial
Services Corp. 76,400 1,241,500 ---------------------------------------------------------------- Second
Bancorp, Inc. 13,500 309,150 ---------------------------------------------------------------- Sky
Financial Group, Inc. 13,000 246,090 ----------------------------------------------------------------
South Financial Group, Inc. (The) 40,800 770,304
---------------------------------------------------------------- St. Francis Capital Corp. 4,500 98,325
---------------------------------------------------------------- Staten Island Bancorp, Inc. 38,000
1,058,300 ---------------------------------------------------------------- Sterling Bancorp 13,100
400,860 ---------------------------------------------------------------- Sterling Bancshares, Inc. 62,100
1,191,078 ---------------------------------------------------------------- UCBH Holdings, Inc. 18,000
546,300 23 OPPENHEIMER MAIN STREET SMALL CAP FUND STATEMENT OF INVESTMENTS CONTINUED MARKET VALUE SHARES
SEE NOTE 1 =========================================================================== BANKS Continued
Umpqua Holdings Corp. 4,200 $ 53,802
--------------------------------------------------------------------------- United Bankshares, Inc.
42,000 1,125,600 --------------------------------------------------------------------------- United
National Bancorp 6,000 136,080 ------------- 52,073,426
=========================================================================== DIVERSIFIED FINANCIAL--2.7%
Actrade Financial Technologies Ltd.(1) 52,100 1,231,644
--------------------------------------------------------------------------- Allied Capital Corp. 20,000
463,000 --------------------------------------------------------------------------- American Capital
Strategies Ltd. 43,400 1,217,804
--------------------------------------------------------------------------- AmeriCredit Corp.(1) 7,200
374,040 --------------------------------------------------------------------------- Centennial Bancorp
39,700 327,525 --------------------------------------------------------------------------- Clark/Bardes,
Inc.(1) 600 13,380 --------------------------------------------------------------------------- Doral
Financial Corp. 47,000 1,612,100
--------------------------------------------------------------------------- Eaton Vance Corp. 9,600
334,080 --------------------------------------------------------------------------- eFunds Corp.(1)
62,987 1,171,558 --------------------------------------------------------------------------- Federal
Agricultural Mortgage Corp., Non-Vtg.(1) 34,900 1,116,102
--------------------------------------------------------------------------- Financial Federal Corp.(1)
53,500 1,548,825 --------------------------------------------------------------------------- First
American Corp. (The) 25,800 488,652
--------------------------------------------------------------------------- IBERIABANK Corp. 23,550
695,903 --------------------------------------------------------------------------- Jefferies Group, Inc.
30,000 972,000 --------------------------------------------------------------------------- John Nuveen
Co. (The), Cl. A 4,100 232,265
--------------------------------------------------------------------------- Jones Lang LaSalle, Inc.(1)
32,000 422,400 --------------------------------------------------------------------------- PMI Group,
Inc. (The) 9,500 690,270 ---------------------------------------------------------------------------
Raymond James Financial, Inc. 10,000 306,000
--------------------------------------------------------------------------- Resource America, Inc., Cl. A
26,900 352,390 --------------------------------------------------------------------------- Resource
Bancshares Mortgage Group, Inc. 17,000 124,100
--------------------------------------------------------------------------- Student Loan Corp. 5,000
348,750 --------------------------------------------------------------------------- WFS Financial,
Inc.(1) 34,222 1,052,327 ------------- 15,095,115
=========================================================================== INSURANCE--2.9% Alfa Corp.
6,000 148,200 --------------------------------------------------------------------------- AmerUs Group
Co. 44,000 1,560,680 --------------------------------------------------------------------------- Annuity
&LifeRE Holdings Ltd. 17,500 625,625
--------------------------------------------------------------------------- Commerce Group, Inc. (The)
41,000 1,508,390 --------------------------------------------------------------------------- Everest Re
Group Ltd. 10,000 748,000 ---------------------------------------------------------------------------
Fidelity National Financial, Inc. 22,000 540,540
--------------------------------------------------------------------------- Gallagher (Arthur J.) &Co.
39,400 1,024,400 --------------------------------------------------------------------------- Harleysville
Group, Inc. 23,500 699,125 24 OPPENHEIMER MAIN STREET SMALL CAP FUND MARKET VALUE SHARES SEE NOTE 1
==================================================================== INSURANCE Continued HCC Insurance
Holdings, Inc. 22,400 $ 548,800 --------------------------------------------------------------------
HealthExtras, Inc.(1) 21,300 201,924 --------------------------------------------------------------------
Hilb, Rogal &Hamilton Co. 22,700 993,125
-------------------------------------------------------------------- Kansas City Life Insurance Co. 6,000
240,000 -------------------------------------------------------------------- LandAmerica Financial Group,
Inc. 16,500 525,525 -------------------------------------------------------------------- Leucadia
National Corp. 8,200 266,090 -------------------------------------------------------------------- Old
Republic International Corp. 20,000 580,000
-------------------------------------------------------------------- Phoenix Cos., Inc. (The)(1) 11,800
219,480 -------------------------------------------------------------------- RenaissanceRe Holdings Ltd.
16,000 1,185,600 -------------------------------------------------------------------- StanCorp Financial
Group, Inc. 25,000 1,184,750 --------------------------------------------------------------------
Trenwick Group Ltd. 49,100 1,125,372 --------------------------------------------------------------------
Triad Guaranty, Inc.(1) 25,900 1,036,000
-------------------------------------------------------------------- Vesta Insurance Group, Inc. 44,600
488,370 -------------------------------------------------------------------- Willis Group Holdings
Ltd.(1) 42,700 757,925 -------------- 16,207,921
==================================================================== REAL ESTATE INVESTMENT TRUSTS--0.2%
Indymac Mortgage Holdings, Inc. 34,000 911,200
-------------------------------------------------------------------- SAVINGS &LOANS--2.2% BankAtlantic
Bancorp, Inc. 78,000 677,820 --------------------------------------------------------------------
BankUnited Financial Corp., Cl. A(1) 36,400 511,420
-------------------------------------------------------------------- CFS Bancorp, Inc. 31,000 428,730
-------------------------------------------------------------------- Commonwealth Bancorp, Inc. 21,300
380,631 -------------------------------------------------------------------- Fidelity Bankshares, Inc.
35,165 506,024 -------------------------------------------------------------------- First Essex Bancorp,
Inc. 17,150 423,948 -------------------------------------------------------------------- First Financial
Holdings, Inc. 42,000 966,000 -------------------------------------------------------------------- First
Niagara Financial Group, Inc. 11,000 170,830
-------------------------------------------------------------------- FirstFed Financial Corp.(1) 38,000
1,132,400 -------------------------------------------------------------------- Flagstar Bancorp, Inc.
41,000 856,900 -------------------------------------------------------------------- Flushing Financial
Corp. 19,840 474,374 -------------------------------------------------------------------- Hudson River
Bancorp, Inc. 40,500 733,050 -------------------------------------------------------------------- Local
Financial Corp.(1) 44,600 575,340 --------------------------------------------------------------------
OceanFirst Financial Corp. 6,000 155,640
-------------------------------------------------------------------- Sovereign Bancorp, Inc. 150,000
1,950,000 -------------------------------------------------------------------- Washington Federal, Inc.
46,800 1,147,536 -------------------------------------------------------------------- Webster Financial
Corp. 39,000 1,278,420 -------------- 12,369,063 25 OPPENHEIMER MAIN STREET SMALL CAP FUND STATEMENT OF
INVESTMENTS CONTINUED MARKET VALUE SHARES SEE NOTE 1
=========================================================================== HEALTHCARE--14.1%
-------------------------------------------------------------------------- HEALTHCARE/DRUGS--4.8% Adolor
Corp.(1) 41,500 $ 896,400 --------------------------------------------------------------------------
Advanced Neuromodulation Systems, Inc.(1) 2,300 59,800
-------------------------------------------------------------------------- AmSurg Corp., Cl. A(1) 28,450
840,698 -------------------------------------------------------------------------- Arena Pharmaceuticals,
Inc.(1) 32,100 978,729 -------------------------------------------------------------------------- ArQule,
Inc.(1) 18,400 398,544 -------------------------------------------------------------------------- Charles
River Laboratories International, Inc.(1) 24,000 834,000
-------------------------------------------------------------------------- CIMA Labs, Inc.(1) 14,000
1,099,000 -------------------------------------------------------------------------- Cubist
Pharmaceuticals, Inc.(1) 10,000 380,000
-------------------------------------------------------------------------- CV Therapeutics, Inc. 10,300
587,100 -------------------------------------------------------------------------- Delta&Pine Land Co.
9,000 176,850 -------------------------------------------------------------------------- Diagnostic
Products Corp. 31,600 1,049,120
-------------------------------------------------------------------------- Edwards Lifesciences Corp.(1)
53,000 1,397,080 -------------------------------------------------------------------------- Hemosol,
Inc.(1) 34,000 309,400 -------------------------------------------------------------------------- Idexx
Laboratories, Inc.(1) 28,100 878,125
-------------------------------------------------------------------------- Impax Laboratories, Inc.(1)
22,000 268,400 -------------------------------------------------------------------------- Kos
Pharmaceuticals, Inc.(1) 3,500 138,250
-------------------------------------------------------------------------- LifePoint Hospitals, Inc.(1)
2,700 119,556 -------------------------------------------------------------------------- Matrix
Pharmaceutical, Inc.(1) 24,000 250,320
-------------------------------------------------------------------------- OSI Pharmaceuticals, Inc.(1)
6,800 357,612 -------------------------------------------------------------------------- Owens &Minor,
Inc. 29,200 554,800 -------------------------------------------------------------------------- Perrigo
Co.(1) 130,000 2,169,700 --------------------------------------------------------------------------
Pharmaceutical Resources, Inc.(1) 6,000 184,140
-------------------------------------------------------------------------- PharmaNetics, Inc.(1) 24,000
252,240 -------------------------------------------------------------------------- Respironics, Inc.(1)
45,000 1,339,200 -------------------------------------------------------------------------- SangStat
Medical Corp.(1) 38,800 635,544
-------------------------------------------------------------------------- Scios-Nova, Inc.(1) 45,000
1,125,450 -------------------------------------------------------------------------- Serologicals
Corp.(1) 56,000 1,195,040 --------------------------------------------------------------------------
Sicor, Inc.(1) 48,000 1,108,800
-------------------------------------------------------------------------- Syncor International Corp.(1)
23,600 731,600 -------------------------------------------------------------------------- Taro
Pharmaceutical Industries Ltd.(1) 16,100 1,409,716
-------------------------------------------------------------------------- Telik, Inc.(1) 54,100 532,885
-------------------------------------------------------------------------- Trimeris, Inc.(1) 5,000
250,350 -------------------------------------------------------------------------- U.S. Physical Therapy,
Inc.(1) 67,500 1,077,975 -------------------------------------------------------------------------- V.I.
Technologies, Inc.(1) 17,400 223,590
-------------------------------------------------------------------------- Ventiv Health, Inc.(1) 61,000
1,259,040 -------------------------------------------------------------------------- ViroPharma, Inc.(1)
12,000 408,000 -------------------------------------------------------------------------- West
Pharmaceutical Services, Inc. 31,900 861,300
-------------------------------------------------------------------------- XOMA Ltd.(1) 47,000 801,820
-------------- 27,140,174 26 OPPENHEIMER MAIN STREET SMALL CAP FUND MARKET VALUE SHARES SEE NOTE 1
======================================================================= HEALTHCARE/SUPPLIES
&SERVICES--9.3%Accredo Health, Inc.(1) 30,500 $ 1,134,295
----------------------------------------------------------------------- AdvancePCS(1) 27,000 1,729,350
----------------------------------------------------------------------- Aksys Ltd.(1) 96,000 997,440
----------------------------------------------------------------------- Alberto-Culver Co., Cl. A 22,500
796,500 ----------------------------------------------------------------------- American Healthways,
Inc.(1) 800 30,816 ----------------------------------------------------------------------- Apria
Healthcare Group, Inc.(1) 29,000 836,650
----------------------------------------------------------------------- ATS Medical, Inc.(1) 17,000
256,020 ----------------------------------------------------------------------- Beverly Enterprises,
Inc.(1) 157,500 1,685,250 ----------------------------------------------------------------------- Brown
&Brown,Inc. 19,000 797,810 ----------------------------------------------------------------------- Cantel
Medical Corp.(1) 37,200 999,192 -----------------------------------------------------------------------
Caremark RX, Inc.(1) 76,000 1,250,200
----------------------------------------------------------------------- CONMED Corp.(1) 34,200 890,910
----------------------------------------------------------------------- Cooper Cos., Inc. (The) 37,000
1,901,800 ----------------------------------------------------------------------- CorVel Corp.(1) 36,500
1,359,625 ----------------------------------------------------------------------- Covance, Inc.(1)
102,000 2,310,300 ----------------------------------------------------------------------- Cytyc Corp.(1)
14,000 322,700 ----------------------------------------------------------------------- Datascope Corp.
27,400 1,262,866 ----------------------------------------------------------------------- DaVita, Inc.(1)
73,300 1,490,189 ----------------------------------------------------------------------- DIANON Systems,
Inc.(1) 11,500 523,250 ----------------------------------------------------------------------- Dynacare,
Inc.(1) 56,900 563,310 ----------------------------------------------------------------------- Dynacq
International, Inc.(1) 41,800 803,814
----------------------------------------------------------------------- ESC Medical Systems Ltd.(1)
24,000 692,400 ----------------------------------------------------------------------- First Health Group
Corp.(1) 29,600 713,952 ----------------------------------------------------------------------- Gentiva
Health Services, Inc.(1) 110,000 1,980,000
----------------------------------------------------------------------- Haemonetics Corp.(1) 38,500
1,174,250 ----------------------------------------------------------------------- ICU Medical, Inc.(1)
30,980 1,278,854 ----------------------------------------------------------------------- Invacare Corp.
42,000 1,622,460 ----------------------------------------------------------------------- Inverness
Medical Technology, Inc.(1) 3,600 133,200
----------------------------------------------------------------------- Ladish Co., Inc.(1) 31,600
422,492 ----------------------------------------------------------------------- Landauer, Inc. 10,300
309,000 ----------------------------------------------------------------------- Longs Drug Stores, Inc.
21,000 452,550 ----------------------------------------------------------------------- Manor Care,
Inc.(1) 52,000 1,651,000 ----------------------------------------------------------------------- Mid
Atlantic Medical Services, Inc.(1) 70,000 1,255,100
----------------------------------------------------------------------- Ocular Sciences, Inc.(1) 35,200
894,080 ----------------------------------------------------------------------- Option Care, Inc.(1)
45,000 684,000 ----------------------------------------------------------------------- Oxford Health
Plans, Inc.(1) 29,000 829,400 -----------------------------------------------------------------------
Pediatrix Medical Group, Inc.(1) 27,700 919,640
----------------------------------------------------------------------- Pharmaceutical Product
Development, Inc.(1) 40,800 1,244,808
----------------------------------------------------------------------- ResMed, Inc.(1) 35,000 1,769,250
27 OPPENHEIMER MAIN STREET SMALL CAP FUND STATEMENT OF INVESTMENTS CONTINUED MARKET VALUE SHARES SEE NOTE
1 ======================================================================== HEALTHCARE/SUPPLIES&SERVICES
Continued Schein (Henry), Inc.(1) 42,000 $ 1,682,520
------------------------------------------------------------------------ Sola International, Inc.(1)
81,500 1,149,965 ------------------------------------------------------------------------ SRI/Surgical
Express, Inc.(1) 25,000 760,250 ------------------------------------------------------------------------
Steris Corp.(1) 57,000 1,142,850 ------------------------------------------------------------------------
SurModics, Inc.(1) 24,200 1,422,960
------------------------------------------------------------------------ Sybron Dental Specialities,
Inc.(1) 59,300 1,215,057 ------------------------------------------------------------------------
Theragenics Corp.(1) 57,500 642,275
------------------------------------------------------------------------ Triad Hospitals, Inc.(1) 17,000
500,990 ------------------------------------------------------------------------ Unilab Corp.(1) 13,400
337,680 ------------------------------------------------------------------------ United Surgical Partners
International, Inc.(1) 23,700 568,800
------------------------------------------------------------------------ Universal Health Services, Inc.,
Cl. B(1) 17,500 796,250 ------------------------------------------------------------------------ Urocor,
Inc.(1) 11,200 175,280 ------------------------------------------------------------------------ Urologix,
Inc.(1) 29,600 541,976 ------------------------------------------------------------------------ Vital
Signs, Inc. 45,500 1,503,775 -------------- 52,409,351
======================================================================== TECHNOLOGY--7.6%
------------------------------------------------------------------------ COMPUTER HARDWARE--0.9% 3D
Systems Corp.(1) 77,700 1,320,900
------------------------------------------------------------------------ Daktronics, Inc.(1) 40,800
627,912 ------------------------------------------------------------------------ Intergraph Corp.(1)
105,000 1,617,000 ------------------------------------------------------------------------ Mentor
Graphics Corp.(1) 26,700 467,250 ------------------------------------------------------------------------
Mercury Computer Systems, Inc.(1) 12,000 529,200
------------------------------------------------------------------------ MTS Systems Corp. 10,300 142,037
------------------------------------------------------------------------ Pixelworks, Inc.(1) 12,600
450,324 ------------------------------------------------------------------------ Wilson Greatbatch
Technologies, Inc.(1) 3,800 110,200 -------------- 5,264,823
======================================================================== COMPUTER SERVICES--2.0% American
Management Systems, Inc.(1) 23,000 542,800
------------------------------------------------------------------------ Bel Fuse, Inc., Cl. A(1) 22,000
660,000 ------------------------------------------------------------------------ CACI International,
Inc., Cl. A(1) 43,000 2,021,000 ------------------------------------------------------------------------
F.Y.I., Inc.(1) 23,300 955,300 ------------------------------------------------------------------------
FactSet Research Systems, Inc. 21,400 763,980
------------------------------------------------------------------------ Global Payments, Inc. 65,000
1,956,500 ------------------------------------------------------------------------ Integral Systems,
Inc.(1,2) 25,000 573,088 ------------------------------------------------------------------------
MedQuist, Inc.(1) 54,000 1,602,720
------------------------------------------------------------------------ SkillSoft Corp.(1) 13,600
465,800 ------------------------------------------------------------------------ Travelocity.com, Inc.(1)
15,600 478,920 ------------------------------------------------------------------------ Websense, Inc.(1)
55,600 1,112,000 -------------- 11,132,108 28 OPPENHEIMER MAIN STREET SMALL CAP FUND MARKET VALUE SHARES
SEE NOTE 1 ================================================================== COMPUTER SOFTWARE--3.0%
Ansoft Corp.(1) 67,900 $ 1,154,300 ------------------------------------------------------------------
ANSYS, Inc.(1) 34,100 638,352 ------------------------------------------------------------------ Axcelis
Technologies, Inc.(1) 100,000 1,480,000
------------------------------------------------------------------ Catapult Communications Corp.(1)
58,700 1,320,750 ------------------------------------------------------------------ Century Business
Services, Inc.(1) 125,300 676,620 ------------------------------------------------------------------ EPIQ
Systems, Inc.(1) 40,900 1,050,721 ------------------------------------------------------------------
Fair, Isaac &Co., Inc. 24,800 1,533,136
------------------------------------------------------------------ IDX Systems Corp.(1) 28,000 336,280
------------------------------------------------------------------ Innodata Corp.(1) 64,200 197,736
------------------------------------------------------------------ Manhattan Associates, Inc.(1) 4,500
178,875 ------------------------------------------------------------------ MSC.Software Corp.(1) 7,700
144,375 ------------------------------------------------------------------ Numerical Technologies,
Inc.(1) 25,000 525,000 ------------------------------------------------------------------ Open Text
Corp.(1) 60,000 1,408,200 ------------------------------------------------------------------ PEC
Solutions, Inc.(1) 43,700 965,770 ------------------------------------------------------------------
PLATO Learning, Inc.(1) 30,200 934,690 ------------------------------------------------------------------
ProQuest Co.(1) 9,700 300,700 ------------------------------------------------------------------
Renaissance Learning, Inc.(1) 12,000 607,080
------------------------------------------------------------------ SeeBeyond Technology Corp.(1) 24,100
289,200 ------------------------------------------------------------------ Structural Dynamics Research
Corp.(1) 36,000 882,000 ------------------------------------------------------------------ Sunquest
Information Systems, Inc.(1) 16,400 390,156
------------------------------------------------------------------ TALX Corp. 48,500 1,937,575
-------------- 16,951,516 ==================================================================
COMMUNICATIONS EQUIPMENT--0.4% Anixter International, Inc.(1) 14,000 429,800
------------------------------------------------------------------ Black Box Corp.(1) 4,000 269,440
------------------------------------------------------------------ ESCO Technologies, Inc.(1) 45,800
1,380,870 ------------------------------------------------------------------ Opticnet, Inc.(1,2) 13,300
-- -------------- 2,080,110 ==================================================================
ELECTRONICS--1.3% Analogic Corp. 4,100 186,755
------------------------------------------------------------------ Bio-Rad Laboratories, Inc., Cl. A(1)
6,000 298,800 ------------------------------------------------------------------ Checkpoint Systems,
Inc.(1) 33,900 603,420 ------------------------------------------------------------------ EDO Corp.
30,400 484,880 ------------------------------------------------------------------ Electro Scientific
Industries, Inc.(1) 30,300 1,154,430 ------------------------------------------------------------------
Engineered Support Systems, Inc. 16,000 627,040
------------------------------------------------------------------ InterCept Group, Inc. (The)(1) 42,000
1,596,000 ------------------------------------------------------------------ Itron, Inc.(1) 40,200
762,594 ------------------------------------------------------------------ Monolithic System Technology,
Inc.(1) 86,100 951,405 ------------------------------------------------------------------ Universal
Electronics, Inc.(1) 40,100 721,800 -------------- 7,387,124 29 OPPENHEIMER MAIN STREET SMALL CAP FUND
STATEMENT OF INVESTMENTS CONTINUED MARKET VALUE SHARES SEE NOTE 1
======================================================================== TRANSPORTATION--2.1% AIR
TRANSPORTATION--0.2% Atlantic Coast Airlines Holdings, Inc.(1) 30,400 $ 911,696
------------------------------------------------------------------------ RAILROADS&TRUCKERS--1.3% Arnold
Industries, Inc. 86,200 1,668,832
------------------------------------------------------------------------ Genesee &Wyoming, Inc., Cl. A(1)
41,550 810,225 ------------------------------------------------------------------------ Heartland
Express, Inc.(1) 45,000 1,026,000
------------------------------------------------------------------------ Quixote Corp. 47,000 1,342,790
------------------------------------------------------------------------ RailAmerica, Inc.(1) 91,500
1,044,930 ------------------------------------------------------------------------ Werner Enterprises,
Inc. 17,000 412,250 ------------------------------------------------------------------------ XTRA
Corp.(1) 6,000 297,600 ------------------------------------------------------------------------ Yellow
Corp.(1) 31,000 588,380 --------------- 7,191,007
======================================================================== SHIPPING--0.6% OMI Corp.(1)
130,000 729,300 ------------------------------------------------------------------------ Overseas
Shipholding Group, Inc. 47,000 1,435,380
------------------------------------------------------------------------ Roadway Corp. 11,900 282,863
------------------------------------------------------------------------ Stelmar Shipping Ltd.(1) 69,000
1,200,600 ======================================================================== 3,648,143
--------------- UTILITIES--1.8% ------------------------------------------------------------------------
ELECTRIC UTILITIES--0.5% AGL Resources, Inc. 2,300 54,625
------------------------------------------------------------------------ BLack Hills Corp. 10,700 430,461
------------------------------------------------------------------------ Conectiv, Inc. 29,700 641,520
------------------------------------------------------------------------ Energen Corp. 17,000 469,200
------------------------------------------------------------------------ NorthWestern Corp. 26,000
582,400 ------------------------------------------------------------------------ South Jersey Industries,
Inc. 9,000 280,350 ------------------------------------------------------------------------ UniSource
Energy Corp. 27,800 638,566 3,097,122 ---------------
======================================================================== GAS UTILITIES--1.3% Cascade
Natural Gas Corp. 12,000 255,600 ------------------------------------------------------------------------
Equitable Resources, Inc. 38,200 1,272,442
------------------------------------------------------------------------ NICOR, Inc. 12,000 467,760
------------------------------------------------------------------------ Questar Corp. 32,000 792,320
------------------------------------------------------------------------ Southwestern Energy Co.(1)
108,000 1,323,000 ------------------------------------------------------------------------ UGI Corp.
6,000 162,000 ------------------------------------------------------------------------ Western Gas
Resources, Inc. 85,400 2,784,040 --------------- 7,057,162 --------------- Total Common Stocks (Cost
$459,573,040) 541,848,211 30 OPPENHEIMER MAIN STREET SMALL CAP FUND PRINCIPAL MARKET VALUE AMOUNT SEE
NOTE 1 ==========================================================================================
REPURCHASE AGREEMENTS--3.4% Repurchase agreement with PaineWebber, Inc., 4.01%, dated 6/29/01, to be repurchased at $18,818,286 on 7/2/01, collateralized by Federal National Mortgage Assn., 5.50%-8%,
12/1/13-6/1/31, with a value of $19,231,379 (Cost $18,812,000) $ 18,812,000 $ 18,812,000
----------------------------------------------------------------------------------------- TOTAL
INVESTMENTS, AT VALUE (COST $478,385,040) 99.6% 560,660,211
----------------------------------------------------------------------------------------- OTHER ASSETS
NET OF LIABILITIES 0.4 2,409,562
----------------------------------------------------------------------------------------- NET ASSETS
100.0% $ 563,069,773
----------------------------------------------------------------------------------------- FOOTNOTES TO
STATEMENT OF INVESTMENTS 1. Non-income-producing security. 2. Identifies issues considered to be illiquid or restricted--See Note 6 of Notes to Financial Statements. Affiliated company. Represents ownership of at least 5% of the voting securities of the issuer, and is or was an affiliate, as defined in the
Investment Company Act of 1940, at or during the period ended June 30, 2001. There were no affiliate securities held by the Fund as of June 30, 2001. Transactions during the period in which the the issuer was an affiliate are as follows: SHARES SHARES JUNE 30, GROSS GROSS JUNE 30, 2000 ADDITIONS REDUCTIONS
2001
------------------------------------------------------------------------------------------------------
Canadian Superior Energy, Inc. (formerly known as Prize Energy Corp.) 1,985,249 -- 1,363,125 622,124 SEE
ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 31 OPPENHEIMER MAIN STREET SMALL CAP FUND STATEMENT OF ASSETS
AND LIABILITIES JUNE 30, 2001
============================================================================================== ASSETS
Investments, at value (cost $478,385,040)--see accompanying statement $ 560,660,211
---------------------------------------------------------------------------------------------- Cash
43,242 ----------------------------------------------------------------------------------------------
Unrealized appreciation on foreign currency contracts 103
----------------------------------------------------------------------------------------------
Receivables and other assets: Investments sold 8,176,858 Shares of beneficial interest sold 5,656,740
Interest and dividends 226,111 Other 41,443 ---------------- Total assets 574,804,708
==============================================================================================
LIABILITIES Payables and other liabilities: Investments purchased 10,931,211 Distribution and service plan fees 302,698 Shares of beneficial interest redeemed 293,266 Shareholder reports 83,067 Transfer and shareholder servicing agent fees 42,015 Other 82,678 ---------------- Total liabilities 11,734,935
============================================================================================== NET ASSETS
$ 563,069,773 ================
==============================================================================================
COMPOSITION OF NET ASSETS Paid-in capital $ 485,894,052
----------------------------------------------------------------------------------------------
Accumulated net investment loss (129,090)
----------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investments and foreign currency transactions (4,969,837)
---------------------------------------------------------------------------------------------- Net
unrealized appreciation (depreciation) on investments and translation of assets and liabilities denominated in foreign currencies 82,274,648 ---------------- NET ASSETS $ 563,069,773 ================
32 OPPENHEIMER MAIN STREET SMALL CAP FUND
=================================================================================== NET ASSET VALUE PER
SHARE Class A Shares: Net asset value and redemption price per share (based on net assets of $294,780,393 and 19,623,533 shares of beneficial interest outstanding) $ 15.02 Maximum offering price per share (net asset value plus sales charge of 5.75% of offering price) $ 15.94
---------------------------------------------------------------------------------- Class B Shares: Net
asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $177,478,885 and 11,988,564 shares of beneficial interest outstanding)
$ 14.80 ---------------------------------------------------------------------------------- Class C
Shares: Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $89,814,130 and 6,065,319 shares of beneficial interest outstanding) $ 14.81 ----------------------------------------------------------------------------------
Class N Shares: Net asset value, redemption price (excludes applicable contingent deferred sales charge)
and offering price per share (based on net assets of $994,854 and 66,322 shares of beneficial interest outstanding) $ 15.00 ----------------------------------------------------------------------------------
Class Y Shares: Net asset value, redemption price and offering price per share (based on net assets of
$1,511 and 100 shares of beneficial interest outstanding) $ 15.11 SEE ACCOMPANYING NOTES TO FINANCIAL
STATEMENTS. 33 OPPENHEIMER MAIN STREET SMALL CAP FUND STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30,
2001 ========================================================================================= INVESTMENT
INCOME Dividends (net of foreign withholding taxes of $9,114) $ 1,974,114
----------------------------------------------------------------------------------------- Interest
734,231 -------------- Total income 2,708,345 ============ ============== EXPENSES Management fees
2,888,009 -----------------------------------------------------------------------------------------
Distribution and service plan fees: Class A 480,204 Class B 1,279,835 Class C 605,674 Class N 730
----------------------------------------------------------------------------------------- Transfer and
shareholder servicing agent fees: Class A 426,672 Class B 264,912 Class C 126,441 Class N 379 Class Y 1
----------------------------------------------------------------------------------------- Shareholder
reports 347,485 -----------------------------------------------------------------------------------------
Custodian fees and expenses 13,069
----------------------------------------------------------------------------------------- Trustees'
compensation 4,803
----------------------------------------------------------------------------------------- Other 87,612
-------------- Total expenses 6,525,826 Less reduction to custodian expenses (10,758) -------------- Net expenses 6,515,068
========================================================================================= NET INVESTMENT
LOSS (3,806,723)
========================================================================================= REALIZED AND
UNREALIZED GAIN (LOSS) Net realized gain (loss) on: Investments 17,182,383 Foreign currency transactions
(337,113) -------------- Net realized gain (loss) 16,845,270
----------------------------------------------------------------------------------------- Net change in unrealized appreciation (depreciation) on: Investments 25,734,749 Translation of assets and liabilities denominated in foreign currencies (117,373) -------------- Net change 25,617,376 -------------- Net realized and unrealized gain (loss) 42,462,646
========================================================================================= NET INCREASE IN
NET ASSETS RESULTING FROM OPERATIONS $ 38,655,923 ============== SEE ACCOMPANYING NOTES TO FINANCIAL
STATEMENTS. 34 OPPENHEIMER MAIN STREET SMALL CAP FUND STATEMENTS OF CHANGES IN NET ASSETS YEAR ENDED
PERIOD ENDED JUNE 30, 2001 JUNE 30, 2000(1)
=====================================================================================================
OPERATIONS Net investment income (loss) $ (3,806,723) $ (1,594,739)
----------------------------------------------------------------------------------------------------- Net
realized gain (loss) 16,845,270 3,932,369
----------------------------------------------------------------------------------------------------- Net
change in unrealized appreciation (depreciation) 25,617,376 56,657,272 --------------- -----------------
Net increase (decrease) in net assets resulting from operations 38,655,923 58,994,902
=====================================================================================================
DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS Distributions from net realized gain: Class A (11,296,401)
(103,503) Class B (6,848,507) (73,371) Class C (3,179,103) (30,682) Class N -- -- Class Y (79) (2)
=====================================================================================================
BENEFICIAL INTEREST TRANSACTIONS Net increase (decrease) in net assets resulting from beneficial interest transactions: Class A 143,557,768 111,751,357 Class B 73,742,602 78,616,337 Class C 43,053,395 35,220,463
Class N 905,674 -- Class Y -- --
===================================================================================================== NET
ASSETS Total increase 278,591,272 284,375,501
-----------------------------------------------------------------------------------------------------
Beginning of period 284,478,501 103,000(2) --------------- ------------------ End of period (including accumulated net investment loss of $129,090 for the year ended June 30, 2001) $ 563,069,773 $ 284,478,501
=============== ================= 1. For the period from August 2, 1999 (inception of offering) to June
30, 2000. 2. Reflects the value of the Manager's initial seed money investment at June 29, 1999. SEE
ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 35 OPPENHEIMER MAIN STREET SMALL CAP FUND FINANCIAL
HIGHLIGHTS CLASS A CLASS B YEAR YEAR ENDED ENDED JUNE 30, JUNE 30, 2001 2000(1) 2001 2000(1)
=========================================================================================================
PER SHARE OPERATING DATA Net asset value, beginning of period $ 14.77 $ 10.00 $ 14.68 $ 10.00
---------------------------------------------------------------------------------------------------------
Income (loss) from investment operations: Net investment loss (.08) (.06) (.14) (.11) Net realized and unrealized gain (loss) 1.12 4.85 1.05 4.81 ----------------------------------------------------- Total
income (loss) from investment operations 1.04 4.79 .91 4.70
---------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders: Distributions from net realized gain (.79) (.02) (.79)
(.02)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period $ 15.02 $ 14.77 $ 14.80 $ 14.68
=====================================================
=========================================================================================================
TOTAL RETURN, AT NET ASSET VALUE(2) 7.66% 47.98% 6.79% 47.08%
=========================================================================================================
RATIOS/SUPPLEMENTAL DATA Net assets, end of period (in thousands) $ 294,780 $ 141,721 $ 177,479 $ 99,060
---------------------------------------------------------------------------------------------------------
Average net assets (in thousands) $ 205,916 $ 75,295 $ 128,350 $ 51,951
---------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3) Net investment loss (0.60)% (0.82)% (1.36)% (1.53)% Expenses 1.28% 1.50%
2.05% 2.21%
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate 181% 108% 181% 108% 1. For the period from August 2, 1999 (inception of offering)
to June 30, 2000. 2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. 3. Annualized for periods of less than one full year. SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 36 OPPENHEIMER MAIN
STREET SMALL CAP FUND CLASS C CLASS N YEAR PERIOD ENDED ENDED JUNE 30, JUNE 30, 2001 2000(1) 2001(2)
======================================================================================== PER SHARE
OPERATING DATA Net asset value, beginning of period $ 14.68 $ 10.00 $ 13.53
---------------------------------------------------------------------------------------- Income (loss)
from investment operations: Net investment loss (.13) (.10) (.02) Net realized and unrealized gain (loss)
1.05 4.80 1.49 ------------------------------------ Total income (loss) from investment operations .92
4.70 1.47 ----------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders: Distributions from net realized gain (.79) (.02) --
---------------------------------------------------------------------------------------- Net asset value, end of period $ 14.81 $ 14.68 $ 15.00 ====================================
======================================================================================== TOTAL RETURN, AT
NET ASSET VALUE(3) 6.86% 47.08% 10.87%
========================================================================================
RATIOS/SUPPLEMENTAL DATA Net assets, end of period (in thousands) $ 89,814 $ 43,695 $ 995
---------------------------------------------------------------------------------------- Average net
assets (in thousands) $ 60,762 $ 21,984 $ 445
---------------------------------------------------------------------------------------- Ratios to
average net assets:(4) Net investment loss (1.36)% (1.54)% (0.76)% Expenses 2.05% 2.21% 1.59%
---------------------------------------------------------------------------------------- Portfolio
turnover rate 181% 108% 181% 1. For the period from August 2, 1999 (inception of offering) to June 30,
2000. 2. For the period from March 1, 2001 (inception of offering) to June 30, 2001. 3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. 4. Annualized for periods of less than one full year. SEE
ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 37 OPPENHEIMER MAIN STREET SMALL CAP FUND FINANCIAL
HIGHLIGHTS CONTINUED CLASS Y YEAR ENDED JUNE 30, 2001 2000(1)
========================================================================== PER SHARE OPERATING DATA Net
asset value, beginning of period $ 14.82 $ 10.00
------------------------------------------------------------------------- Income (loss) from investment operations: Net investment loss (.05) (.04) Net realized and unrealized gain (loss) 1.13 4.88 --------
-------- Total income (loss) from investment operations 1.08 4.84
------------------------------------------------------------------------- Dividends and/or distributions to shareholders: Distributions from net realized gain (.79) (.02)
------------------------------------------------------------------------- Net asset value, end of period
$ 15.11 $ 14.82 ======== ========
========================================================================= TOTAL RETURN, AT NET ASSET
VALUE(2) 7.90% 48.48% =========================================================================
RATIOS/SUPPLEMENTAL DATA Net assets, end of period (in thousands) $ 2 $ 1
------------------------------------------------------------------------- Average net assets (in thousands) $ 2 $ 1 ------------------------------------------------------------------------- Ratios to
average net assets:(3) Net investment loss (0.23)% (0.37)% Expenses 0.89% 1.18%
------------------------------------------------------------------------- Portfolio turnover rate 181%
108% 1. For the period from August 2, 1999 (inception of offering) to June 30, 2000. 2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. 3. Annualized for periods of less than one full year. SEE
ACCOMPANYING NOTES TO FINANCIAL STATEMENTS. 38 OPPENHEIMER MAIN STREET SMALL CAP FUND NOTES TO FINANCIAL
STATEMENTS ================================================================================ 1.
SIGNIFICANT ACCOUNTING POLICIES Oppenheimer Main Street Small Cap Fund (the Fund) is an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek capital appreciation. The Fund's investment advisor is OppenheimerFunds,
Inc. (the Manager). The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class
B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans.
Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
-------------------------------------------------------------------------------- SECURITIES VALUATION.
Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the
Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value). 39 OPPENHEIMER MAIN STREET SMALL CAP FUND NOTES TO FINANCIAL STATEMENTS
CONTINUED ================================================================================ 1. SIGNIFICANT
ACCOUNTING POLICIES Continued FOREIGN CURRENCY TRANSLATION. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into
U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions. The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.
-------------------------------------------------------------------------------- REPURCHASE AGREEMENTS.
The Fund requires its custodian bank to take possession, to have legally segregated in the Federal
Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.
-------------------------------------------------------------------------------- ALLOCATION OF INCOME,
EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
-------------------------------------------------------------------------------- FEDERAL TAXES. The Fund
intends to continue to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required. --------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. 40
OPPENHEIMER MAIN STREET SMALL CAP FUND
-------------------------------------------------------------------------------- CLASSIFICATION OF
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Net investment income (loss) and net realized gain (loss)
may differ for financial statement and tax purposes primarily because of the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund. The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended
June 30, 2001, amounts have been reclassified to reflect a decrease in paid-in capital of $1,034,135, a decrease in accumulated net investment loss of $3,677,633, and an increase in accumulated net realized loss on investments of $2,643,498. Net assets of the Fund were unaffected by the reclassifications.
-------------------------------------------------------------------------------- INVESTMENT INCOME.
Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
-------------------------------------------------------------------------------- SECURITY TRANSACTIONS.
Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost.
-------------------------------------------------------------------------------- OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. 41 OPPENHEIMER MAIN STREET SMALL CAP FUND NOTES TO FINANCIAL
STATEMENTS CONTINUED ================================================================================ 2.
SHARES OF BENEFICIAL INTEREST The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows: YEAR
ENDED JUNE 30, 2001(1) PERIOD ENDED JUNE 30, 2000(2) SHARES AMOUNT SHARES AMOUNT
-----------------------------------------------------------------------------------------------------
CLASS A Sold 13,028,868 $ 184,589,914 11,029,007 $ 129,912,372 Dividends and/or distributions reinvested
789,486 10,673,853 8,382 98,911 Redeemed (3,787,385) (51,705,999) (1,454,825) (18,259,926)
------------------------------------------------------------------- Net increase (decrease) 10,030,969 $
143,557,768 9,582,564 $ 111,751,357 ===================================================================
-----------------------------------------------------------------------------------------------------
CLASS B Sold 6,254,301 $ 87,722,672 7,409,304 $ 87,079,411 Dividends and/or distributions reinvested
464,503 6,215,061 5,719 67,313 Redeemed (1,478,445) (20,195,131) (666,918) (8,530,387)
------------------------------------------------------------------- Net increase (decrease) 5,240,359 $
73,742,602 6,748,105 $ 78,616,337 ===================================================================
-----------------------------------------------------------------------------------------------------
CLASS C Sold 3,546,090 $ 49,426,281 3,277,979 $ 39,061,579 Dividends and/or distributions reinvested
209,417 2,804,094 2,495 29,373 Redeemed (666,269) (9,176,980) (304,493) (3,870,489)
------------------------------------------------------------------- Net increase (decrease) 3,089,238 $
43,053,395 2,975,981 $ 35,220,463 ===================================================================
-----------------------------------------------------------------------------------------------------
CLASS N Sold 66,698 $ 911,127 -- $ -- Dividends and/or distributions reinvested -- -- -- -- Redeemed
(376) (5,453) -- -- ------------------------------------------------------------------- Net increase
(decrease) 66,322 $ 905,674 -- $ -- ===================================================================
-----------------------------------------------------------------------------------------------------
CLASS Y Sold -- $ -- -- $ -- Dividends and/or distributions reinvested -- -- -- -- Redeemed -- -- -- --
------------------------------------------------------------------- Net increase (decrease) -- $ -- -- $
-- =================================================================== 1. For the year ended June 30,
2001, for Class A, B, C and Y shares and for the period from March 1, 2001 (inception of offering) to
June 30, 2001, for Class N shares. 2. For the period from August 2, 1999 (inception of offering) to June
30, 2000. 42 OPPENHEIMER MAIN STREET SMALL CAP FUND
================================================================================ 3. PURCHASES AND SALES
OF SECURITIES The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended June 30, 2001, were $929,729,696 and $700,178,024, respectively. As of June 30, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $479,240,604 was: Gross unrealized appreciation $ 96,328,368 Gross unrealized depreciation (14,908,761) --------------- Net unrealized appreciation (depreciation) $
81,419,607 =============== 4. FEES AND OTHER TRANSACTIONS WITH AFFILIATES MANAGEMENT FEES. Management
fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 0.75% of the first $200 million of average annual net assets of the Fund, 0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million and 0.60% of average annual net assets in excess of $800 million. The Fund's management fee for the year ended June
30, 2001, was an annualized rate of 0.73%.
-------------------------------------------------------------------------------- TRANSFER AGENT FEES.
OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS an agreed upon per account fee.
-------------------------------------------------------------------------------- DISTRIBUTION AND SERVICE
PLAN FEES. Under its General Distributor's Agreement with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.
The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated. AGGREGATE CLASS A COMMISSIONS COMMISSIONS
COMMISSIONS COMMISSIONS FRONT-END FRONT-END ON CLASS A ON CLASS B ON CLASS C ON CLASS N SALES CHARGES
SALES CHARGES SHARES SHARES SHARES SHARES ON CLASS A RETAINED BY ADVANCED BY ADVANCED BY ADVANCED BY
ADVANCED BY YEAR ENDED SHARES DISTRIBUTOR DISTRIBUTOR(1) DISTRIBUTOR(1) DISTRIBUTOR(1) DISTRIBUTOR(1)
-------------
--------------------------------------------------------------------------------------------- June 30,
2001 $1,418,890 $ 448,413 $ 131,792 $2,069,956 $ 370,022 $ 7,299 1. The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale. CLASS A CLASS B CLASS C CLASS N CONTINGENT CONTINGENT
CONTINGENT CONTINGENT DEFERRED DEFERRED DEFERRED DEFERRED SALES CHARGES SALES CHARGES SALES CHARGES SALES
CHARGES RETAINED BY RETAINED BY RETAINED BY RETAINED BY YEAR ENDED DISTRIBUTOR DISTRIBUTOR DISTRIBUTOR
DISTRIBUTOR -------------------------------------------------------------------------------- June 30,
2001 $-- $ 170,769 $ 16,372 $-- 43 OPPENHEIMER MAIN STREET SMALL CAP FUND NOTES TO FINANCIAL STATEMENTS
CONTINUED ================================================================================ 4. FEES AND
OTHER TRANSACTIONS WITH AFFILIATES Continued The Fund has adopted a Service Plan for Class A shares and
Distribution and Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the Investment
Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.
-------------------------------------------------------------------------------- CLASS A SERVICE PLAN
FEES. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to 0.25% of average annual net assets of Class A shares purchased. The
Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares of the Fund. For the year ended June 30, 2001, payments under the Class A plan totaled $480,204, all of which were paid by the Distributor to recipients, and included $43,215 paid to an affiliate of the Manager. Any unreimbursed expenses the
Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years. -------------------------------------------------------------------------------- CLASS B, CLASS C
AND CLASS N DISTRIBUTION AND SERVICE PLAN FEES. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid. The Distributor retains the asset-based sales charge on Class B shares. The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The
Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on
Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares. The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the
Fund under the plans. If any plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods. 44 OPPENHEIMER MAIN STREET SMALL CAP FUND
Distribution fees paid to the Distributor for the year ended June 30, 2001, were as follows:
DISTRIBUTOR'S DISTRIBUTOR'S AGGREGATE AGGREGATE UNREIMBURSED UNREIMBURSED EXPENSES AS % TOTAL PAYMENTS
AMOUNT RETAINED EXPENSES OF NET ASSETS UNDER PLAN BY DISTRIBUTOR UNDER PLAN OF CLASS
-------------------------------------------------------------------------------- Class B Plan $1,279,835
$1,093,288 $3,125,975 1.76% Class C Plan 605,674 295,292 644,889 0.72 Class N Plan 730 -- 7,844 0.79
================================================================================ 5. FOREIGN CURRENCY
CONTRACTS A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of Assets and Liabilities as a receivable or payable and in the
Statement of Operations with the change in unrealized appreciation or depreciation. The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.
As of June 30, 2001, the Fund had outstanding foreign currency contracts as follows: CONTRACT VALUATION
AS OF UNREALIZED CONTRACT DESCRIPTION EXPIRATION DATE AMOUNT (000S) JUNE 30, 2001 APPRECIATION
--------------------------------------------------------------------------------------------- CONTRACTS
TO PURCHASE Canadian Dollar (CAD) 7/5/01 CAD224 $ 147,720 $ 103
================================================================================ 6. ILLIQUID OR
RESTRICTED SECURITIES As of June 30, 2001, investments in securities included issues that are illiquid or restricted. Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the Board of Trustees as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Fund intends to invest no more than 10% of its net assets (determined at the time of purchase and reviewed periodically) 45 OPPENHEIMER MAIN STREET SMALL CAP FUND NOTES TO FINANCIAL
STATEMENTS CONTINUED ================================================================================ 6.
ILLIQUID OR RESTRICTED SECURITIES Continued in illiquid or restricted securities. Certain restricted securities, eligible for resale to qualified institutional investors, are not subject to that limitation.
The aggregate value of llliquid or restricted securities subject to this limitation as of June 30, 2001, was $573,088, which represents 0.10% of the Fund's net assets, all of which is considered restricted.
Information concerning restricted securities is as follows: VALUATION PER UNREALIZED ACQUISITION COST
UNIT AS OF APPRECIATION SECURITY DATE PER UNIT JUNE 30, 2001 (DEPRECIATION)
-------------------------------------------------------------------------------- STOCKS AND WARRANTS
Integral Systems, Inc. 2/15/00 $ 31.00 $ 22.92 $ (201,913) Opticnet, Inc. 10/26/00 -- -- --
================================================================================ 7. BANK BORROWINGS The
Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively. Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08% per annum. The Fund had no borrowings outstanding during the year ended or at June 30, 2001. 46 OPPENHEIMER MAIN STREET SMALL CAP FUND
INDEPENDENT AUDITORS' REPORT
================================================================================ TO THE SHAREHOLDERS AND
BOARD OF TRUSTEES OF OPPENHEIMER MAIN STREET SMALL CAP FUND: We have audited the accompanying statement of assets and liabilities of Oppenheimer Main Street Small Cap Fund, including the statement of investments, as of June 30, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for the periods indicated, and the financial highlights for the period then ended and the period August 2, 1999 (inception of offering) to June 30, 2000. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of
America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Main Street Small Cap Fund as of June 30, 2001, the results of its operations for the year then ended, the changes in its net assets for the periods indicated, and the financial highlights for the period then ended and the period August 2, 1999 (inception of offering) to
June 30, 2000, in conformity with accounting principles generally accepted in the United States of
America.

/s/DELOITTE &TOUCHE LLP
-------------------------
DELOITTE&TOUCHE LLP
Denver, Colorado July 23,2001

OPPENHEIMER MAIN STREET SMALL CAP FUND

                                                    Appendix A

                                                RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below.
Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
-------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk.
Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as with Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than those of Aaa securities.

A: Bonds rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa: Bonds rated Baa are considered medium grade obligations; that is, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated Ba are judged to have speculative elements. Their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate and not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds rated B generally lack characteristics of desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated Caa are of poor standing and may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds rated Ca represent obligations which are speculative in a high degree and are often in default or have other marked shortcomings.

C:  Bonds rated C are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier "1" indicates that the obligation ranks in the higher end of its category; the modifier "2" indicates a mid-range ranking and the modifier "3" indicates a ranking in the lower end of the category.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to repay punctually senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage, while sound, may be subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
-------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA: Bonds rated "AAA" have the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA:  Bonds rated "AA" differ from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Bonds rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB:  Bonds rated BB are less vulnerable to nonpayment than other speculative issues. However, these face major uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B:  A bond rated B is more vulnerable to nonpayment than an obligation rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation.

CCC: A bond rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.
CC:  An obligation rated CC is currently highly vulnerable to nonpayment.

C: The C rating may used where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

D:  Bonds rated D are in default. Payments on the obligation are not being made on the date due.

The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1: Rated in the highest category. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the issuer's capacity to meet its financial obligation is very strong.

A-2:  Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B:  Regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C:  Currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D:  In payment default. Payments on the obligation have not been made on the due date. The rating may also be used if a bankruptcy petition has been filed or similar actions jeopardize payments on the obligation.

Fitch, Inc.
-------------------------------------------------------------------------------------------------------------------
International Long-Term Credit Ratings

Investment Grade:
AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rates in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. `DDD'
obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest.
`DD' indicates potential recoveries in the range of 50%-90%, and `D' the lowest recovery potential, i.e., below
50%.
Entities rated in this category have defaulted on some or all of their obligations. Entities rated 'DDD' have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated `DD' and `D' are generally undergoing a formal reorganization or liquidation process;
those rated `DD' are likely to satisfy a higher portion of their outstanding obligations, while entities rated
`D' have a poor prospect for repaying all obligations.

Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories. Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1:  Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added
"+" to denote any exceptionally strong credit feature.

F2:   Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3:   Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B:    Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C:      High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

                                                   Appendix B

                                              Industry Classifications

Aerospace/Defense                                            Food and Drug Retailers
Air Transportation                                           Gas Utilities
Asset-Backed                                                 Health Care/Drugs
Auto Parts and Equipment                                     Health Care/Supplies & Services
Automotive                                                   Homebuilders/Real Estate
Bank Holding Companies                                       Hotel/Gaming
Banks                                                        Industrial Services
Beverages                                                    Information Technology
Broadcasting                                                 Insurance
Broker-Dealers                                               Leasing & Factoring
Building Materials                                           Leisure
Cable Television                                             Manufacturing
Chemicals                                                    Metals/Mining
Commercial Finance                                           Nondurable Household Goods
Communication Equipment                                      Office Equipment
Computer Hardware                                            Oil - Domestic
Computer Software                                            Oil - International
Conglomerates                                                Paper
Consumer Finance                                             Photography
Consumer Services                                            Publishing
Containers                                                   Railroads & Truckers
Convenience Stores                                           Restaurants
Department Stores                                            Savings & Loans
Diversified Financial                                        Shipping
Diversified Media                                            Special Purpose Financial
Drug Wholesalers                                             Specialty Printing
Durable Household Goods                                      Specialty Retailing
Education                                                    Steel
Electric Utilities                                           Telecommunications - Long Distance
Electrical Equipment                                         Telephone - Utility
Electronics                                                  Textile, Apparel & Home Furnishings
Energy Services                                              Tobacco
Entertainment/Film                                           Trucks and Parts
Environmental                                                Wireless Services
Food

                                                    Appendix C

                          OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares1 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2
That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans3
(4)      Group Retirement Plans4
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or
                SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.                      Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject
to the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months of the end of the calendar month of their purchase, as described in the Prospectus
(unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."4
This waiver provision applies to:
-        Purchases of Class A shares aggregating $1 million or more.
-        Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001.
-        Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
(2)      by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that
              Plan has made special arrangements with the Distributor for those purchases.
      -           Purchases of Class A shares by  Retirement  Plans that have any of the  following  record-keeping arrangements:
(1)      The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on a
              daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch
              Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between
              Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable
              Investments").
(2)      The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill
              Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
         (3)            The record keeping for a Retirement Plan is handled under a service agreement with Merrill
         Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees
         (as determined by the Merrill Lynch plan conversion manager).
      -           Purchases  by a Retirement  Plan whose record  keeper had a  cost-allocation  agreement  with the
      Transfer Agent on or before March 1, 2001.

II.                                Waivers of Class A Sales Charges of Oppenheimer Funds

A.  Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
-        The Manager or its affiliates.
-        Present or former officers, directors, trustees and employees (and their "immediate families") of the
         Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
-        Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
-        Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the
         Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
-        Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
         Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
-        Investment advisors and financial planners who have entered into an agreement for this purpose with the
         Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
-        "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the
         Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
-        Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
-        Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
-        A unit investment trust that has entered into an appropriate agreement with the Distributor.
-        Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
         Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
-        Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue
         Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
-        A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through
         DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.  Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
      -           Shares  issued in plans of  reorganization,  such as mergers,  asset  acquisitions  and  exchange offers, to which the Fund is a party.
-        Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
-        Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid.
         This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund,
         Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
-        Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid
         Trust Series.
-        Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C.  Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
      -           To make Automatic  Withdrawal Plan payments that are limited  annually to no more than 12% of the account value adjusted annually.
-        Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts
         (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
-        For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
(3)      To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.5
(5)      Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue
                Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue
                Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.6
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) if the plan has made special arrangements with the
                Distributor.
(11)     Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
      -           For  distributions  from 401(k)  plans  sponsored  by  broker-dealers  that have  entered  into a special agreement with the Distributor allowing this waiver.

                  III. Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.  Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
-        Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the
         applicable Prospectus.
-        Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social
         Security Administration.
-        Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
-        Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
-        Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
-        Redemptions, requested in writing by a Retirement Plan sponsor, of Class C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds.
-        Distributions7 from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.8
(5)      To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue
                Code.
(8)      For loans to participants or beneficiaries.9
(9)      On account of the participant's separation from service.10
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the
                Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
(11)     Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
         (12)           For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10%
         of the account's value, adjusted annually.
         (13)           Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         (14)   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
         -    Redemptions  of Class B shares or Class C shares under an Automatic  Withdrawal  Plan from an account other than a Retirement  Plan if the  aggregate  value of the redeemed  shares does not exceed 10% of the account's value annually.

B.  Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B, Class C and Class N shares sold or issued in the following cases:
-        Shares sold to the Manager or its affiliates.
-        Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Shares issued in plans of reorganization to which the Fund is a party.
-        Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV.       Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                                Former Quest for Value Funds

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:

    Oppenheimer Quest Value Fund, Inc.                     Oppenheimer Small Cap Value Fund
    Oppenheimer Quest Balanced Value Fund                  Oppenheimer Quest Global Value Fund, Inc.
    Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized)
into various Oppenheimer funds on November 24, 1995:

  Quest for Value U.S. Government Income Fund               Quest for Value New York Tax-Exempt Fund
  Quest for Value Investment Quality Income Fund            Quest for Value National Tax-Exempt Fund
  Quest for Value Global Income Fund                        Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."
The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
      -           acquired by such  shareholder  pursuant to an exchange of shares of an Oppenheimer  fund that was one of the Former Quest for Value Funds, or
         -        purchased  by such  shareholder  by  exchange  of shares of  another  Oppenheimer  fund that were acquired  pursuant  to the merger of any of the Former  Quest for Value Funds into that other  Oppenheimer  fund on
November 24, 1995.

A.  Reductions or Waivers of Class A Sales Charges.

         - -  Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

------------------------------ ---------------------------- ---------------------------- ----------------------------
Number of Eligible Employees   Initial Sales Charge as a    Initial Sales Charge as a    Concession as % of
or Members                     % of Offering Price          % of Net Amount Invested     Offering Price
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                                2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At  least  10  but  not  more             2.00%                        2.04%                        1.60%
than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals
who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the
Distributor.

         - -  Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
              -   Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who
                  acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA
                  Family of Funds.
              -   Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.
         - -  Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the
Employee Retirement Income Security Act of 1974 and regulations adopted under that law.

B.  Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         - -  Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an
Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged.
Those shares must have been purchased prior to March 6, 1995 in connection with:
                  -        withdrawals  under an automatic  withdrawal  plan holding only either Class B or Class C shares if the annual  withdrawal  does not exceed 10% of the initial value of the account  value, adjusted annually, and
                  -        liquidation of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         - -  Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24,
1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A,
Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former
Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6,
1995, but prior to November 24, 1995:
-        redemptions  following the death or disability of the  shareholder(s)  (as evidenced by a determination of total disability by the U.S. Social Security Administration);
-        withdrawals  under an automatic  withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
                  -        liquidation of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

    V. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                   Connecticut Mutual Investment Accounts, Inc.

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds
(referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:

Connecticut Mutual Liquid Account                             Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account              CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account                             CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account                             CMIA Diversified Income Account

A.  Prior Class A CDSC and Class A Sales Charge Waivers.

         -    Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former
Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
(1)      persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were
                $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the
                Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
(2)      persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge.

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

         -    Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March
18, 1996, and still holds Class A shares:
(1)      any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former
                Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the
                Combined Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former
                Connecticut Mutual Funds or a Fund into which such Fund merged;
(2)      any participant in a qualified plan, provided that the total initial amount invested by the plan in the
                Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
(3)      Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
(4)      employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
(5)      one or more members of a group of at least 1,000 persons (and persons who are retirees from such group)
                engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between
                CMFS and such group; and
(6)      an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the
Panorama Separate Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the
Fund.

B.  Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or
Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
(1)      by the estate of a deceased shareholder;
(2)      upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
(3)      for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
(4)      as tax-free returns of excess contributions to such retirement or employee benefit plans;
(5)      in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
(6)      in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
(7)      in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
(8)      in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
(9)      as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's
                Articles of Incorporation, or as adopted by the Board of Directors of the Fund.

VI.      Special Reduced Sales Charge for Former Shareholders of Advance America Fund, Inc.

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income
Fund and Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four
Oppenheimer funds at a maximum sales charge rate of 4.50%.

          VII. Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities
                                                       Fund

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11,
1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
-        the Manager and its affiliates,
-        present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
-        registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
-        dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
-        employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
-        dealers, brokers, or registered investment advisors that had entered into an agreement with the
         Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and dealers,  brokers or registered  investment  advisors that had entered into an agreement  with the  Distributor  or prior distributor of the Fund's shares to sell shares to defined  contribution  employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

Oppenheimer Main(R)Street Small Cap Fund

Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, NY 10018

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, NY 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1-800-525-7048

Custodian Bank
         The Bank of New York
         One Wall Street
         New York, New York 10015

Independent Auditors
         Deloitte & Touche LLP
         555 Seventeenth Street, Suite 3600
         Denver, Colorado 80202-3942

Legal Counsel
         Myer, Swanson, Adams & Wolf, P.C.
         1600 Broadway
         Denver, Colorado 80202

PX847.1001

--------
1 Messrs. Bowen, Cameron , and Marshall are not Directors of Panorama Series Fund, Inc.  Messrs. Armstrong,
Bowen, Cameron, Fossel, and Marshall are not Managing General Partners of Centennial American Fund, L.P. Mr.
Murphy is not a Trustee or Managing General Partner of any of the Centennial Funds.
2  In accordance with Rule 12b-1 of the Investment Company Act, the term "Independent Trustees" in this Statement of Additional Information refers to those Trustees who are not "interested persons" of the Fund and who do not have any direct or indirect financial interest in the operation of the distribution plan or any agreement under the plan.
1 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
2 In the case of Oppenheimer Senior Floating Rate Fund, a continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early Withdrawal Charges and references to "redemptions" mean
"repurchases" of shares.
3 An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the Internal
Revenue Code, under which Class N shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers.
These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
4 The term "Group  Retirement  Plan" means any  qualified  or  non-qualified  retirement  plan for  employees  of a corporation  or sole  proprietorship,  members and employees of a partnership  or  association  or other  organized group of persons (the members of which may include other groups),  if the group has made special  arrangements with the  Distributor  and all members of the group  participating  in (or who are eligible to participate  in) the plan purchase  shares of an Oppenheimer  fund or funds through a single  investment  dealer,  broker or other  financial institution  designated by the group.  Such plans  include 457 plans,  SEP-IRAs,  SARSEPs,  SIMPLE plans and 403(b)
plans other than plans for public  school  employees.  The term "Group  Retirement  Plan" also  includes  qualified retirement  plans and  non-qualified  deferred  compensation  plans and IRAs that purchase shares of an Oppenheimer fund or funds through a single  investment  dealer,  broker or other  financial  institution  that has made special arrangements with the Distributor.

4 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class
C shares of one or more Oppenheimer funds held by the Plan for more than one year.
5 This provision does not apply to IRAs.
6 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
7 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
8 This provision does not apply to IRAs.
9 This provision does not apply to loans from 403(b)(7) custodial plans.
10 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.